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MORGAN STANLEY SPECTRUM SERIES

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

SUPPLEMENT
TO
PROSPECTUS DATED MAY 1, 2006

        You should read this supplement together with the prospectus dated May 1, 2006. All page and section references in this supplement relate to the prospectus, except references to pages preceded by "S-", which relate to this supplement.

The date of this Supplement is January 18, 2007.

(i)

SUMMARY

        The following updates the information about the escrow agent for the Morgan Stanley Spectrum Series on the cover page and pages 4 and 137.

        Due to an October 1, 2006, transaction that united the corporate trust businesses of JPMorgan Chase and The Bank of New York, the escrow agent for the Morgan Stanley Spectrum Series is now The Bank of New York.

        The following replaces the second sentence under the sub-caption "—Investment Considerations" on page 3.

        You should purchase units in a partnership only if you have considered the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership.

        The following updates the information under the sub-caption "—Fees to be Paid by the Partnerships" on page 7.

        Effective November 1, 2006, the monthly management fee payable to each of EMC and Rabar was reduced from 1/4 of 1% (a 3% annual rate) to 5/24 of 1% (a 2.5% annual rate). Also, effective November 1, 2006, the monthly incentive fee payable to each of EMC and Rabar was increased from 15% to 17.5% of the trading profits experienced with respect to the net assets allocated to EMC and Rabar, respectively, as of the end of each calendar month.

        The following updates and replaces the break even analysis contained on the cover page, page 8 and in the risk factor "—Each partnership incurs substantial changes" beginning on page 12.

Break Even Analysis

        Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described under the sub-caption "—Fees to be Paid by the Partnership" on page 7 of the prospectus and above in the supplement to the prospectus.

	$5,000 Investment
	Spectrum Select	Spectrum Technical	Spectrum Strategic	Spectrum Global Balanced	Spectrum Currency
	$	$	$	$	$
Management Fee(1)	131.50	130.50	140.00	62.50	100.00
Brokerage Fee	300.00	300.00	300.00	230.00	230.00
Less: Interest Income (2)	(200.00)	(200.00)	(200.00)	(250.00)	(200.00)
Incentive Fee (3)	—	—	—	—	—
Redemption Charge (4)	102.04	102.04	102.04	102.04	102.04
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	333.54	332.54	342.04	144.54	232.04
Trading profits as percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	6.67%	6.65%	6.84%	2.89%	4.64%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	231.50	230.50	240.00	42.50	130.00
Trading profits as percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	4.63%	4.61%	4.80%	0.85%	2.60%

(1)
Due to the varying management fees payable to each trading advisor for Spectrum Select, Spectrum Technical and Spectrum Strategic a blended rate of 2.63%, 2.61% and 2.80% was used for Spectrum Select, Spectrum Technical and Spectrum Strategic, respectively, for this calculation.

(2)
The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 5.00%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(3)
Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(4)
Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

RISK FACTORS

        The following updates and replaces the following risk factors on pages 10-12.

        The partnerships' trading is highly leveraged, which accentuates the trading profit or trading loss on a trade. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

        The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below, is the average of the underlying value of each partnership's month-end positions for the period November 2005 through October 2006, as compared to the average month-end net assets of the partnership during such period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-66 to S-80.

Spectrum Select	15.0 times net assets
Spectrum Technical	16.7 times net assets
Spectrum Strategic	5.8 times net assets
Spectrum Global Balanced	8.5 times net assets
Spectrum Currency	4.6 times net assets

        Options trading can be more volatile than futures trading. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

        During the period November 2005 through October 2006, only Spectrum Strategic engaged in any significant options trading. Solely for the purpose of quantifying each partnership's options trading as compared to their overall trading, the general partner has calculated a margin level for each partnership's month-end options positions on a futures equivalent basis. Set forth below for Spectrum Strategic is the average month-end margin level for its options positions as a percent of its total average month-end margin requirements for the period November 2005 through October 2006. You should be aware, however, that in the future the level of each partnership's options trading could vary significantly.

%
Spectrum Strategic	4.2

        Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges.

  •
  Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on non-U.S. exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

  •
  Positions on non-U.S. exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

  •
  A partnership could incur losses when determining the value of its non-U.S. positions in U.S. dollars because of fluctuations in exchange rates.

        Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on non-U.S. exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end estimated margin requirements for the period November 2005 through October 2006, that relate to futures and options contracts on non-U.S. exchanges as compared to the partnership's total average month-end estimated margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on non-U.S. exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on non-U.S. exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	38.5
Spectrum Technical	36.4
Spectrum Strategic	22.5
Spectrum Global Balanced	50.3
Spectrum Currency	0.0

        The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forward contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forward contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forward contract. Because trading in the forward markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forward contracts in foreign currency with Morgan Stanley & Co., they are at risk to the creditworthiness and trading practices of Morgan Stanley & Co., as the counterparty to the trades.

        As the counterparty to all of the partnerships' foreign currency forward contracts, Morgan Stanley & Co. requires the partnerships to make margin deposits to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average month-end estimated margin requirements for foreign currency forward contracts for the period November 2005 through October 2006, as compared to the partnership's total average month-end estimated margin requirements. Although such contracts are not exchange-traded, and therefore not subject to exchange-set margin requirements, the estimated margin requirements for foreign currency forward contracts used in the percentages below are representative of the margin requirements for similar contracts traded on an exchange. This information will provide you with a sense of the magnitude of those partnerships' trading in the forward contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forward contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	18.3
Spectrum Technical	17.2
Spectrum Strategic	19.7
Spectrum Global Balanced	1.1
Spectrum Currency	100.0

FIDUCIARY RESPONSIBILITY AND LIABILITY

  The following updates and supplements the first full paragraph on page 20.

        It is the position of the SEC and some state securities regulators that indemnification in connection with violations of the securities laws is against public policy and void.

DESCRIPTION OF CHARGES

        The following updates the information under the sub-caption "—Charges to Each Partnership—Spectrum Select" relating to the fees payable to the trading advisors on page 21.

        Effective November 1, 2006, the monthly management fee payable to each of EMC and Rabar was reduced from 1/4 of 1% (a 3% annual rate) to 5/24 of 1% (a 2.5% annual rate). Also, effective November 1, 2006, the monthly incentive fee payable to each of EMC and Rabar was increased from 15% to 17.5% of the trading profits experienced with respect to the net assets allocated to EMC and Rabar, respectively, as of the end of each calendar month.

USE OF PROCEEDS

        The following updates and replaces the table presented on page 30.

        At each monthly closing, the trading advisors for each partnership will be allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership, in the following proportions:

Spectrum Select	Additions as of January 31, 2007	Redemptions as of January 31, 2007		Percentage of net assets allocated to each trading advisor as of October 31, 2006
	%	%		%
EMC Capital Management, Inc.	10	0		10.75
Northfield Trading L.P.	0	0		6.40
Rabar Market Research, Inc.	30	33	1/3	34.27
Sunrise Capital Management, Inc.	30	33	1/3	34.40
Graham Capital Management, L.P.
Selective Trading Program*	0	0		6.10
Global Diversified Program	30	33	1/3	8.08
Spectrum Technical
Campbell & Company, Inc.	0	0		27.83
Chesapeake Capital Corporation	30	40		33.47
John W. Henry & Company, Inc.	20	40		18.72
Winton Capital Management Limited	50	20		19.98
Spectrum Strategic
Blenheim Capital Management, L.L.C.	40	30		55.91
Eclipse Capital Management, Inc.	25	40		24.36
FX Concepts (Trading Advisor), Inc.	35	30		19.73
Spectrum Global Balanced
SSARIS Advisors, LLC	100	100		100
Spectrum Currency
John W. Henry & Company, Inc.	50	50		50.09
Sunrise Capital Partners, LLC	50	50		49.91

*
Effective January 31, 2007, Spectrum Select's net assets, with the consent of the general partner, will no longer trade pursuant to Graham's Selective Trading Program. The withdrawal of Spectrum Select's net assets from Graham's Selective Trading Program will be reallocated to Graham's Global Diversified Program.

THE SPECTRUM SERIES

        The following updates and replaces the table under the sub-caption "—General" on page 31.

        Following is a summary of information relating to the sale of units of each partnership through October 31, 2006:

	Units Sold	Units Available For Sale	Total Proceeds Received	General Partner Contributions	Number of Limited Partners	Net Asset Value Per Unit
			$	$		$
Spectrum Select*	41,444,360.809	15,169,606.291	921,273,862	5,070,000	45,722	28.25
Spectrum Technical	61,131,042.610	22,868,957.390	1,094,382,601	6,311,984	54,984	21.97
Spectrum Strategic	25,487,172.672	12,012,827.328	321,606,156	1,731,000	19,390	15.91
Spectrum Global Balanced	8,408,837.363	8,091,162.637	119,487,312	533,234	5,881	15.58
Spectrum Currency	27,005,699.518	24,994,300.482	352,388,910	4,191,645	23,630	10.54

*
The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

        The following updates, through October 31, 2006, and replaces the performance capsules under the sub-caption "—Performance Records" beginning on page 35. You should read the footnotes on page 38, which are an integral part of the following capsules.

Capsule I

Performance of Spectrum Select

Type of pool: publicly-offered fund
Inception of trading: August 1991
Aggregate subscriptions: $926,343,862
Current capitalization: $533,857,388
Current net asset value per unit: $28.25
Worst monthly % drawdown past five years: (13.12)% (November 2001)
Worst monthly % drawdown since inception: (13.72)% (January 1992)
Worst month-end peak-to-valley drawdown past five years: (25.20)% (15 months, February 2004-April 2005)
Worst month-end peak-to-valley drawdown since inception: (26.77)% (15 months, May 1995-August 1996)
Cumulative return since inception: 182.50%

	Monthly Performance
Month	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	2.59	(7.31)	2.14	4.70	(1.25)	1.36	2.86	(2.90)	0.87	3.93	(0.38)	(8.13)	(11.67)	0.31	(13.72)
February	(2.31)	1.27	8.17	4.11	(6.89)	1.93	(2.17)	5.45	2.16	4.75	(12.11)	9.61	(6.79)	14.85	(6.09)
March	3.53	(2.43)	(0.90)	(8.99)	3.77	7.27	(2.08)	(2.50)	0.23	0.31	(0.22)	20.58	12.57	(0.60)	(3.91)
April	8.36	(5.29)	(10.67)	1.02	(3.11)	(6.93)	(3.78)	3.70	(6.72)	(5.46)	4.07	9.06	(0.95)	10.35	(1.86)
May	(0.71)	2.95	(3.95)	8.99	3.48	(0.53)	1.58	(4.38)	1.78	(1.18)	(3.65)	11.08	6.84	1.95	(1.42)
June	(2.94)	2.83	(4.71)	(2.91)	12.00	(1.78)	(4.44)	0.34	0.93	0.16	1.37	(1.70)	10.30	0.21	7.19
July	(4.67)	(0.41)	(3.24)	(1.98)	4.67	(0.13)	(2.42)	(4.40)	(0.97)	9.74	(1.44)	(10.61)	(4.91)	13.90	10.72
August	(0.11)	0.27	(2.97)	0.31	3.42	2.53	4.71	(0.44)	19.19	(6.22)	(0.46)	(4.81)	(6.95)	(0.95)	6.69	(6.20)
September	(0.60)	1.55	0.12	(2.77)	5.18	6.70	(1.84)	1.69	6.24	0.93	3.34	(7.76)	1.25	(4.13)	(5.24)	6.32
October	0.36	(2.08)	3.72	2.78	(6.12)	6.01	0.44	(8.39)	(5.14)	(3.77)	13.30	(3.35)	(4.78)	(4.97)	(3.17)	(2.28)
November		5.01	8.39	(3.02)	(4.56)	(13.12)	6.47	3.29	(4.16)	0.62	6.76	1.37	5.68	(1.30)	1.39	(2.93)
December		(0.72)	0.70	8.48	5.57	0.25	8.52	1.62	1.19	3.35	(3.36)	11.19	(2.72)	8.13	(3.58)	38.67
Compound Annual/ Period Rate of Return	2.91	(4.95)	(4.72)	9.62	15.40	1.65	7.14	(7.56)	14.17	6.22	5.27	23.62	(5.12)	41.62	(14.45)	31.19
	(10 months)															(5 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Spectrum Technical

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $1,100,694,585
Current capitalization: $710,782,305
Current net asset value per unit: $21.97
Worst monthly % drawdown past five years: (15.59)% (November 2001)
Worst monthly % drawdown since inception: (15.59)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (26.56)% (13 months, March 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (26.56)% (13 months, March 2001-April 2002)
Cumulative return since inception: 119.70%

	Monthly Performance
Month
	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%
January	4.52	(7.49)	2.74	12.76	(1.88)	(0.81)	1.21	(4.96)	(1.16)	3.67	4.78	(1.84)
February	(3.94)	(0.55)	9.85	6.60	(3.41)	1.94	(1.19)	2.48	0.41	1.13	(6.39)	5.10
March	7.88	(1.10)	(3.91)	(9.17)	(2.90)	11.38	(1.54)	(2.48)	1.31	(1.82)	1.24	10.21
April	4.46	(5.35)	(9.90)	1.44	(3.20)	(11.10)	(4.02)	7.18	(4.62)	(2.93)	4.82	3.60
May	(2.81)	3.69	(2.76)	6.38	5.64	(0.37)	(0.43)	(5.00)	3.28	(3.75)	(3.84)	0.69
June	(3.86)	5.69	(5.21)	(7.42)	15.02	(3.62)	(2.78)	5.13	(1.10)	0.69	3.21	(1.12)
July	(2.66)	(0.40)	(4.76)	(3.04)	9.65	(3.36)	(3.96)	(3.90)	(0.98)	9.33	(4.80)	(2.44)
August	(0.74)	0.00	(1.96)	3.39	4.40	1.34	3.74	0.95	10.29	(5.97)	(0.35)	(0.63)
September	(3.28)	(1.13)	2.94	(5.41)	6.43	8.19	(8.61)	(1.51)	4.35	1.85	5.50	(3.33)
October	(0.54)	(2.41)	6.89	9.14	(6.75)	5.37	2.90	(9.96)	(0.73)	0.36	9.92	(0.09)
November		6.77	12.51	1.20	(4.68)	(15.59)	12.28	1.84	(6.17)	1.01	8.34	0.93	(0.90)
December		(2.27)	0.25	7.66	5.20	2.47	12.06	3.83	5.98	4.57	(3.88)	6.09	(1.31)
Compound Annual/Period Rate of Return	(1.74)	(5.37)	4.37	22.98	23.31	(7.15)	7.85	(7.51)	10.18	7.49	18.35	17.59	(2.20)
	(10 months)												(2 months)

Capsule III

Performance of Spectrum Strategic

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $323,337,156
Current capitalization: $194,164,887
Current net asset value per unit: $15.91
Worst monthly % drawdown past five years: (7.13)% (October 2002)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (19.03)% (17 months, March 2004-August 2005)
Worst month-end peak-to-valley drawdown since inception: (43.28)% (10 months, December 1999-October 2000)
Cumulative return since inception: 59.10%

	Monthly Performance
Month
	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%
January	6.56	(3.23)	0.49	13.78	2.09	(0.94)	(1.96)	(3.55)	5.32	(0.66)	3.71	(3.50)
February	(4.04)	(0.14)	7.86	(2.21)	2.51	0.48	(18.47)	11.76	(3.37)	10.09	(10.29)	1.45
March	8.00	(3.55)	2.32	(4.28)	4.62	1.04	(2.05)	(3.45)	0.37	6.77	(0.97)	7.86
April	7.73	(2.95)	(6.49)	1.87	(4.94)	(1.69)	(10.15)	2.00	(11.06)	(6.90)	6.08	0.00
May	(1.13)	(1.75)	(1.01)	0.00	1.37	(0.10)	10.13	(13.38)	(7.40)	0.78	(3.05)	(0.66)
June	(0.66)	0.70	(0.54)	(1.28)	8.00	(3.34)	(7.82)	21.85	(0.89)	(1.63)	(2.86)	(6.38)
July	(2.66)	0.46	(4.38)	(1.86)	(0.42)	(1.38)	3.71	(1.00)	(5.26)	7.65	(4.91)	(0.81)
August	(1.61)	(1.83)	(0.07)	4.29	2.26	(0.60)	(8.26)	5.31	11.82	(4.93)	1.14	4.00
September	(3.84)	1.87	3.01	3.00	3.10	3.83	(10.40)	13.27	19.03	(6.03)	5.11	(0.39)
October	4.26	(1.60)	(0.63)	3.45	(7.13)	1.07	(6.84)	(9.55)	8.44	(6.24)	2.92	0.30
November		6.68	1.33	(2.23)	(5.97)	1.15	6.56	4.85	(7.94)	(2.22)	3.49	2.76	0.10
December		3.20	0.55	8.57	4.72	0.09	10.75	9.39	2.76	5.62	(2.65)	6.24	0.00
Compound Annual/Period Rate of Return	12.20	(2.61)	1.75	24.00	9.38	(0.57)	(33.06)	37.23	7.84	0.37	(3.53)	10.49	0.10
	(10 months)												(2 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule IV

Performance of Spectrum Global Balanced

Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $120,020,546
Current capitalization: $41,640,607
Current net asset value per unit: $15.58
Worst monthly % drawdown past five years: (4.16)% (September 2002)
Worst monthly % drawdown since inception: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown past five years: (15.49)% (52 months, January 2001-April 2005)
Worst month-end peak-to-valley drawdown since inception: (17.43)% (71 months, April 1999-April 2005)
Cumulative return since inception: 55.80%

	Monthly Performance
Month
	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%
January	1.05	(2.33)	(0.90)	0.34	(1.23)	0.55	(0.93)	(0.06)	2.25	3.35	0.41	1.32
February	(0.39)	0.42	2.09	2.67	(1.69)	(3.36)	0.94	(0.06)	1.49	3.16	(7.92)	4.62
March	2.09	(1.54)	(1.85)	(2.60)	0.25	2.91	3.10	0.00	2.24	(2.50)	(1.08)	2.88
April	3.71	(2.62)	(3.58)	2.19	(2.09)	(0.31)	(4.57)	4.13	(1.78)	(1.65)	1.27	2.15
May	(2.46)	4.00	(1.08)	4.89	(0.19)	0.25	(1.32)	(4.99)	(0.35)	1.68	(3.13)	4.38
June	(2.21)	0.91	(0.07)	(0.19)	1.30	(3.08)	(0.26)	2.28	0.00	3.64	0.46	0.79
July	(2.78)	1.25	(2.53)	(1.09)	(0.83)	0.00	(2.18)	(1.67)	(1.19)	11.89	0.83	(1.39)
August	2.66	0.34	0.28	0.00	0.97	0.51	3.01	(0.19)	2.55	(5.92)	(0.82)	(1.41)
September	0.52	0.41	(0.21)	(1.16)	(4.16)	(1.20)	(3.94)	(0.50)	5.11	3.26	2.30	1.61
October	0.32	0.14	0.42	(0.92)	(0.80)	2.75	2.25	(1.77)	1.18	(1.69)	3.77	0.26
November		3.33	1.05	(1.32)	2.08	(0.06)	(0.52)	1.93	2.66	(0.37)	4.76	2.72	(0.50)
December		0.07	0.83	3.48	(4.02)	0.93	5.79	1.96	1.27	3.07	(3.88)	2.99	(1.21)
Compound Annual/ Period Rate of Return	2.30	4.24	(5.56)	6.18	(10.12)	(0.31)	0.87	0.75	16.36	18.23	(3.65)	22.79	(1.70)
	(10 months)												(2 months)

Capsule V

Performance of Spectrum Currency

Type of pool: publicly-offered fund
Inception of trading: July 2000
Aggregate subscriptions: $356,580,555
Current capitalization: $158,400,218
Current net asset value per unit: $10.54
Worst monthly % drawdown past five years: (11.24)% (January 2005)
Worst monthly % drawdown since inception: (11.24)% (January 2005)
Worst month-end peak-to-valley drawdown past five years: (34.80) (31 months, December 2003-July 2006)
Worst month-end peak-to-valley drawdown since inception: (34.80)% (31 months, December 2003-July 2006)
Cumulative return since inception: 5.40%

	Monthly Performance
Month
	2006	2005	2004	2003	2002	2001	2000
	%	%	%	%	%	%	%
January	(1.61)	(11.24)	(0.89)	5.03	(3.46)	(1.07)
February	(3.54)	(3.60)	0.39	0.96	(1.75)	(1.36)
March	(5.01)	(5.43)	(7.51)	(1.96)	(4.50)	8.44
April	1.22	(2.06)	(5.14)	4.07	2.40	(2.88)
May	2.70	6.92	(3.58)	3.19	10.34	1.92
June	(3.26)	4.34	(1.90)	(3.99)	8.98	(1.71)
July	(4.40)	(0.31)	(3.87)	(4.49)	(4.41)	(5.91)	0.60
August	6.46	(6.69)	(5.79)	(1.26)	(4.69)	2.40	0.40
September	(2.12)	(0.59)	(1.11)	0.43	(1.98)	0.90	1.39
October	(0.94)	0.68	7.69	0.64	0.57	(0.81)	7.32
November		4.64	12.99	4.08	(1.05)	(0.36)	(1.64)
December		(5.08)	2.27	5.74	13.25	12.31	3.33
Compound Annual/ Period Rate of Return	(10.53)	(18.25)	(7.98)	12.42	12.25	11.10	11.70
	(10 months)						(6 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

        The following updates and replaces the information contained on pages 39-43.

Spectrum Select

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	50,536,443	61,306	23,039,815	33,923,907	74,213,042	67,605,728	30,468,895
Net Income (Loss)	13,961,811	(40,197,293)	(29,214,513)	(23,311,900)	34,186,905	40,823,199	3,165,349
Net Income (Loss) Per Unit (Limited & General Partners)	0.70	(1.99)	(1.43)	(1.43)	2.66	3.69	0.39
Total Assets	546,681,053	567,632,365	550,467,763	595,823,205	449,549,242	299,604,379	246,043,382
Total Limited Partners' Capital	528,636,162	545,947,373	527,198,790	579,155,164	436,666,633	292,226,000	238,821,840
Net Asset Value Per Unit	28.15	26.89	27.45	28.88	30.31	27.65	23.96

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2006
March 31	31,802,353	19,972,754	1.03
June 30	36,753,206	24,144,618	1.26
September 30	(18,019,116)	(30,155,561)	(1.59)

Total	50,536,443	13,961,811	0.70

2005
March 31	(35,305,346)	(49,599,774)	(2.43)
June 30	15,493,277	1,766,194	0.07
September 30	19,873,375	7,636,287	0.37
December 31	22,978,509	10,982,780	0.56

Total	23,039,815	(29,214,513)	(1.43)

2004
March 31	61,318,726	43,063,158	2.88
June 30	(89,312,298)	(102,519,477)	(6.05)
September 30	(17,696,888)	(30,110,417)	(1.63)
December 31	79,614,367	66,254,836	3.37

Total	33,923,907	(23,311,900)	(1.43)

Spectrum Technical

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	46,301,226	1,507,043	30,949,285	110,010,090	142,093,478	92,648,909	9,867,449
Net Income (Loss)	(9,380,940)	(53,971,562)	(40,418,141)	36,141,651	87,941,888	60,775,435	(19,283,369)
Net Income (Loss) Per Unit (Limited & General Partners)	(0.27)	(1.67)	(1.27)	0.99	4.23	3.48	(1.15)
Total Assets	731,664,884	768,525,121	751,683,687	791,452,599	550,066,920	341,596,812	262,442,204
Total Limited Partners' Capital	709,221,657	738,950,421	715,669,731	770,511,257	532,266,109	332,124,550	255,122,417
Net Asset Value Per Unit	22.09	21.96	22.36	23.63	22.64	18.41	14.93

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2006
March 31	78,543,020	59,352,374	1.86
June 30	2,012,092	(18,349,825)	(0.58)
September 30	(34,253,886)	(50,383,489)	(1.55)

Total	46,301,226	(9,380,940)	(0.27)

2005
March 31	(51,293,719)	(70,324,779)	(2.13)
June 30	47,155,337	28,358,931	0.80
September 30	5,645,425	(12,005,714)	(0.34)
December 31	29,442,242	13,553,421	0.40

Total	30,949,285	(40,418,141)	(1.27)

2004
March 31	72,341,653	45,902,418	1.91
June 30	(99,601,270)	(115,245,895)	(4.16)
September 30	(8,501,516)	(23,227,074)	(0.79)
December 31	145,771,223	128,712,202	4.03

Total	110,010,090	36,141,651	0.99

Spectrum Strategic

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	30,084,871	(6,082,972)	12,799,043	17,867,892	31,984,167	14,078,687	6,855,809
Net Income (Loss)	12,646,156	(18,974,673)	(5,545,967)	1,248,814	20,513,412	6,314,416	(480,543)
Net Income (Loss) Per Unit (Limited & General Partners)	1.08	(1.47)	(0.38)	0.25	2.77	0.99	(0.06)
Total Assets	190,202,096	170,218,829	177,063,684	186,645,900	123,656,595	77,094,809	71,489,275
Total Limited Partners' Capital	184,252,374	163,659,266	167,774,452	181,218,795	119,976,992	74,487,934	68,012,216
Net Asset Value Per Unit	15.26	13.09	14.18	14.56	14.31	11.54	10.55

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2006
March 31	24,410,672	17,585,840	1.48
June 30	17,117,577	10,768,053	0.91
September 30	(11,443,378)	(15,707,737)	(1.31)

Total	30,084,871	12,646,156	1.08

2005
March 31	(7,718,402)	(12,643,570)	(0.99)
June 30	(2,689,402)	(6,996,443)	(0.54)
September 30	4,324,832	665,340	0.06
December 31	18,882,015	13,428,706	1.09

Total	12,799,043	(5,545,967)	(0.38)

2004
March 31	19,386,598	14,056,323	1.56
June 30	(9,056,217)	(12,686,034)	(1.26)
September 30	773,705	(2,350,517)	(0.23)
December 31	6,763,806	2,229,042	0.18

Total	17,867,892	1,248,814	0.25

Spectrum Global Balanced

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	2,820,587	2,272,658	4,496,558	(51,621)	6,038,905	(2,566,396)	3,150,268
Net Income (Loss)	903,727	222,831	1,792,690	(3,017,628)	3,077,508	(5,786,918)	(152,599)
Net Income (Loss) Per Unit (Limited & General Partners)	0.30	0.10	0.62	(0.86)	0.90	(1.64)	(0.05)
Total Assets	43,308,346	46,275,666	45,422,180	50,433,972	53,920,384	51,559,238	58,790,758
Total Limited Partners' Capital	41,816,164	44,616,133	43,870,162	49,068,822	52,064,431	49,814,229	57,127,967
Net Asset Value Per Unit	15.53	14.71	15.23	14.61	15.47	14.57	16.21

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2006
March 31	1,856,523	1,209,477	0.42
June 30	204,424	(446,087)	(0.17)
September 30	759,640	140,337	0.05

Total	2,820,587	903,727	0.30

2005
March 31	(962,202)	(1,674,009)	(0.50)
June 30	1,666,960	996,591	0.31
September 30	1,567,900	900,249	0.29
December 31	2,223,900	1,569,859	0.52

Total	4,496,558	1,792,690	0.62

2004
March 31	387,222	(388,480)	(0.11)
June 30	(1,720,563)	(2,481,729)	(0.72)
September 30	(531,920)	(1,250,231)	(0.36)
December 31	1,813,640	1,102,812	0.33

Total	(51,621)	(3,017,628)	(0.86)

Spectrum Currency

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest	(10,490,138)	(37,938,406)	(34,033,766)	2,632,707	28,185,655	16,183,891	7,353,454
Net Income (Loss)	(19,515,723)	(49,926,426)	(49,703,859)	(11,908,707)	16,796,809	10,283,120	4,336,339
Net Income (Loss) Per Unit (Limited & General Partners)	(1.14)	(2.63)	(2.63)	(1.25)	1.73	1.52	1.24
Total Assets	168,788,253	229,982,176	216,070,006	277,046,143	192,464,641	98,379,320	49,112,223
Total Limited Partners' Capital	161,903,717	221,144,309	206,199,270	270,231,305	188,042,673	93,891,619	45,598,611
Net Asset Value Per Unit	10.64	11.78	11.78	14.41	15.66	13.93	12.41

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest	Net income (loss)	Net income (loss) per unit of limited partnership interest
	$	$	$
2006
March 31	(16,774,307)	(20,086,896)	(1.16)
June 30	4,149,434	1,215,123	0.06
September 30	2,134,735	(643,950)	(0.04)

Total	(10,490,138)	(19,515,723)	(1.14)

2005
March 31	(48,508,520)	(52,693,364)	(2.75)
June 30	25,201,383	21,375,686	1.08
September 30	(14,631,269)	(18,608,748)	(0.96)
December 31	3,904,640	222,567	—

Total	(34,033,766)	(49,703,859)	(2.63)

2004
March 31	(13,624,011)	(17,153,573)	(1.25)
June 30	(19,529,341)	(23,130,916)	(1.48)
September 30	(19,847,451)	(23,397,173)	(1.35)
December 31	55,633,510	51,772,955	2.83

Total	2,632,707	(11,908,707)	(1.25)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following updates, for the nine months ended September 30, 2006 and 2005, and supplements the information for each partnership under the sub-captions "Results of Operations" on pages 44-64.

Morgan Stanley Spectrum Select L.P.

For the Nine Months Ended September 30, 2006.

        The most significant trading gains of approximately 6.5% were recorded in the metals markets primarily during the first six months of the year from long futures positions in copper, nickel, zinc, and aluminum as base metals prices rallied on strong global demand and reports of falling inventories. As a result, copper and nickel prices hit new-record highs during the month of May. Further gains in the metals markets were experienced from long positions in gold and silver futures as prices reached 25-year highs in May, benefiting from strong demand and lagging supply. Demand for precious metals increased on continued geopolitical concerns and inflation fears due to high energy prices. Additional gains of approximately 4.8% were experienced within the global interest rates sector, during March and April, from short positions in U.S., European, and Australian interest rate futures as global bond prices trended lower throughout a majority of the first quarter amid strength in regional equity markets and investor sentiment that interest rates in the United States, the European Union, and Australia would rise. U.S. fixed-income futures continued to move lower into the second quarter following the release of consistently strong U.S. economic data. Similarly in Germany, rising equity prices, strong economic growth, and concerns about rising oil prices pressured German fixed-income futures prices even lower in the second quarter. Smaller gains of approximately 1.0% were recorded within the global stock index markets from long positions in European and Australian stock index futures as global equity prices trended higher throughout the first quarter on strong corporate earnings and solid economic data. Long positions in Hong Kong equity index futures also recorded gains as prices moved higher during April on positive performance in the technology sector and amid speculation that the U.S. Federal Reserve could be near the end of its interest rate tightening campaign. During July, long positions in Hong Kong stock index futures experienced gains as prices moved higher on news that Gross Domestic Product in China surged to 10.9% in the first six months of this year. Gains were also experienced during September from long positions in European equity index futures as prices were supported higher on merger and acquisition activity and solid corporate earnings. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 2.7% in the currency markets primarily during the first six months of the year from short positions in the Swiss franc and Japanese yen versus the U.S. dollar. Throughout a majority of the first half of the year, the U.S. dollar moved lower on news that foreign central banks were beginning to diversify their currency reserves away from U.S. dollar-denominated assets, as well as uncertainty regarding the future of the U.S. Federal Reserve's interest rate tightening campaign. The Swiss franc and Japanese yen moved higher against the U.S. dollar during January and February as strong economic data out of Switzerland and Japan increased speculation that the Swiss National Bank and Bank of Japan might raise interest rates. During April, the Swiss franc moved higher on the political tensions in the Middle East, which increased the demand for the safe-haven currency, while the Japanese yen strengthened on speculation of a possible Bank of Japan interest rate hike in the near-future. Short positions in the Australian dollar relative to the U.S. dollar also incurred losses as the value of the Australian dollar moved higher from May to July on an unexpected interest rate hike by the Reserve Bank of Australia. Additional losses of approximately 1.8% were incurred within the energy markets throughout the first nine months of the year from futures positions in crude oil and its related products, as well as in natural gas. During February, long futures positions in crude oil and its related products recorded losses as prices declined after Chinese government authorities announced that China would place an emphasis on prospecting alternative energy sources in the future, reports of larger-than-expected supplies from the International Energy Agency, and mild weather in the U.S. Northeast. Further losses in the energy markets were recorded during March from short positions as prices reversed higher early in the month on supply fears. During May, losses were incurred from long futures positions in crude oil and its related products as prices fell after supply data showed an increase in domestic gasoline and crude oil inventories. Losses were also incurred from short positions in natural gas as prices moved higher on fears of a possible supply shortage. During June, newly established long positions in natural gas futures recorded losses as prices reversed lower on reports of a supply surplus and fears of a slowing global economy. During July and August, losses were experienced from long futures positions in crude oil and its related products as prices moved lower after weaker-than-expected U.S. economic data led investors to believe that energy demand would be negatively affected and the U.S. Department of Labor reported an unexpected climb in domestic gasoline supplies. Prices were pressured further lower after news of an official cease-fire between Israel and Hezbollah militants in Lebanon and news that the Organization of Petroleum Exporting Countries reduced its 2006 oil demand growth forecast. Finally, the agricultural complex experienced losses of approximately 1.5% from positions in wheat, soybeans, and cocoa futures. Losses were incurred from long positions in wheat futures as prices fell in March, April, and June on forecasts for favorable weather in U.S. wheat-growing regions, while short futures positions in soybeans recorded losses as prices moved higher in March on speculative buying and increased demand. During the third quarter, losses were incurred primarily during July from long futures positions in wheat and soybean oil as prices decreased on forecasts of improved weather conditions across the growing regions of the U.S.

        Spectrum Select recorded total trading results including interest income totaling $50,536,443 and expenses totaling $36,574,632, resulting in net income of $13,961,811 for the nine months ended September 30, 2006. The partnership's net asset value per unit increased from $27.45 at December 31, 2005 to $28.15 at September 30, 2006.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 6.0% were incurred in the currency markets, primarily during the first quarter and August, from positions in foreign currencies versus the U.S. dollar. During January, long positions in Swiss franc and euro versus the U.S. dollar incurred losses after the U.S. dollar's value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit numbers, and speculation for higher U.S. interest rates. The U.S. dollar's value also advanced in response to expectations that the Chinese government would announce postponement of Chinese yuan revaluation for the foreseeable future. Additional losses were recorded during February from short positions in the Swiss franc and euro versus the U.S. dollar as the U.S. dollar weakened in response to concern for the considerable U.S. Current-Account deficit expressed by U.S. Federal Reserve Chairman Alan Greenspan. The value of the U.S. dollar was further weakened during the remainder of February by a larger-than-expected drop in January leading economic indicators and news that South Korea's Central Bank would be reducing its U.S. dollar currency reserves. Long European currency positions versus the U.S. dollar also recorded losses during March after the value of the U.S. dollar reversed sharply higher benefiting from higher U.S. interest rates and consumer prices. During August, long U.S. dollar positions against the British pound, euro, and Swiss franc resulted in losses, as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders reported by the U.S. Commerce Department, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses of approximately 1.3% resulted in the metals markets from positions in both precious and base metals held primarily during the second quarter. During April and May, long futures positions in base metals recorded losses as prices fell due to news of increases in supply, fears that a slowing global economy would weaken demand, and a stronger U.S. dollar. During June, losses were recorded from short gold positions after prices reversed higher amid technically-based buying, while long futures positions in silver experienced losses amid strength in the U.S. dollar. In the agricultural markets, losses of approximately 0.8% were experienced primarily during the second quarter and July from long futures positions in corn, wheat, and cotton. During April, long futures positions in wheat resulted in losses as prices fell in response to favorable weather in growing regions, improved crop conditions, and reduced foreign demand. During May, losses stemmed from long futures positions in cotton as prices moved lower on supply increases and the lack of damage to crops by the touchdown of a hurricane in U.S. growing regions. During July, long futures positions in cotton incurred losses as prices moved lower earlier in the month amid news that the Bush Administration asked Congress to repeal a federal cotton subsidy in an effort to comply with a World Trade Organization ruling against the program. Prices also declined further after the U.S. Department of Agriculture reported weak demand. Long positions in corn futures also experienced losses later in the month after prices weakened in response to higher silo rates. Smaller partnership losses of approximately 0.3% were experienced in the global interest rate sector primarily during the third quarter from positions in U.S., Canadian, and Australian interest rates. During July, long U.S. interest rate futures positions experienced losses as prices declined following a rise in interest rates and after the U.S. Labor Department released its June employment report. During September, long positions in U.S. fixed-

income futures incurred losses as prices weakened after it was revealed that measurements of Hurricane Katrina's economic impact were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. Long positions in Canadian interest rate futures recorded losses as prices finished lower on strength in the equity markets and as the Bank of Canada raised its key interest rate for the first time in 11 months. Additional losses stemmed from long positions in Australian bonds as prices declined after Australia's largest ever annual jobs gain initiated speculation that the Reserve Bank of Australia would perhaps reconsider its stance on interest rates and lean towards future interest rate tightening. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 4.1% recorded in the global stock index markets, primarily during the third quarter, from long positions in Pacific Rim and European stock index futures. During July, positive economic data out of the U.S. and Japan pushed global equity prices higher in the beginning of the month as a strong U.S. jobs number and better-than-expected Japanese corporate earnings supported growth estimates. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices further. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast. Additional partnership gains of approximately 2.8% were achieved in the energy markets primarily during August from long positions in natural gas, crude oil and its related products, as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities.

        Spectrum Select recorded total trading results including interest income totaling $61,306 and expenses totaling $40,258,599, resulting in a net loss of $40,197,293 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $28.88 at December 31, 2004 to $26.89 at September 30, 2005.

Morgan Stanley Spectrum Technical L.P.

For the Nine Months Ended September 30, 2006.

        The most significant trading losses of approximately 6.2% were recorded in the currency markets, primarily during the first half of the year, from short positions in the Japanese yen, Swiss franc, and Australian dollar versus the U.S. dollar. Throughout a majority of the first half of the year, the U.S. dollar moved lower on news that foreign central banks were beginning to diversify their currency reserves away from U.S. dollar-denominated assets, as well as uncertainty regarding the future of the U.S. Federal Reserve's interest rate tightening campaign. In addition, the Japanese yen and Swiss franc moved higher against the U.S. dollar during January and February as strong economic data out of Japan and Switzerland increased speculation that the Bank of Japan and Swiss National Bank might raise interest rates. During April, the Japanese yen strengthened on speculation of a possible Bank of Japan interest rate hike in the near-future, while the Swiss franc moved higher on political tensions in the Middle East, which increased the demand for the safe-haven currency. The Australian dollar also moved higher on an unexpected interest rate hike by the Reserve Bank of Australia in May. Losses in the currency markets were also incurred during February and March from long positions in the British pound relative to the U.S. dollar as the value of the pound finished lower after news that Gross Domestic Product in the United Kingdom for 2005 was weaker-than-expected. Smaller losses were experienced during March from short positions in the Norwegian krone versus the U.S. dollar as the value of the krone moved higher after the release of generally positive economic data from the euro-zone reinforced expectations that European interest rates would continue to rise. Additional losses of approximately 2.9% were incurred within the energy markets during February from long futures positions in crude oil and its related products as prices declined after Chinese government authorities announced that China would place an emphasis on prospecting alternative energy sources in the future, reports of larger-than-expected supplies from the International Energy Agency, and mild weather in the U.S. Northeast. During August and September, long futures positions in crude oil and its related products also incurred losses as prices moved lower after weaker-than-expected U.S. economic data led investors to believe that energy demand would be negatively affected and the U.S. Department of Labor reported an unexpected climb in domestic gasoline supplies. Prices were pressured further lower after news of an official cease-fire between Israel and Hezbollah militants in Lebanon and news that the Organization of Petroleum Exporting Countries reduced its 2006 oil demand growth forecast. Finally, within the agricultural markets, losses of approximately 1.9% were incurred during the second and third quarter, primarily from short positions in live cattle futures as prices moved higher on strong demand. Meanwhile, losses were incurred during July and August from long positions in cocoa futures as prices fell on news from the International Cocoa Organization that global supplies were still adequate to meet demand. Elsewhere in the agricultural complex, losses were recorded from long positions in wheat futures as prices moved lower on forecasts of improved weather conditions across the wheat-growing regions of the U.S. Midwest. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 8.2% in the metals markets throughout the first half of the year from long positions in copper, nickel, zinc, and aluminum futures as base metals prices rallied from March until May on strong global demand and on reports of falling inventories. Within precious metals, long positions in gold and silver futures experienced gains as gold and silver prices reached 25-year highs in May, benefiting from strong demand and lagging supply. Demand for gold was supported higher by continued geopolitical concerns regarding Iran's nuclear program, inflation concerns due to high energy prices, and solid global economic growth. Additional gains of approximately 3.7% were experienced in the global stock index markets primarily during January, March, April, and July from long positions in European, U.S., and Australian stock index futures as prices trended higher on strong corporate earnings and solid economic data. Additional gains in the global stock index markets were recorded during the third quarter from long positions in Hong Kong equity index futures as prices moved higher during July on news that Gross Domestic Product in China surged to 10.9% in the first six months of this year. During September, gains were experienced from long positions in European equity index and S&P 500 Index futures as prices increased on falling energy prices. In addition, the S&P 500 Index closed at a five-and-a-half-year high after the U.S. Conference Board reported a stronger-than-expected rebound in consumer confidence in September. Meanwhile, European equity index futures prices were supported higher on merger and acquisition activity and solid corporate earnings. Smaller gains of approximately 2.7% were recorded in the global interest rates markets primarily during the first and second quarter. Short positions in U.S., European, and Australian fixed-income futures experienced gains as prices trended lower throughout a majority of the first quarter amid strength in regional equity markets and investor sentiment that interest rates in the United States, the European Union, and Australia would rise. U.S. fixed-income futures prices continued to move lower into the second quarter following the release of stronger-than-expected U.S. economic data and the sixteenth consecutive interest rate hike by the U.S. Federal Reserve. Similarly in Germany, rising equity prices and strong economic growth pressured German fixed-income futures prices lower in the second quarter. Within the Australian interest rate market, prices were also pressured lower on an unexpected interest rate hike by the Reserve Bank of Australia.

        Spectrum Technical recorded total trading results including interest income totaling $46,301,226 and expenses totaling $55,682,166, resulting in a net loss of $9,380,940 for the nine months ended September 30, 2006. The partnership's net asset value per unit decreased from $22.36 at December 31, 2005 to $22.09 at September 30, 2006.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 5.8% were incurred in the currency markets during January, March, and August. During the first quarter, losses were recorded from long positions in the British pound and Swiss franc versus the U.S. dollar after the U.S. dollar's value advanced in response to speculation that China would move toward a flexible exchange and amid expectations for higher U.S. interest rates. During August, long U.S. dollar positions against the British pound and Swiss franc resulted in losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses in the agricultural markets of approximately 5.2% resulted from positions in lean hogs, live cattle, the soybean complex, wheat, cocoa, sugar, and cotton. During the first quarter, losses were experienced from short futures positions in the soybean complex, wheat, and corn as prices reversed higher on news of extremely cold weather in the growing regions of the United States and rumors of a reduction on world output during 2005. Additional losses were experienced from long futures positions in lean hogs as prices weakened on news of a reduction in demand. Long lean hog futures experienced further losses during

March as prices declined on speculative selling. During April, long futures positions in cocoa and sugar resulted in losses after prices reversed lower on technically-based selling. Long futures positions in lean hogs and live cattle also incurred losses as prices finished lower on news of a reduction in foreign export demand. Long futures positions in lean hogs continued to incur losses as prices moved lower during May in response to continued weakening demand. Additional losses during the second quarter stemmed from short futures positions in corn as prices increased due to weather-related concerns for newly-planted crops in U.S. growing regions. Losses were also recorded late in the second quarter from short futures positions in sugar as prices declined on technically-based selling. In the global interest rate markets, losses of approximately 1.0% were incurred primarily during the third quarter from positions in Australian and U.S. interest rate futures. During July, long positions in U.S. interest rate futures resulted in losses as prices declined following a rise in interest rates and after the U.S. Labor Department released its June employment report. During August, short positions in U.S. fixed-income futures incurred losses as prices reversed higher on worries about the global economic impact of Hurricane Katrina and growing speculation that the U.S. Federal Reserve would stop raising interest rates sooner than previously thought. During September, long positions in Australian bond futures recorded losses as prices declined after Australia's largest ever annual jobs gain initiated speculation that the Reserve Bank of Australia would perhaps reconsider its stance on interest rates and lean towards future interest rate tightening. Additional losses stemmed from long positions in U.S. fixed-income futures as prices weakened after measurements of Hurricane Katrina's economic impact revealed that they were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. Smaller partnership losses of approximately 0.3% were incurred in the metals markets, primarily during the second quarter, from long futures positions in precious metals as prices reversed lower due to strength in the U.S. dollar. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 6.0% achieved in the energy markets, primarily during August, from long positions in crude oil and its related products, and natural gas as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Additional gains of approximately 4.7% were experienced in the global stock index markets, primarily during the third quarter, from long positions in European and Pacific Rim stock index futures as prices increased amid positive economic data out of the U.S. and Japan, a strong U.S. jobs number, and better-than-expected Japanese corporate earnings. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices further. During September, long positions in Japanese stock index futures continued to gain as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast.

        Spectrum Technical recorded total trading results including interest income totaling $1,507,043 and expenses totaling $55,478,605, resulting in a net loss of $53,971,562 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $23.63 at December 31, 2004 to $21.96 at September 30, 2005.

Morgan Stanley Spectrum Strategic L.P.

For the Nine Months Ended September 30, 2006.

        The most significant trading gains of approximately 18.7% were recorded in the metals markets throughout the first half of the year from long positions in copper, zinc, and aluminum futures as base metals prices rallied on strong global demand and reports of falling inventories. As a result, copper prices rose to all-time record highs during the month of May. Long positions in gold futures experienced gains as well as prices reached 25-year highs amid continued geopolitical concerns, inflation concerns, and solid global economic growth. Additional gains of approximately 2.7% were experienced within the global interest rate markets during the first quarter from short positions in U.S., European, and Japanese interest rate futures as prices trended lower amid strength in regional equity markets and investor sentiment that interest rates in the United States, the European Union, and Japan would rise. U.S. fixed-income futures continued to move lower into the second quarter following the release of stronger-than-expected U.S. economic data. Similarly, strong equity markets, solid economic growth, and concerns about rising oil prices pressured European fixed-income futures prices lower. Smaller gains of approximately 1.6% were experienced within the global stock index markets primarily during the first quarter from long positions in European, U.S., and Japanese stock index futures as global equity markets trended higher on strong corporate earnings and solid economic data. Long positions in Hong Kong equity index futures recorded additional gains during April, July, and August as prices moved higher amid positive performance in the technology sector and speculation that the U.S. Federal Reserve's interest rate tightening campaign would come to an end in the near future. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 3.1% in the currency markets from short positions in the Japanese yen, Swiss franc, and Australian dollar. During the first half of the year, the U.S. dollar moved lower on news that foreign central banks were beginning to diversify their currency reserves away from U.S. dollar-denominated assets, as well as uncertainty regarding the future of the U.S. Federal Reserve's interest rate tightening campaign. The Japanese yen and Swiss franc moved higher against the U.S. dollar during January and February as strong economic data out of Japan and Switzerland increased speculation that the Bank of Japan and Swiss National Bank might raise interest rates. During April, the Japanese yen strengthened on speculation of a possible Bank of Japan interest rate hike, while the Swiss franc moved higher on the political tensions in the Middle East, which increased the demand for the safe-haven currency. Meanwhile, the Australian dollar also moved higher on an unexpected interest rate hike by the Reserve Bank of Australia. Finally, currency losses were also incurred during February, March, and August from long positions in the British pound relative to the U.S. dollar as the value of the pound finished lower after news that Gross Domestic Product in the United Kingdom for 2005 was weaker-than-expected. Additional losses of approximately 3.0% were incurred throughout the third quarter within the agricultural markets from long positions in sugar futures as prices moved lower after a U.S. Department of Agriculture report showed that the cost of ethanol-production using sugarcane was higher-than-expected. Prices continued to fall under pressure from low physical demand and high inventories. Losses were also incurred from long positions in cocoa futures as prices moved lower during July and August after the International Cocoa Organization increased its world cocoa production estimates for the year amid signs of a bumper harvest in the Ivory Coast, the world's largest producer. Elsewhere in the agricultural complex, long futures positions in soybeans and soybean meal recorded losses during July and August as prices decreased on weak export data and cooler weather forecasted for the soybean-growing regions of the U.S. Finally, long positions in cotton futures incurred losses throughout the first nine months of the year as prices were pressured lower as the U.S. harvest progressed with favorable weather forecasted. Finally, losses of approximately 0.6% were incurred within the energy markets during February and May from both long and short positions in heating oil futures as prices experienced short-term volatility due to conflicting news regarding supply and demand.

        Spectrum Strategic recorded total trading results including interest income totaling $30,084,871 and expenses totaling $17,438,715, resulting in net income of $12,646,156 for the nine months ended September 30, 2006. The partnership's net asset value per unit increased from $14.18 at December 31, 2005 to $15.26 at September 30, 2006.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 10.1% resulted in the currency markets from U.S. dollar positions versus a variety of foreign currencies. During January, long positions in the Japanese yen and Australian dollar versus the U.S. dollar incurred losses after the U.S. dollar's value reversed higher amid improvements in U.S. trade deficit numbers, higher U.S. interest rates, and China's reluctance to revalue the yuan. Short positions in the Swiss franc and Japanese yen against the U.S. dollar experienced losses during February as the U.S. dollar weakened amid concern for the U.S. Current-Account deficit, a larger-than-expected drop in January leading economic indicators, and news that South Korea's Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Canadian dollar, Japanese yen, Australian dollar, Swiss franc, and euro, versus the U.S. dollar experienced losses after the U.S. dollar reversed higher, benefiting from increases in U.S. interest rates. During April, losses were recorded from positions in most major currencies relative to the U.S. dollar as the U.S. dollar's value remained volatile due to speculation on the U.S. Federal Reserve's interest rate policy, high oil prices, and weak economic data out of the U.S. During May, losses were recorded in the currency markets from long positions in the Japanese yen, Swiss franc, Canadian dollar, and Australian dollar versus the U.S. dollar as the U.S. dollar's value increased after China downplayed rumors of a move toward a flexible exchange rate. Later in the month, most foreign currencies declined with the euro, which dropped in response to weaker-than-expected French economic data. During June, losses stemmed from positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency moved without consistent direction amid a rise in gold prices during early June and concerns over global commodity demand in the latter part of the month. Additional losses stemmed from long Japanese yen positions during mid-June as the U.S. dollar's value rallied in response to better-than-expected U.S. trade statistics. Finally, short Canadian dollar positions incurred losses as the Canadian dollar's value reversed higher supported by rising oil prices and speculation that the Bank of Canada would raise interest rates. During July, losses were incurred from short positions in the euro and Swiss franc after the euro advanced amid new signals that the European Central Bank would stand firm against calls to cut interest rates. Additional losses stemmed from the fact that U.S. dollar purchases from non-U.S. central banks, such as Japan's, were nominal following the release of positive U.S. economic data. Additional losses resulted from long positions in the British pound and Australian dollar against the U.S. dollar. During August, long U.S. dollar positions against the Canadian dollar, Australian dollar, Japanese yen, euro, and Swiss franc, recorded losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders reported by the U.S. Commerce Department, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Losses of approximately 2.4% resulted in the agricultural markets primarily during the third quarter from long futures positions in coffee, soybean and its related products, cocoa, and corn. Long coffee and cocoa positions finished with losses as prices moved lower amid news of lower global consumption and strong supply. Long positions in the soybean complex and corn incurred losses after prices reversed lower due to forecasts for supply increases spurred by moisture in parts of the U.S. growing regions. Smaller partnership losses of approximately 0.4% were recorded in the metals markets during January, March, April, and May primarily from long futures positions in precious metals as prices declined amid a stronger U.S. dollar and weak demand. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 2.7% achieved in the energy markets primarily during the third quarter from long futures positions in crude oil and its related products. During July, prices surged on possible supply disruptions in the Gulf of Mexico caused by Hurricane Dennis. Prices continued to move higher towards the end of the month in response to news of several refinery fires in Texas and Louisiana, declining U.S. inventories, and passage by the U.S. Congress of President George Bush's energy bill. Elsewhere in the energy markets, gains were recorded from long positions in natural gas futures as prices increased with crude oil prices. During August, long positions continued to benefit as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch new record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. Gains of approximately 0.2% resulted in the global stock index markets, primarily during July and September, from long positions in Pacific Rim stock index futures. During July, prices increased on positive economic data out of Japan and better-than-expected Japanese corporate earnings. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch. Smaller partnership gains of approximately 0.1% occurred in the global interest rate markets primarily during the first half of the year from long positions in European and Japanese interest rate futures. During the first quarter, long European positions benefited from rising prices supported by weakness in equity markets, disappointing European economic data, speculation that certain hedge funds experienced significant trading losses, rejections by the European Central Bank to alter interest rates, and concerns for the future of the European integration process. Later in the quarter, prices strengthened amid a sharp reduction in Swedish interest rates, the release of weaker-than-expected French consumer spending, and higher oil prices. Long Japanese positions also benefited after prices increased during April amid weaker Japanese equity markets and then continued to profit during June after the release of weak Japanese economic data.

        Spectrum Strategic recorded total trading results including interest income totaling $(6,082,972) and expenses totaling $12,891,701, resulting in a net loss of $18,974,673 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $14.56 at December 31, 2004 to $13.09 at September 30, 2005.

Morgan Stanley Spectrum Global Balanced L.P.

For the Nine Months Ended September 30, 2006.

        The most significant trading gains of approximately 2.5% were recorded in the global stock index markets primarily during January and March from long positions in U.S., European, and Japanese equity index futures as prices trended higher on strong corporate earnings and solid economic data. During August and September, gains were experienced from long positions in S&P 500 Index futures as prices closed at a five-and-a-half-year high after the U.S. Conference Board reported a stronger-than-expected rebound in consumer confidence in September, while long positions in European equity index futures also experienced gains as prices were supported higher on merger and acquisition activity in the utility sector and solid corporate earnings. Further gains of approximately 1.0% were experienced within the metals markets, primarily during January and March, from long futures positions in copper, nickel, and zinc as prices strengthened amid weak supplies, forecasts for continued buying by China, and acceleration in global demand. Smaller gains of approximately 0.2% were recorded in the global interest rate futures markets, during March and April, from short positions in U.S. and European fixed-income futures as prices trended lower amid strength in regional equity markets and investor sentiment that interest rates in the United States and the European Union would rise in order to combat inflation. During August, gains were recorded from long positions in U.S. fixed-income futures as prices increased on higher demand amid concerns of a slowing global economy and news that Iran would continue its nuclear research program. U.S. interest rate futures prices were also pressured higher by government reports showing weaker-than-expected U.S. economic data and soft inflation data. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 1.4% in the agricultural markets, during July, from long positions in orange juice futures as prices moved lower after the U.S. Department of Agriculture reported an increase in orange juice production. Additional losses were incurred from newly established short positions in orange juice futures as prices reversed higher towards the end of the month on concerns regarding poor harvest due to hot weather and labor shortages. Within the energy markets, losses of approximately 0.3% were incurred during March from short futures positions in crude oil and its related products as prices moved higher on fears of supply disruptions fueled by news of geopolitical tensions in Nigeria. Newly established long positions in crude oil experienced additional losses as prices fell during May after supply data from the U.S. Department of Energy showed crude oil inventory levels at an eight-year high. Crude oil prices continued to fall into June on news of the death of Iraqi insurgent leader Abu Musab al-Zarqawi and positive steps taken regarding the nuclear standoff between the U.S. and Iran. Smaller losses of approximately 0.2% were recorded within the currency markets during February from long positions in the euro versus the U.S. dollar as the U.S. dollar's value was lifted by expectations for additional increases in U.S. interest rates. Further losses in the currency sector were incurred during March from short positions in the Swiss franc relative to the U.S. dollar as the value of the Swiss franc moved higher in tandem with a strong euro amid expectations that European interest rates would continue to rise. Finally, during August, losses were incurred from short positions in the Australian dollar versus the euro as the Australian dollar moved higher on expectations that the Reserve Bank of Australia would raise interest rates in the near-future.

        Spectrum Global Balanced recorded total trading results including interest income totaling $2,820,587 and expenses totaling $1,916,860 resulting in net income of $903,727 for the nine months ended September 30, 2006. The partnership's net asset value per unit increased from $15.23 at December 31, 2005 to $15.53 at September 30, 2006.

For the Nine Months Ended September 30, 2005.

        The most significant trading gains of approximately 6.7% were recorded in the global stock index markets primarily during the third quarter from long positions in Pacific Rim, European, and U.S. stock index futures. During July, profits were recorded as prices increased amid positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a revaluation in the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. Finally, strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and pushed prices higher. During September, long Japanese stock index futures positions experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said that the Japanese economy was in the process of emerging from a soft patch as demonstrated by rising production, improving business sentiment, and a sustained upturn in consumer spending. Additional sector gains resulted from long positions in European and U.S. stock index futures as equity prices rose amid declining oil prices and signs that the global economy could move forward despite Hurricane Katrina's devastation of the U.S. Gulf Coast. Smaller partnership gains of approximately 0.7% were recorded in the energy markets primarily during March and the third quarter from long futures positions in natural gas and crude oil related products. During March, energy prices were bolstered after the Organization of the Petroleum Exporting Countries oil ministers stated that there were no plans to raise output at the March 16 meeting. Also boosting prices was a report by the Energy Information Administration stating that U.S. inventories of gasoline and heating oil measured significantly lower-than-expected. The weaker U.S. dollar value also triggered crude oil demand early in March from countries such as Japan and China. During the third quarter, profits were recorded as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs amid concern for heavily damaged, or even possibly destroyed, refineries and production facilities. A portion of the partnership's overall gains for the first nine months of the year was offset by losses of approximately 2.8% established in the currency markets primarily during the first and third quarters. During the first quarter, losses stemmed from long positions in the Singapore dollar versus the U.S. dollar as the U.S. dollar advanced further due to expectations that the Chinese government would announce postponement of Chinese yuan revaluation for the foreseeable future. Additional losses resulted during January from positions in the U.S. dollar index, as well as positions in various foreign currencies versus the U.S. dollar, such as the British pound and Australian dollar. During January, short U.S. dollar positions versus the South African rand and euro resulted in losses after the U.S. dollar's value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit data, and speculation for higher U.S. interest rates. Short positions in the Singapore dollar and euro versus the U.S. dollar also experienced losses during February as the U.S. dollar's value declined amid news of disappointing U.S. economic data and proposed U.S. dollar reductions in foreign central bank currency reserves. Currency sector losses resulted during March from long positions in the Singapore dollar and euro versus the U.S. dollar, as well as from outright short positions in the U.S. dollar index, after the value of the U.S. dollar reversed sharply higher supported by market expectations for, and the eventual increase in the U.S. federal funds rate by the U.S. Federal Reserve. The value of the U.S. dollar strengthened further following the release of a larger-than-expected increase in February consumer prices. During the third quarter, losses were incurred from long U.S. dollar positions against the Singapore dollar, New Zealand dollar, and euro as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Additional losses stemmed from short euro cross-rate positions against the Norwegian krone after the euro's value moved higher in response to U.S. dollar weakness. Partnership losses of approximately 0.7% were recorded in the global interest rate markets from positions in U.S. interest rate futures. During August, short U.S. positions incurred losses as prices reversed higher on worries about the global economic impact of Hurricane Katrina. Prices for U.S. interest rate futures also rallied on growing speculation that the U.S. Federal Reserve would stop raising interest rates sooner than previously thought. Later, newly established long U.S. positions incurred losses as prices weakened after measurements of Hurricane Katrina's economic impact revealed that they were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. In the metals markets, losses of approximately 0.4% occurred during the first quarter from long futures positions in base and precious metals as prices declined in response to strength in the U.S. dollar, lower equity prices, and news of a drop in Chinese demand. Smaller losses of approximately 0.3% resulted in the agricultural markets from long futures positions in corn held during the first quarter after prices declined amid a stronger U.S. dollar and technically-based selling. Additional sector losses resulted from long futures positions in cocoa held during the third quarter as prices moved lower on new hopes for political stability in the Ivory Coast. Long futures positions in cotton experienced losses during May as prices moved lower on supply increases generated from plantings and crops unaffected by the touchdown of a hurricane in the U.S. growing regions.

        Spectrum Global Balanced recorded total trading results including interest income totaling $2,272,658 and expenses totaling $2,049,827, resulting in net income of $222,831 for the nine months ended September 30, 2005. The partnership's net asset value per unit increased from $14.61 at December 31, 2004 to $14.71 at September 30, 2005.

Morgan Stanley Spectrum Currency L.P.

For the Nine Months Ended September 30, 2006.

        The most significant trading losses of approximately 3.9%, 2.9%, and 2.1%, respectively, resulted from short positions in the Swiss franc, Japanese yen, and Australian dollar versus the U.S. dollar during the first six months of the year. The Swiss franc and Japanese yen moved higher against the U.S. dollar during January and February as strong economic data out of Switzerland and Japan increased speculation that the Swiss National Bank and Bank of Japan might raise interest rates. In addition, the Japanese yen strengthened during April on speculation of a possible Bank of Japan interest rate hike, while the Swiss franc moved higher on geopolitical tensions in the Middle East. Meanwhile, the Australian dollar also moved higher on an unexpected interest rate hike by the Reserve Bank of Australia in May. Finally, the U.S. dollar moved lower during April and May on news that foreign central banks were beginning to diversify their currency reserves away from U.S. dollar-denominated assets, as well as uncertainty regarding the future of the U.S. Federal Reserve's interest rate tightening campaign. Further losses of approximately 1.2% were experienced primarily during May and June from long positions in the Brazilian real, as well as both long and short positions in the Polish zloty, as the value of the Brazilian real moved lower on political concerns, while the value of the Polish zloty moved without consistent direction. A portion of the partnership's overall losses in the first nine months of the year was offset by gains of approximately 1.5%, 1.0%, and 0.7%, respectively, recorded from positions in the South African rand, euro, and British pound versus the U.S. dollar. The South African rand weakened against the U.S. dollar during June as the value of this commodity currency fell in tandem with falling gold prices. Meanwhile, the euro strengthened relative to the U.S. dollar during April and May after Dutch Finance Minister Gerritt Zalm said that the European Central Bank would not intervene to halt the appreciation of the euro, as well as on increased expectations of an interest rate hike in the near-future by the European Central Bank. During July, gains were achieved from long positions in the British pound versus the U.S. dollar as the value of the pound increased on solid housing and consumer price data out of the United Kingdom. In addition, the value of the British pound was pressured higher after the Bank of England unexpectedly lifted its key interest rate in August. Finally, smaller gains of approximately 0.8% resulted from long positions in the Singapore dollar relative to the U.S. dollar as the value of the Singapore dollar benefited from U.S. dollar's weakness during April and May, while short positions in the New Zealand dollar versus the U.S. dollar experienced gains during March as the value of the New Zealand dollar continued to trend lower on expectations for an economic slow-down in New Zealand.

        Spectrum Currency recorded total trading results including interest income totaling $(10,490,138) and expenses totaling $9,025,585, resulting in a net loss of $19,515,723 for the nine months ended September 30, 2006. The partnership's net asset value per unit decreased from $11.78 at December 31, 2005 to $10.64 at September 30, 2006.

For the Nine Months Ended September 30, 2005.

        The most significant trading losses of approximately 12.2% resulted from positions in European currencies against the U.S. dollar. Early during the first quarter, losses resulted from long positions in the British pound, Norwegian krone, euro, Czech koruna, and Swedish krona versus the U.S. dollar after the U.S. dollar's value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. The U.S. dollar's value also advanced in response to expectations that the Chinese government would announce postponement of its revaluation of the Chinese yuan. During February, losses were incurred from short European currency positions after the U.S. dollar's value weakened in response to concern for the considerable U.S. Current-Account deficit as expressed by U.S. Federal Reserve Chairman Alan Greenspan. During early March, short European currency positions continued to experience losses as their values moved higher amid a sharp rise in German industrial production. Further losses were recorded from newly established long European currency positions versus the U.S. dollar as the U.S. dollar's value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. During the second quarter, long British pound positions incurred losses as the pound's value declined after British Prime Minister Tony Blair's Labour Party won re-election with a reduced government majority, and then moved lower later in the quarter on growing speculation that the interest rate differential between the U.S. and the U.K. would tighten. During July, long British pound positions experienced losses as the value of the pound dropped sharply on geopolitical concerns after a terror attack on the London public transportation system. During August, short British pound positions incurred losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. During September, losses were recorded from long positions in the British pound, Norwegian krone, and Czech koruna, as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. Additional losses of approximately 5.5%, 2.1%, and 1.7%, respectively, were recorded from positions in the South African rand and both the New Zealand and Australian dollars, collectively the commodity currencies. During the first quarter, losses stemmed from both long and short positions against the yen versus the U.S. dollar as the values of the commodity currencies traded counter to the U.S. dollar, which benefited due to positive economic data. During the second quarter, long positions in the Australian dollar versus the U.S. dollar produced losses as the Australian dollar declined amid falling gold prices. During the third quarter, short positions in the New Zealand and Australian dollars versus the U.S. dollar recorded losses as the values of the commodity currencies moved higher on strong economic data out of the region. During September, losses were recorded from long Australian and New Zealand dollar positions as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. Also forcing the New Zealand dollar against the U.S. dollar lower were fears for an economic slow-down in New Zealand during 2006. Partnership losses of approximately 2.9% were recorded primarily during the first quarter from positions in the Singapore dollar versus the U.S. dollar. During February, long positions in the Singapore dollar against the U.S. dollar incurred losses early in the month as the U.S. dollar's value benefited from positive economic sentiment. Newly established short Singapore dollar positions also incurred losses later in the month after the U.S. dollar weakened due to a larger-than-expected drop in January leading economic indicators and news that South Korea's Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Singapore dollar versus the U.S. dollar resulted in losses as the value of the U.S. dollar reversed sharply higher amid an increase in U.S. interest rates and U.S. consumer prices. Positions in the Singapore dollar against the U.S. dollar held during the third quarter also contributed to sector losses. A portion of the partnership's overall losses for the first nine months of the year was offset by gains of approximately 4.4% from short positions in the Japanese yen against the U.S. dollar. During March, gains resulted as the U.S. dollar advanced against the yen due to an increase in U.S. interest rates by the U.S. Federal Reserve. Short Japanese yen positions held during the second quarter produced profits as the yen's value declined during May and June in response to weak Japanese economic data. During July, gains resulted after the U.S. dollar's value strengthened against the yen on significant interest rate differentials between the U.S. and Japan. Market participants also drove the U.S. dollar higher against the yen during July amid beliefs that U.S. interest rates would increase further, the release of strong U.S. economic data, and news that the U.S. Current-Account deficit had narrowed. During September, short Japanese yen positions achieved gains after the yen's value declined in the wake of weak Japanese economic data, including industrial production, salaried household spending, and the Tokyo consumer price index.

        Spectrum Currency recorded total trading results including interest income totaling $(37,938,406) and expenses totaling $11,988,020, resulting in a net loss of $49,926,426 for the nine months ended September 30, 2005. The partnership's net asset value per unit decreased from $14.41 at December 31, 2004 to $11.78 at September 30, 2005.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

        The following updates and supplements the information for each partnership under the sub-caption "—Each Partnership's Value at Risk in Different Market Sectors" on pages 66-68.

        The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of September 30, 2006 and 2005.

Spectrum Select:

        As of September 30, 2006 and 2005, Spectrum Select's total capitalization was approximately $535 million and $552 million, respectively.

	VaR September 30,
Primary Market Risk Category
	2006	2005
	%	%
Equity	(1.46)	(2.21)
Interest Rate	(1.46)	(0.31)
Currency	(0.99)	(1.06)
Commodity	(0.75)	(1.04)
Aggregate Value at Risk	(1.86)	(2.91)

Spectrum Technical:

        As of September 30, 2006 and 2005, Spectrum Technical's total capitalization was approximately $717 million and $747 million, respectively.

	VaR September 30,
Primary Market Risk Category
	2006	2005
	%	%
Equity	(1.42)	(2.44)
Currency	(1.06)	(1.67)
Interest Rate	(0.72)	(0.77)
Commodity	(0.48)	(1.69)
Aggregate Value at Risk	(1.52)	(3.72)

Spectrum Strategic:

        As of September 30, 2006 and 2005, Spectrum Strategic's total capitalization was approximately $186 million and $165 million, respectively.

	VaR September 30,
Primary Market Risk Category
	2006	2005
	%	%
Equity	(0.73)	(0.77)
Currency	(0.35)	(0.67)
Interest Rate	(0.21)	(0.25)
Commodity	(1.80)	(1.30)
Aggregate Value at Risk	(1.92)	(1.73)

Spectrum Global Balanced:

        As of September 30, 2006 and 2005, Spectrum Global Balanced's total capitalization was approximately $42 million and $45 million, respectively.

	VaR September 30,
Primary Market Risk Category
	2006	2005
	%	%
Interest Rate	(1.86)	(5.23)
Equity	(1.42)	(1.80)
Currency	(0.43)	(0.29)
Commodity	(0.33)	(0.33)
Aggregate Value at Risk	(2.03)	(5.31)

Spectrum Currency:

        As of September 30, 2006 and 2005, Spectrum Currency's total capitalization was approximately $164 million and $224 million, respectively.

	VaR September 30,
Primary Market Risk Category
	2006	2005
	%	%
Currency	(2.93)	(2.68)

        The Value at Risk for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The aggregate Value at Risk, listed above for each partnership, represents the VaR of all of a partnership's open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

        Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

        The tables below supplement the September 30, 2006 VaR (set forth above) by presenting each partnership's high, low, and average VaR, as a percentage of total net assets, for the four quarter-end reporting periods from October 1, 2005 through September 30, 2006.

Spectrum Select

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(1.95)	(0.39)	(1.35)
Interest Rate	(1.70)	(0.45)	(1.32)
Currency	(0.99)	(0.55)	(0.75)
Commodity	(0.87)	(0.49)	(0.67)
Aggregate Value at Risk	(2.96)	(1.73)	(2.35)

Spectrum Technical

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(2.98)	(0.38)	(1.62)
Currency	(1.44)	(0.75)	(1.15)
Interest Rate	(1.70)	(0.72)	(1.19)
Commodity	(1.53)	(0.48)	(0.89)
Aggregate Value at Risk	(4.61)	(1.52)	(2.75)

Spectrum Strategic

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(1.46)	(0.70)	(1.03)
Currency	(0.61)	(0.35)	(0.47)
Interest Rate	(0.76)	(0.21)	(0.37)
Commodity	(2.10)	(1.70)	(1.84)
Aggregate Value at Risk	(2.69)	(1.92)	(2.27)

Spectrum Global Balanced

Primary Market Risk Category	High	Low	Average
	%	%	%
Interest Rate	(1.86)	(0.90)	(1.53)
Equity	(2.07)	(0.68)	(1.52)
Currency	(0.43)	(0.08)	(0.20)
Commodity	(0.34)	(0.24)	(0.29)
Aggregate Value at Risk	(3.32)	(1.41)	(2.28)

Spectrum Currency

Primary Market Risk Category	High	Low	Average
	%	%	%
Currency	(2.93)	(1.40)	(2.13)

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Primary Trading Risk Exposures" on pages 69-73.

  Morgan Stanley Spectrum Select L.P.

        The following were the primary trading risk exposures of Spectrum Select at September 30, 2006, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The largest market exposure of Spectrum Select at September 30, 2006 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. The partnership's primary market exposures were to the DAX (Germany), S&P 500 (U.S.), Euro Stoxx 50 (Europe), Hang Seng (China), S&P/MIB (Italy), NASDAQ 100 (U.S.), IBEX 35 (Spain), CAC 40 (France), Dow Jones (U.S.), NIKKEI 225 (Japan), TAIWAN (Taiwan), FTSE 100 (United Kingdom), and TOPIX (Japan) stock indices. The partnership is typically exposed to the risk of adverse price trends or static markets in the European, U.S., Chinese, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Interest Rate.    The second largest market exposure of the partnership at September 30, 2006 was to the global interest rate sector. Exposure was primarily spread across U.S., European, Japanese, Canadian, and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries' interest rates. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that the G-7 countries' interest rates and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

        Currency.    The third largest market exposure of the partnership at September 30, 2006 was to the currency sector. The partnership's currency market exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2006, the partnership's major exposures were to British pounds, Japanese yen, euros, Norwegian krone, Swiss franc, and Australian dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

  Commodity.

        Energy.    At September 30, 2006, the partnership had market exposure to the energy sector. The partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Soft Commodities and Agriculturals.    At September 30, 2006, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the soybean meal, soybeans, soybean oil, cotton, coffee, sugar, wheat, feeder cattle, live cattle, lean hogs, cocoa, and corn markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

        Metals.    At September 30, 2006, the partnership had market exposure in the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as aluminum, nickel, copper, zinc, and lead and precious metals, such as gold. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Technical L.P.

        The following were the primary trading risk exposures of Spectrum Technical at September 30, 2006, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The largest market exposure of Spectrum Technical at September 30, 2006 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly—based indices. At September 30, 2006, the partnership's primary exposures were to the Euro Stoxx 50 (Europe), S&P 500 (U.S.), Hang Seng (China), DAX (Germany), CAC 40 (France), Dow Jones (U.S.), NIKKEI 225 (Japan), FTSE 100 (Britain), TAIWAN (Taiwan), IBEX 35 (Spain), Canadian S&P 60 (Canada), NASDAQ 100 (U.S.), SPI-200 (Australia), S&P/MIB (Italy), and RUSSELL 2000 (U.S.) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    The third largest market exposure of the partnership at September 30, 2006 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2006, the partnership's major exposures were to euro, Japanese yen, British pound, Norwegian krone, Swiss franc, Australian dollar, Swedish krona, and Canadian dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        Interest Rate.    At September 30, 2006, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese, Australian, New Zealand, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries' interest rates. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia and New Zealand. The general partner anticipates that G-7 countries interest rates and Australian and New Zealand interest rates will remain the primary interest rate exposure of the artnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

  Commodity.

        Soft Commodities and Agriculturals.    The second largest market exposure of the partnership at September 30, 2006 was to the markets that comprise these sectors. Most of the exposure was to the corn, soybean meal, cotton, wheat, soybeans, coffee, lean hogs, live cattle, cocoa, soybean oil, and feeder cattle markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

        Energy.    At September 30, 2006, the partnership had market exposure to the energy sector. The partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2006, the partnership had market exposure in the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as copper, aluminum, nickel, zinc, lead, and tin. The partnership also had exposure to precious metals, such as gold, silver, and platinum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Strategic L.P.

        The following were the primary trading risk exposures of Spectrum Strategic at September 30, 2006, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Equity.    The third largest market exposure of Spectrum Strategic at September 30, 2006 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly—based indices. At September 30, 2006, the partnership's primary exposures were to the DAX (Germany), S&P 500 (U.S.), Hang Seng (China), and NIKKEI 225 (Japan) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    At September 30, 2006, the partnership had market exposure to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2006, the partnership's major exposures were to euro, Japanese yen, and British pounds currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        Interest Rate.    At September 30, 2006, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the U.S., Japanese, and European interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries' interest rates. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that G-7 countries' interest rates and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

  Commodity.

        Soft Commodities and Agriculturals.    The largest market exposure of the partnership at September 30, 2006, was to the markets that comprise these sectors. Most of the exposure was to the sugar, cocoa, coffee, cotton, corn, soybean meal, wheat, soybeans, soybean oil, and rough rice markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

        Metals.    The second largest market exposure of the partnership at September 30, 2006 was to the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as zinc, copper, and aluminum. The partnership also had exposure to precious metals, such as gold, silver, platinum, and palladium. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

        Energy.    At September 30, 2006, the partnership had market exposure to the energy sector. The partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

  Morgan Stanley Spectrum Global Balanced L.P.

        The following were the primary trading risk exposures of Spectrum Global Balanced at September 30, 2006 by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

        Interest Rate.    The largest market exposure of Spectrum Global Balanced at September 30, 2006 was to the global interest rate sector. Exposure was primarily spread across the New Zealand, U.S., European, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries' interest rates. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., New Zealand. The general partner anticipates that the G-7 countries' interest rates, as well as New Zealand interest rates, will remain the primary interest rate exposures of the partnership for the foreseeable future. The speculative futures positions held by the partnership range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

        Equity.    The second largest market exposure of the partnership at September 30, 2006 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2006, the partnership's primary exposures were to the S&P 500 (U.S.), FTSE 100 (Britain), DAX (Germany), CAC 40 (France), NASDAQ 100 (U.S.), NIKKEI 225 (Japan), RUSSELL 2000 (U.S.), Hang Seng (China), and SPI-200 (Australia) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

        Currency.    At September 30, 2006, the partnership had market exposure to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At September 30, 2006, the partnership's major exposures were to the euro, Australian dollar, Norwegian krone, and New Zealand dollar currency crosses, as well as outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

  Commodity.

        Soft Commodities and Agriculturals.    The third largest market exposure of the partnership at September 30, 2006 was to the markets that comprise these sectors. Most of the exposure was to the wheat, soybeans, live cattle, cotton, feeder cattle, lean hogs, corn, orange juice, and coffee markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

        Energy.    At September 30, 2006, the partnership had market exposure to the energy sector. The partnership's energy exposure was primarily to futures contracts in oil related products and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

        Metals.    At September 30, 2006, the partnership had market exposure in the metals sector. The partnership's metals exposure was to fluctuations in the price of base metals, such as nickel and copper. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

  Morgan Stanley Spectrum Currency L.P.

        The following was the only trading risk exposure of Spectrum Currency at September 30, 2006. It may be anticipated, however, that market exposure will vary materially over time.

        Currency.    Spectrum Currency's currency market exposure at September 30, 2006 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At September 30, 2006, the partnership's exposure was to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership's currency trades will change significantly in the future.

        The following updates and supplements the information for each partnership under the sub-caption "—Qualitative Disclosures Regarding Non-Trading Risk Exposure" on page 74.

        The following was the only non-trading risk exposure of each partnership at September 30, 2006:

        Foreign Currency Balances.    Each partnership's primary foreign currency balances were in:

Spectrum Select	Spectrum Technical	Spectrum Strategic
Hong Kong dollars euros Japanese yen Swiss francs British pounds Australian dollars Canadian dollars Norwegian krone	Australian dollars Japanese yen Canadian dollars Norwegian krone Swedish krona Swiss francs New Zealand dollars euros South African rand Hong Kong dollars British pounds Czech koruna Hungarian forint	euros British pounds Hong Kong dollars Japanese yen Canadian dollars Swiss francs
Spectrum Global Balanced	Spectrum Currency
British pounds Japanese yen Australian dollars Norwegian krone Canadian dollars euros Hong Kong dollars South African rand Swiss francs New Zealand dollars	None

THE GENERAL PARTNER

        The following updates the information in the second paragraph under the caption "The General Partner" on page 75.

        As of October 31, 2006, the general partner had approximately $3.5 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of October 31, 2006, there were approximately 88,000 investors in the commodity pools managed by the general partner.

        The following updates the information under the sub-caption "—Directors and Officers of the general partner" on pages 76-77.

        Walter Davis has been approved by and is registered with the National Futures Association as an associated person and a principal of the general partner. Mr. Davis serves as a Director, Chairman of the Board of Directors and President of the general partner.

        Michael P. McGrath has been approved by the National Futures Association as a principal of the general partner. Mr. McGrath serves as a Director of the general partner.

        Andrew Saperstein has been approved by the National Futures Association as a principal of the general partner. Mr. Saperstein serves as a Director of the general partner.

        Jacques Chappuis, age 37, is a Director of the general partner. Mr. Chappuis is a Managing Director of Morgan Stanley and Head of Alternative Investments of Morgan Stanley's Global Wealth Management Group. Prior to joining Morgan Stanley in 2006, Mr. Chappuis was Head of Alternative Investments for Citigroup's Global Wealth Management Group and prior to that a Managing Director at Citigroup Alternative Investments. Before joining Citigroup, Mr. Chappuis was a consultant at the Boston Consulting Group, where he focused on the financial services sector, and a corporate finance Associate at Bankers Trust Company. Mr. Chappuis received an MBA in Finance, with honors, from the Columbia University Graduate School of Business in 1998 and a BA in finance from Tulane University in 1991.

        Effective November 6, 2006, Kevin Perry no longer serves as Chief Financial Officer of the general partner.

        Effective November 6, 2006, Lee Horwitz serves as Chief Financial Officer of the general partner. Mr. Horwitz, age 55, currently serves as an Executive Director and Controller of Morgan Stanley's Global Wealth Management Group. Mr. Horwitz joined Morgan Stanley in March 1984 and has held a variety of positions throughout Morgan Stanley's organization during his tenure. Mr. Horwitz received a B.A. degree from Queens College and an MBA from Rutgers University. Mr. Horwitz is a Certified Public Accountant.

        As of the date of this supplement, none of the directors or executive officers of the general partner beneficially own units of any partnership.

THE TRADING ADVISORS

Morgan Stanley Spectrum Select L.P.

        1. EMC Capital Management, Inc.

        The following replaces the third sentence of the first paragraph under "EMC Capital Management, Inc." on pages 78-79.

        Ms. Cheval is the Chairman of EMC, its sole director and through the Elizabeth A. Cheval Revocable Trust U/A/D 3/12/91, of which she is the sole beneficiary and trustee, its sole shareholder.

        The following updates the information relating to assets under management in the ninth full paragraph on page 79.

        As of October 31, 2006, EMC managed approximately $138.8 million of client assets pursuant to its Classic Program and approximately $144.7 million in all of its programs (notional funds included).

        2. Northfield Trading L.P.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 80-81.

        Northfield Investment L.P. is a Delaware limited partnership whose sole function is to serve as the general partner of Northfield.

        Northfield Investment Company is the general partner of Northfield. Northfield Investment Company is an entity owned equally by Douglas Bry and Philip Spertus. Its limited partners are Douglas Bry, Philip Spertus and members of their families.

        The following updates the information relating to assets under management under the sub-caption "—Description of Trading Programs" on page 81.

        As of October 31, 2006, Northfield managed approximately $73.2 million of client assets pursuant to its Diversified Program and approximately $73.2 million in all of its programs (notional funds included).

        3. Rabar Market Research, Inc.

        The following updates the information relating to assets under management in the fourth paragraph on page 85.

        As of October 31, 2006, Rabar was managing approximately $411.2 million of client assets pursuant to its trading program (notional funds included).

        4. Sunrise Capital Management, Inc.

        The following updates the information relating to assets under management in the first full paragraph on page 88.

        As of October 31, 2006, Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $190.6 million of client assets pursuant to the CIMCO Program and approximately $1.6 billion of client assets in all of its programs (notional funds excluded).

        5. Graham Capital Management, L.P.

        The following updates and supplements the information under the sub-caption "—Principals" on pages 89-92.

        KGT, Inc. is the general partner of Graham. KGT, Inc. is a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder.

        KGT Investment Partners, L.P. is the limited partner of Graham. KGT Investment Partners, L.P. is a Delaware limited partnership. Its general partner is KGT, Inc., and its principal investor is Mr. Tropin.

        Leslie A. Falconio is a discretionary trader and a principal of Graham specializing in the U.S. fixed income markets with particular emphasis on relative value in the liquid rates markets, hedging strategies and derivatives. Prior to joining Graham in September of 2005, Ms. Falconio was a founding member of Silex Capital Partners, LP, from 2004 to 2005. For 2003, Ms. Falconio was a Senior Portfolio Manager at Soros Fund Management. From 1995 to 2002, Ms. Falconio was a Senior Portfolio Manager at OppenheimerFunds. From 1992 to 1995, Ms. Falconio was a Portfolio Manager at MetLife. From 1988 to 1990, Ms. Falconio was an auditor for Chase Bank. Ms. Falconio received an M.B.A. in Finance from the William E. Simon Graduate School of Business at the University of Rochester in 1992, and a B.S. in Finance and M.I.S. from the State University of New York at Buffalo in 1988.

        Peter Jepsen is a discretionary trader and a principal of Graham specializing in global macro markets with a focus on fixed income and currencies. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

        Alex Mucelli is an Executive Vice President and a principal of Graham specializing in institutional client relationships as well as the development of structured products and portable alpha initiatives. Prior to joining Graham in March 2006, Mr. Mucelli held the positions of Chief Operating Officer and Head of Client Services at Arden Asset Management, LLC, a New York based fund of hedge funds which, at the time of his departure, was a leading absolute return low volatility focused fund provider with a diverse institutionally focused product mix and approximately $10 billion under management. Prior to joining Arden in February 2003, Mr. Mucelli held various positions with Goldman Sachs & Co. from March 1994 to December 2002, including leadership roles within the firm's sales and trading businesses, Goldman Sachs Wealth Management, and the Investment Banking Division. Mr. Mucelli received a B.A. in History from Hamilton College in 1986.

        Raymond T. Murphy is a Discretionary Trader and a principal of Graham specializing in statistical option volatility strategies relating to equity index and individual commodity markets. Prior to joining Graham in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor's Commodity Indices and served as a consultant to Standard & Poor's periodically between 2001 and 2005. From June 1986 and June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person with Carter Road (from March 2004 onwards), with Intermarket Brokerage LLC (from September 2002 through March 2004) and with Intermarket Asset Management LLC (from September 2002 through December 2003), where he was also a principal. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

        William Pertusi is the Risk Manager and a principal of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham's diverse trading strategies. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC from July 2004 to April 2006. From July 2002 to July 2004 he was employed as a Portfolio Manager at SAC specializing in mortgage backed securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc. including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998 he worked at Lehman as Senior Vice President holding positions in sales, trading, and risk management. Mr. Pertusi worked at Credit Suisse First Boston as a Director from February 1998 through November 1998. He held the position of Vice President in fixed income sales at Salomon Brothers Inc. from June 1990 to January 1992, and Assistant Vice President in fixed income sales at The First Boston Corporation from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

        Gina Palmieri is a discretionary trader and a principal of Graham specializing in U.S. fixed income markets with particular emphasis in structured finance credit sectors and fixed income hedging instruments. Prior to joining Graham in September of 2005, Ms. Palmieri was a founding partner of Silex Capital Partners, LP, from 2004 to 2005. From 1994 to 2002, Ms. Palmieri was a Senior Portfolio Manager at OppenheimerFunds. From 1992 to 1994, Ms. Palmieri was a structured products analyst and trader at MetLife. From 1986 to 1990, Ms. Palmieri was the Manager of SEC Reporting at ITT Hartford. From 1983 to 1985, Ms. Palmieri was a senior auditor at Coopers & Lybrand, during which time she also qualified as a Certified Public Accountant (CPA). Ms. Palmieri received an M.B.A. in Finance from The Wharton School at the University of Pennsylvania in 1992, and a B.S. in Accounting from the University of Connecticut at Storrs in 1983.

        The following updates the information under the sub-caption "—The Graham Trading Programs," in the first full paragraph of page 93.

        Effective January 31, 2007, Spectrum Select's net assets will no longer trade pursuant to the Graham Selective Trading Program. The withdrawal of Spectrum Select's net assets from Graham's Selective Trading Program will be reallocated to Graham's Global Diversified Program.

        The following updates the information relating to assets under management in the second full paragraph on page 93.

        As of October 31, 2006, Graham was managing approximately $529.0 million of funds in the Global Diversified Program at Standard Leverage, approximately $413.9 million of funds in the Global Diversified Program at 150% Leverage, approximately $228.6 million of funds in the Graham Selective Trading Program at Standard Leverage and approximately $4.9 billion of assets in all of its trading programs.

Morgan Stanley Spectrum Technical L.P.

        1. Campbell & Company, Inc.

        The following updates and supplements the information under the sub-caption "—Principals" beginning on page 95.

        G. William Andrews joined Campbell in April 1997 and since March 2006, has served as Vice President: Director of Research Operations since March 2006. His duties include managing daily research operations, new research product implementation and code management. From 1995 to 1997, Mr. Andrews was employed at Legg Mason as a Research Analyst in the Realty Group. Before immigrating to the United States, he was employed by the Japanese Department of Education in the town of Fujimi, Nagano prefecture. Mr. Andrews holds an M.B.A. in Finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand.

        Michael S. Harris joined Campbell in July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties included managing daily trade execution for the assets under Campbell & Company's management. From 1999 to 2000, Mr. Harris worked as a futures and options broker for Refco Inc. (NY). From 1997 to 1999, he worked in the Sales and Product Development groups at Morgan Stanley Managed Futures. Mr. Harris holds a B.A. in Economics and Japanese Studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris is an associated person of Campbell.

        Michael J. Hebrank joined Campbell in April 2004 and has served as Chief Technology Officer since then. From February 1999 to April 2004, Mr. Hebrank was the Chief Information Officer at Greater Baltimore Medical Center, the fourth largest healthcare system in Maryland. Mr. Hebrank holds a B.S. in Applied Statistics from the University of Baltimore and an M.S. in Computer Engineering from Loyola College of Maryland.

        Kevin M. Heerdt joined Campbell in March 2003 and has served as Executive Vice President since then and as Chief Operating Officer since June 2005.

        The following updates the information relating to assets under management in the fifth paragraph on page 96.

        As of October 31, 2006, Campbell was managing approximately $10.2 billion of client assets pursuant to the Financial Metals & Energy Large Portfolio and approximately $12.8 billion in all of its programs.

        2. Chesapeake Capital Corporation

        The following updates the information relating to assets under management in the second full paragraph on page 99.

        As of October 31, 2006, Chesapeake was managing approximately $396.5 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.8 billion of client assets in all of its programs (notional funds excluded).

        3. John W. Henry & Company, Inc.

        The following supplements the information in the first full paragraph under "John W. Henry & Company, Inc. (JWH®)" on page 101.

        JWH is registered with the CFTC as a commodity pool operator and is a member of the National Futures Association in such capacity.

        The following updates the information under the sub-caption "—Principals" beginning on page 101.

        Michael Flannery is the chief trader of JWH. Mr. Flannery joined JWH in November 1997 and has served as trading desk manager since January 1998. Mr. Flannery began his career in 1987 with Refco, Inc., where he held positions of increasing responsibility in research, operational systems development and brokerage services until late 1990. From late 1990 until May 1994, he was co-founder, president and head trader of MTF Ltd., a 24-hour trading operation that was responsible for the execution and implementation of multiple trading systems for a high net worth investor. From May 1994 until January 1995, he was partner and head trader for Lindahl & Flannery Capital Management, a diversified futures portfolio manager that was based on the proprietary trading disciplines developed by partner John Lindahl. Prior to joining JWH in late 1997, Mr. Flannery was a Vice President and Operations Manager at Refco Institutional Management (RIM), which provided brokerage services to the commodity trading advisor and hedge fund community. Mr. Flannery received a BA in Sociology and Economics from Yale University in 1987.

        Dr. Mark S. Rzepczynski is no longer the president, the chief investment officer, or a principal of JWH.

        On July 25, 2006, JWH Investment Management, Inc. filed to withdraw its registration as a commodity trading advisor with the National Futures Association. Accordingly, Messrs. Henry, Kozak, Webster, and Twist are no longer registered principals of JWH Investment Management, Inc.

        The following updates the information under the sub-caption "—Principals" by replacing the first sentence in the fifth paragraph on page 102.

        Mr. Matthew J. Driscoll is the chief investment officer and director of research of JWH.

        The following updates the information under the sub-caption "—Principals" by replacing the first sentence in the third full paragraph on page 103.

        Mr. Kenneth S. Webster, CPA is the president and chief operating officer of JWH.

        The following updates the information under the sub-caption "—The Financial and Metals Portfolio" beginning on page 103.

        The program seeks to identify and capitalize on intermediate term price movements in four worldwide market sectors: interest rates, currencies, global stock indices, and precious metals.

        The following updates the information relating to assets under management in the first full paragraph on page 104.

        As of October 31, 2006, JWH was managing approximately $233.9 million of client assets pursuant to its Financial and Metals Portfolio and approximately $1.9 billion in all its programs.

        The following supplements the information regarding John W. Henry & Company, Inc., and is added to page 109 under the sub-caption "—Business Interruption Risk."

        Business Interruption Risk.    During both 2004 and 2005, the operations of JWH at its Boca Raton, Florida, offices were disrupted by hurricanes which required recovery periods to re-establish communications and other utilities. JWH continued its trading operations during those periods without interruption from back up locations. Any future business interruption events, whether weather-related or otherwise, that affect the south Florida area could similarly disrupt the trading operations of JWH, despite the back up precautions it has established. JWH has a business continuity plan, but it cannot guarantee that business interruption events will not have an impact on its operations.

        4. Winton Capital Management Limited

        The following updates and supplements the information under the sub-caption "—Principals" beginning on page 113.

        Anthony Daniell is a director and principal of Winton. Mr. Daniell leads Winton's sales and marketing team. After 10 years in the British Army, which included gaining a civil engineering degree, Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following U.S. defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of U.S. Equity sales. From March 1994 to December 2001 Mr. Daniell was co-head of Emerging Markets and then head of Latin American Equities. During this time Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to managing director in January 1999. During the period April 1986 to December 2001, as a result of a series of mergers and acquisitions Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he started at Eday Ltd., an Financial Services Authority registered private limited company which marketed absolute return funds. In 2003, Eday Ltd. began to assist Winton's marketing. In October 2004 Mr. Daniell became a Winton employee and then became a director in October 2006.

        The following updates the information under the sub-caption "—Description of the Diversified Trading Program" on page 114.

        The Winton Diversified Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of more than 120 futures and forwards contracts.

        The following updates the information relating to assets under management in the fifth paragraph on page 114.

        As of October 31, 2006 Winton Capital Management Limited was managing approximately $6.2 billion pursuant to its Diversified Trading Program and approximately $6.6 billion of client assets in all its programs (notional funds included).

Morgan Stanley Spectrum Strategic L.P.

        1. Blenheim Capital Management, L.L.C.

        The following updates and supplements the information beginning on page 116 under the sub-caption "—Principals," which should now read "—Principals and Officers."

        The sub-caption should read "—Principals and Officers."

        Augustine A. Rossi is a Senior Vice President of Blenheim. He is registered with the CFTC as a principal of Blenheim and is a member of the National Futures Association in such capacity. Mr. Rossi joined Blenheim in April 2006 and is responsible for financial matters of Blenheim. From 1999 to 2006, Mr. Rossi was with DPM Mellon, LLC and its predecessor, Derivatives Portfolio Management, L.L.C. DPM is primarily engaged as an accounting and administrative service provider to hedge funds and their management companies. Mr. Rossi served as a Vice President and the Controller of Financial and Taxation Reporting while at DPM. Throughout his tenure at DPM, Mr. Rossi was responsible for all clients' monthly and annual financial reporting to investors, as well as managing all year-end audits and tax return data, with a staff of over 54 accountants. From 1997 to 1999, Mr. Rossi was employed by Caxton Corporation as Supervisor of the Taxation Department. While at Caxton Corporation, his responsibilities included the managing of the tax staff, researching tax compliance issues, and preparing tax returns for all entities in the Caxton umbrella of funds. Prior to Caxton Corporation, Mr. Rossi was employed by RD Hunter & Co LLP, as an Accounting Manager from 1994 to 1997. Mr. Rossi has a B.A. in Business from The University of Scranton in Scranton, Pennsylvania and is a Certified Public Accountant licensed in the State of Pennsylvania.

        Gene Park is a Chartered Financial Analyst and a portfolio manager for Blenheim, with special focus on commodity-related equities. Mr. Park joined Blenheim in November 2004. Through his previous experience as a Vice President at middle-market mergers & acquisitions boutique, The Silverfern Group (f/k/a Kiwi Securities, Inc.), and as an associate in the mergers & acquisitions group at Deutsche Bank Securities, Mr. Park is skilled in the analysis and valuation of companies, at all levels of their capital structure and across a wide range of industries. He also possesses a broad and deep understanding of global equity and fixed income markets from his five years as an analyst and trader at Salomon Brothers Asset Management. Mr. Park graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania and earned an M.B.A. with honors from the Leonard N. Stern School of Business at New York University. He also attended the RSM Erasmus University (f/k/a the Rotterdam School of Management) in the Netherlands.

        Arthur E. Mittnacht is an officer of Blenheim, and is registered with the National Futures Association as an associated person of Blenheim. Mr. Mittnacht, III joined Blenheim in June of 2006. A former member of the New York Mercantile Exchange, Mr. Mittnacht has over twenty years of experience in the industry, most recently with Archer Daniels Midland Investor Services, Inc., where he managed the commercial energy division. From 1989 to 1993, Mr. Mittnacht was employed as a discretionary global macro trader and senior funds manager at Commodities Corporation, where he traded in a broad array of markets, including energy, foreign exchange and fixed income, metals and agricultural products. Prior to Commodities Corporation, he was employed as a trader at deCordova Cooper & Co., a New York Stock Exchange specialist firm, and at Smith Barney, Harris Upham, Inc.'s capital markets, in New York. Mr. Mittnacht holds a JD from Vermont Law School, with a concentration in environmental law and regulation, and worked on water pollution case (oil spill) litigation in admiralty for the law firm of Kirlin Campbell & Keating prior to joining Smith Barney. He holds an AB with high honors in economic history from Middlebury College, Middlebury, Vermont.

        The following updates the information relating to assets under management in the third paragraph on page 117.

        As of October 31, 2006, Blenheim was managing approximately $1.4 billion of client assets pursuant to its Global Markets Strategy program, and $2.0 billion managed across all programs, including physical commodities.

        2. Eclipse Capital Management, Inc.

        The following updates the information under the sub-caption "—Principals" beginning on page 119.

        James R. Klingler, JD, is no longer a principal of Eclipse.

        The following updates the information relating to assets under management in the fourth full paragraph on page 120.

        As of October 31, 2006, Eclipse was managing approximately $317.4 million of client assets pursuant to its trading program (notional funds included).

        3. FX Concepts (Trading Advisor), Inc.

        The following updates the information under the sub-caption "—The FX Concepts Trading Programs" on page 122.

        Global Financial Markets (LV) Fund closed as of August 31, 2006.

        The following updates the information relating to assets under management in the third full paragraph on page 122.

        As of October 31, 2006, FX Concepts was managing approximately $5.0 billion of funds in the Developed Markets Currency Program and approximately $12.7 billion of funds in all of its trading programs (notional funds included).

Morgan Stanley Spectrum Global Balanced L.P.
        SSARIS Advisors, LLC

        The following updates the information under the sub-caption "—Principals" on pages 123-124.

        Jared A. Chase is a Director of SSARIS, Senior Managing Director of State Street Global Advisors and Chairman of State Street Global Alliance. In this role, Mr. Chase oversees the strategic partnership between SSgA and ABP which invests in and manages early stage asset management firms around the world. Mr. Chase is a member of the Board of Directors of each of the Global Alliance companies. In addition, he is a member of SSgA's Senior Management Group. Prior to joining SSgA, Mr. Chase held various senior management roles in Global Markets and Treasury at JP Morgan, Deutsche Bank and Standard Chartered Bank. Mr. Chase has spent the majority of his career working overseas. He and his family have lived in London, Tokyo and Singapore. Mr. Chase has served as a Trustee of Babson College and is a long serving member of the Board of Directors of the Massachusetts Audubon Society. Mr. Chase holds a BS from Babson College.

        The following updates the information relating to assets under management in the fourth full paragraph on page 125.

        As of October 31, 2006, SSARIS was managing approximately $42.4 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $1.0 billion in all of its programs.

Morgan Stanley Spectrum Currency L.P.

        2. Sunrise Capital Partners, LLC

        The following updates the information relating to assets under management in the fifth paragraph on page 126.

        As of October 31, 2006, Sunrise Capital Partners was managing approximately $111.4 million of client assets pursuant to the Currency Program and approximately $1.6 billion of client assets in all of its programs (notional funds excluded).

LITIGATION

        The following updates the information under the caption "Litigation" on beginning on page 130.

        On May 16, 2005, the jury in the litigation captioned Coleman (Parent) Holdings, Inc. v. Morgan Stanley & Co., Incorporated returned a verdict in favor of Coleman (Parent) Holdings, Inc. with respect to its claims against Morgan Stanley & Co. Incorporated and awarded Coleman (Parent) Holdings, Inc. $604 million in compensatory damages. On May 18, 2005, the jury awarded Coleman (Parent) Holdings, Inc. an additional $805 million in punitive damages. On June 23, 2005, the state court of Palm Beach County, Florida entered its final judgment, awarding Coleman (Parent) Holdings, Inc. $208 million for prejudgment interest and deducting $84 million from the award because of the settlement of related claims Coleman (Parent) Holdings, Inc. entered into with others, resulting in a total judgment against Morgan Stanley & Co. Incorporated of $1,578 million. On June 27, 2005, Morgan Stanley & Co. Incorporated filed its notice of appeal and posted a bond which automatically stayed execution of the judgment pending appeal. On June 28, 2006 the District Court of Appeal for the Fourth District heard oral argument on the company's appeal from the judgment of the trial court.

        On May 12, 2006, the U.S. District Court for the District of Columbia entered Final Judgment effecting a settlement Morgan Stanley & Co. Incorporated had reached with the SEC, the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. relating to Morgan Stanley & Co. Incorporated's production of email in the research analyst and initial public offering investigations from December 2000 through at least July 2005. The complaint, filed by the Securities and Exchange Commission in the U.S. District Court for the District of Columbia on May 10, 2006, alleges that Morgan Stanley & Co. Incorporated did not timely produce emails in response to those matters because it did not diligently search for back-up tapes containing responsive emails until 2005, and because it overwrote back-up tapes potentially containing responsive email until at least December 2002. Without admitting or denying the allegations of the complaint, Morgan Stanley & Co. Incorporated consented to (1) a permanent injunction barring future violations of Section 17(b) of the Securities Exchange Act of 1934, which requires, among other things, that Morgan Stanley & Co. Incorporated respond promptly to SEC subpoenas and requests, and the relevant regulations promulgated thereunder and (2) the payment of a $15 million civil penalty, $5 million of which will be paid to the National Association of Securities Dealers, Inc. and the New York Stock Exchange, Inc.

        On May 31, 2006, Morgan Stanley & Co. Incorporated and Morgan Stanley DW consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 17(a)(2) of the Securities Act of 1933 by managing auctions for auction rate securities in ways that were not adequately disclosed or that did not conform to disclosed procedures. The order required that Morgan Stanley & Co. Incorporated and Morgan Stanley DW cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act of 1933, the payment of a civil money penalty of $1.5 million and to comply with certain additional undertakings.

        On June 27, 2006, Morgan Stanley & Co. Incorporated and Morgan Stanley DW consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Investment Advisers Act of 1940 and paid a civil money penalty of $10 million. The SEC found that Morgan Stanley & Co. Incorporated and Morgan Stanley DW failed to maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material nonpublic information by them or persons associated with them. The SEC alleged that Morgan Stanley & Co. Incorporated and Morgan Stanley DW failed to: (1) conduct any surveillance of a number of accounts and securities; (2) provide adequate guidance to personnel charged with conducting surveillance; and (3) have adequate controls in place with respect to certain aspects of watch list maintenance. The SEC's findings covered different areas from the 1997 through 2006 time period. The order also required that Morgan Stanley & Co. Incorporated and Morgan Stanley DW comply with certain undertakings as described in SEC's order, which include retaining a qualified independent consultant to conduct a comprehensive review of their policies, practices and procedures relating to Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Investment Advisers Act of 1940 to determine the adequacy of such policies, practices and procedures and make appropriate recommendations.

THE LIMITED PARTNERSHIP AGREEMENTS

        The following supplements the final paragraph under the sub-caption "—Books and Records; Reports to Limited Partners" on page 136.

        The foregoing does not limit the ability of the estate of a deceased limited partner to inspect and copy the partnership's books and records, or obtain copies upon payment of reasonable reproduction and distribution costs, to the same extent as any limited partner in accordance with Section 8(e) of the limited partnership agreement.

CERTAIN ERISA CONSIDERATIONS

        The following replaces the first sentence of the fourth full paragraph under the caption "Certain ERISA Considerations" on page 141.

        The Department of Labor has published a regulation, certain aspects of which have been modified by the recently enacted Pension Protection Act of 2006, describing when the underlying assets of an entity into which certain benefit plan investors (as defined in Section 3(42) of ERISA) invest constitute "plan assets" for the purposes of ERISA.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following updates the information under the sub-caption "—Taxation of Limited Partners—Tax on Capital Gains and Losses," on page 146.

        In general, for individuals, trusts, and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 15% for gains recognized in taxable years beginning on or before December 31, 2010.

EXPERTS

        The following updates and replaces the information under the caption "Experts" on page 149.

        The statements of financial condition of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., and Morgan Stanley Spectrum Currency L.P., including the schedules of investments, as of December 31, 2005 and 2004, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2005, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2005 and 2004 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and is included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as an independent registered public accounting firm for Morgan Stanley.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

POTENTIAL ADVANTAGES

        The following table updates and replaces through October 31, 2006, the "Annual Returns of Various Asset Classes Over Time" table on page 156. The notes on pages 157-158 are an integral part of the following table.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 INDEX)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public CPO Asset Weighted Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005	4.9	6.7	1.9	14.0	10.0	1.7	0.9
2006*	12.1	1.1	4.0	19.4	15.3	1.3	1.4

*
Through October 31, 2006

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through October 31, 2006, the "Correlation Analysis" charts on pages 160-162.

      Data: 183 months of trading from August 1991 through October 2006
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

      Data: 144 months of trading from November 1994 through October 2006
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 144 months of trading from November 1994 through October 2006
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

      Data: 144 months of trading from November 1994 through October 2006
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Data: 76 months of trading from July 2000 through October 2006
      Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through October 31, 2006, the "Managed Futures vs. Stocks" chart on page 163. The notes on page 164 are an integral part of the following chart.

Managed Futures vs. Stocks
12-Month Holding Period Performance

STOCKS
MANAGED FUTURES
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04
12/05
10/06

Data: January 1980 through October 2006

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following chart updates and replaces through October 31, 2006, the "Improved Portfolio Efficiency" chart on page 166. The notes on page 166 are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through October 2006
U.S. Stocks/Bonds/International Equities/Managed Futures

      S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index data provided by PerTrac Financial Solutions, LLC (Memphis, TN). Barclay CTA Index data provided by Barclay Trading Group (Fairfield, IA).

SUPPLEMENTAL PERFORMANCE INFORMATION

        The following charts update and replace the charts on pages 172-181.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Select L.P.
Morgan Stanley	All data is from August 1, 1991 through October 31, 2006

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Select Statistics

Trading Advisors:	EMC Capital Management, Inc. Graham Capital Management, L.P. Northfield Trading, L.P. Rabar Market Research, Inc. Sunrise Capital Management, Inc.

Began Trading:	August 1, 1991

Net Assets in Fund:	$533.9 Million

Minimum Investment:	$5,000 ($2,000/IRA)

Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of Graham, 1/12 of 3.00% of Beg. Net Assets of Northfield and Sunrise, 1/12 of 2.50% of Beg. Net Assets of EMC and Rabar

Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:	15.0% of Monthly Trading Profits to Northfield and Sunrise, 17.5% to EMC and Rabar, and 20.0% to Graham

Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	7.05%

Standard Deviation of Monthly Returns:	6.45%

Annualized Standard Deviation:	22.35%

Sharpe Ratio:*	0.14

Largest Decline Period (05/95—08/96):	-26.77%

Average Recovery (No. of Months):	8.67

Average Monthly Loss:	-3.96%

Standard Deviation of Monthly Loss:	3.08%

% of Losing Months:	48.37%

Average Monthly Gain:	5.19%

Standard Deviation of Monthly Gain:	5.55%

% of Winning Months:	51.63%

*    Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

Trading Strategy

Spectrum Select uses the technically-based, trend-following trading systems of EMC Capital Management, Inc. ("EMC"), Graham Capital Management, L.P. ("Graham"), Northfield Trading L.P. ("Northfield"), Rabar Market Research, Inc. ("Rabar") and Sunrise Capital Management, Inc. ("Sunrise"), to participate in a diversified portfolio of futures and currency markets.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Graham's trading relies primarily on technical rather than fundamental information as the basis for their trading decisions. Graham seeks to, over time, successfully anticipate market events using quantitative mathematical models, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand. Graham's use of higher leverage for the partnership as compared to other accounts could result in increased gain or loss and trading volatility as compared to such other accounts.

Northfield uses a purely technical approach utilizing price action itself as analyzed by numerical indicators, pattern recognition or other techniques designed to provide information about market direction. Northfield's use of higher leverage for the partnership than for other accounts could result in increased gain or loss and trading volatility as compared to such other accounts.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Agriculturals
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Orange juice
Oats
Pork bellies
Soybean meal
Soybean oil
Soybeans
Sugar
Tokyo rubber
Red wheat
Wheat

 Interest Rates
Australian Treasury
    Bonds
British Government
    Bonds
Canadian Government
    Bonds
Eurodollar
European Bonds
Japanese Government
    Bonds
Swiss Government
    Bonds
U.S. Treasury Bonds
U.S. Treasury Notes	Foreign Exchange
Australian dollar
Brazilian real
British pound
Canadian dollar
Chilean peso
Euro
Hong Kong dollar
Icelandic krona
Indonesian rupiah
Israeli shekel
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Philippine peso
Polish zloty
Russian ruble
Singapore dollar
South African rand
South Korean won
Swiss franc
Taiwan dollar
Thai baht
Turkish lira
U.S. dollar

 Energies
Brent crude
Crude oil
Gas oil
Gasoline
Heating oil
Kerosene
Natural gas
Unleaded gas	Metals
Aluminum
Copper
Gold
Lead
Nickel
Palladium
Platinum
Silver
Tin
Zinc

 Stock Indices
CAC 40
Canada S&P 60
DAX
DOW 30
Euro Stoxx 50
FTSE 100
Hang Seng
IBEX 35
NASDAQ 100
Nikkei 225
Russell 2000
S&P 500
S&P/MIB
SPI 200
Taiwan
Topix

 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Morgan Stanley Spectrum Select L.P.

Spectrum Select Performance

1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006
31.19%	-14.45%	41.62%	-5.12%	23.62%	5.27%	6.22%	14.17%	-7.56%	7.14%	1.65%	15.40%	9.62%	-4.72%	-4.95%	2.91%
(5 Months)															(10 months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (07/31/91 = $10)

Correlation Analysis (08/91 - 10/06)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Select	CISDM	S&P	CITI	EAFE

Spectrum Select	1.00	0.89	-0.03	0.26	0.04

CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.04	0.30	0.01

S&P 500 Index ("S&P 500")			1.00	0.19	0.68

Citigroup Corporate Bond Index ("Citigroup")				1.00	0.09

MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ('CISDM'), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index - Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2006, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to 'Annual Returns of Various Asset Classes Over Time' Table, contained within the 'Potential Advantages' section of Part Two of the Spectrum Series Prospectus.

Morgan Stanley

 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Morgan Stanley Spectrum Technical L.P.
Morgan Stanley	All data is from November 1, 1994 through October 31, 2006

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Technical Statistics

Trading Advisors:	Campbell & Company, Inc. Chesapeake Capital Corporation John W. Henry & Company, Inc. Winton Capital Management Limited

Began Trading:	November 1, 1994

Net Assets in Fund:	$710.8 Million

Minimum Investment:	$5,000 ($2,000/IRA)

Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to JWH and Winton, 1/12 of 3.00% to Campbell and Chesapeake

Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:	20.00% of Monthly Trading Profits to Campbell, JWH and Winton, 19.00% to Chesapeake

Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	6.78%

Standard Deviation of Monthly Returns:	5.43%

Annualized Standard Deviation:	18.81%

Sharpe Ratio:*	0.15

Largest Decline Period (03/01 - 04/02):	-26.56%

Average Recovery (No. of months):	9.55

Average Monthly Loss:	-3.56%

Standard Deviation of Monthly Loss:	2.90%

% of Losing Months:	50.69%

Average Monthly Gain:	5.07%

Standard Deviation of Monthly Gain:	3.64%

% of Winning Months:	49.31%

*    Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

Trading Strategy

Spectrum Technical is managed by Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake"), John W. Henry & Company, Inc. ("JWH") and Winton Capital Management Limited ("Winton"). These four trading advisors employ a combination of investment approaches.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's systematic approach has been used for over thirty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980's and is continually updated based on research.

JWH's trading program uses historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

Winton employs a computerized, technical trend following trading system developed by its principals. This system tracks the daily price movements from more than 100 futures, options and forward markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit potential within a certain range of risk.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Agriculturals
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Lumber
Oats
Orange juice
Pork bellies
Rapeseed
Rough rice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat

 Energies
Brent crude
Crude oil
Gas oil
Heating oil
Natural gas
Unleaded gas	Foreign Exchange
Australian dollar
Brazilian real
British pound
Canadian dollar
Czech koruna
Euro
Hong Kong dollar
Hungarian forint
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar

 Interest Rates
Australian Treasury Bonds
British Government Bonds
Canadian Government Bonds
European Bonds
Eurodollar
Japanese Government Bonds
New Zealand Bonds
Swiss Government Bonds
U.S. Treasury Bonds
U.S. Treasury Notes	Metals
Aluminum
Copper
Gold
Lead
Nickel
Palladium
Platinum
Silver
Tin
Zinc

 Stock Indices
AEX
CAC 40
Canada S&P 60
DAX
Dow 30
Euro Stoxx 50
FTSE 100
Hang Seng
IBEX 35
MIB
NASDAQ 100
Nikkei 225
Russell 2000
S&P Midcap 400
S&P 500
SPI 200
Swiss
Taiwan

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Technical L.P.

Annual Performance

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006
-2.20%	17.59%	18.35%	7.49%	10.18%	-7.51%	7.85%	-7.15%	23.31%	22.98%	4.37%	-5.37%	-1.74
(2 months)												(10 months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (10/31/94 = $10)

Correlation Analysis (11/94 - 10/06)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Technical	CISDM	S&P	CITI	EAFE

Spectrum Technical	1.00	0.94	-0.10	0.21	-0.04

CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.10	0.29	-0.05

S&P 500 Index ("S&P"')			1.00	0.13	0.77

Citigroup Corporate Bond Index ("Citigroup")				1.00	0.00

MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2006, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

Morgan Stanley

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Strategic L.P.
Morgan Stanley	All data is from November 1, 1994 through October 31, 2006

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Strategic Statistics

Trading Advisors:	Blenheim Capital Management, LLC Eclipse Capital Management, Inc. FX Concepts, Inc.

Began Trading:	November 1, 1994

Net Assets in Fund:	$194.2 Million

Minimum Investment:	$5,000 ($2,000/IRA)

Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to FX Concepts, 1/12 of 3.00% to Blenheim and Eclipse

Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:	15.00% of Monthly Trading Profits to Bleinheim and Eclipse, 20.00% to FX Concepts

Investment Style:	Fundamental/Multi-Style

Risk Analysis

Compounded Annual Rate of Return:	3.95%

Standard Deviation of Monthly Returns:	5.92%

Annualized Standard Deviation:	20.51%

Sharpe Ratio:*	0.00

Largest Decline Period (12/99 - 10/00):	-43.28%

Average Recovery (No. of Months):	5.85

Average Monthly Loss:	-3.92%

Standard Deviation of Monthly Loss:	3.57%

% of Losing Months:	49.31%

Average Monthly Gain:	4.79%

Standard Deviation of Monthly Gain:	4.39%

% of Winning Months:	50.69%

*    Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by annualized standard deviation.

Average Sector Participation

Trading Strategy

Spectrum Strategic is managed by Blenheim Capital Management, LLC ("Blenheim"), Eclipse Capital Management, Inc. ("Eclipse") and FX Concepts (Trading Advisor), Inc. ("FX Concepts"). The trading advisors employ a discretionary or fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical/systematic factors.

Blenheim's program has a strong global concentration using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world. Eclipse's use of higher leverage for the partnership as compared to other accounts could result in increased gain or loss and trading volatility as compared to such other accounts.

FX Concepts' Developed Markets Currency ("DMC") Program trades a diversified portfolio of developed market currencies in the interbank non U.S. exchange markets. FX Concepts' investment approach is tailored to three key characteristics of the currency market, namely that: 1) currency markets trend and are cyclical; 2) high interest rate currencies tend to appreciate against low interest rate currencies (e.g. "carry trade"); 3) hedgers are sometimes willing to pay a premium to insure against risk through the purchase of options. As a result, DMC incorporates three modules: 1) Trend Based Module; 2) Carry Based Module; 3) Options Based Module. The core of the investment process is quantitative and systematic, although discretion is occasionally utilized to adjust position size.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Agriculturals
Cocoa
Coffee
Corn
Cotton
Live cattle
Rapeseed
Rough rice
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat

 Energies
Brent crude
Crude oil
Gas oil
Heating oil
Natural gas
RBOB gasoline
Unleaded gas	Foreign Exchange
Australian dollar
Brazilian real
British pound
Canadian dollar
Chinese yuan
Euro
Hong Kong dollar
Japanese yen
Malasian ringit
New Zealand dollar
Norwegian krone
Singapore dollar
Swedish krona
Swiss franc
U.S. dollar

 Interest Rates
British Government Bonds
Eurodollar
European Bonds
Japanese Government Bonds
U.S. Treasury Bonds
U.S. Treasury Notes	Metals Aluminum Copper Gold Lead Nickel Palladium Platinum Silver Tin Zinc Stock Indices DAX FTSE 100 Hang Seng NASDAQ 100 Nikkei 225 S&P 500

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Strategic L.P.

Spectrum Strategic Performance

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006
0.10%	10.49%	-3.53%	0.37%	7.84%	37.23%	-33.06%	-0.57%	9.38%	24.00%	1.75%	-2.61%	12.20%
(2 months)												(10 months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (10/31/94 = $10)

Correlation Analysis (11/94 - 10/06)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Strategic	CISDM	S&P	CITI	EAFE

Spectrum Strategic	1.00	0.55	0.01	0.05	0.11

CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.10	0.29	-0.05

S&P 500 Index ("S&P"')			1.00	0.13	0.77

Citigroup Corporate Bond Index ("Citigroup")				1.00	0.00

MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2006, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

Morgan Stanley

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Global Balanced L.P.
Morgan Stanley	All data is from August 1, 1991 through October 31, 2006

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Global Balanced Statistics

Trading Advisor:	SSARIS Advisors, LLC

Began Trading:	November 1, 1994

Net Assets in Fund:	$ 41.6 Million

Minimum Investment:	$5,000 ($2,000/IRA)

Monthly Management Fee:	1/12 of 1.25% of Beg. Net Assets

Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets

Monthly Incentive Fee:	15.00% of Monthly Trading Profits

Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	3.77%

Standard Deviation of Monthly Returns:	2.56%

Annualized Standard Deviation:	8.87%

Sharpe Ratio:*	-0.03

Largest Decline Period (04/99 - 04/05):	-17.43%

Average Recovery (No. of Months):	7.18

Average Monthly Loss:	-1.79%

Standard Deviation of Monthly Loss:	1.56%

% of Losing Months:	44.44%

Average Monthly Gain:	2.05%

Standard Deviation of Monthly Gain:	1.82%

% of Winning Months:	55.56%

*    Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

Trading Strategy

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and seeks to offer a balanced portfolio that participates in global stocks, global bonds and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not generate results that have a relatively low correlation to the returns of the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley offers.

Within global stock and global bond components of Spectrum Global Balanced, SSARIS Advisors, LLC ('SSARIS') analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of Spectrum Global Balanced, SSARIS employs a technical trend-following trading system to analyze price data, determine profit and risk potential and initiate trades overall.

Spectrum Global Balanced is managed by a single trading advisor. Therefore, Spectrum Global Balanced lacks the potential benefit of trading advisor diversification employed by each of the other Spectrum Series of partnerships. SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Agriculturals
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Orange Juice
Soybean oil
Soybean meal
Soybeans
Sugar
Wheat

 Energies
Brent crude
Crude oil
Gas oil
Natural gas
RBOB gasoline
Unleaded gas	Foreign Exchange
Australian dollar
British pound
Canadian dollar
Euro
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swiss franc
U.S. dollar

 Interest Rates
Australian Treasury Bonds
British Government Bonds
Canadian Government Bonds
Eurodollar
European Bonds
Japanese Government Bonds
New Zealand Government Bonds
U.S. Treasury Bonds
U.S. Treasury Notes	Metals Copper Gold Nickel Silver Zinc Stock Indices CAC40 DAX Euro Stoxx 50 FTSE 100 Hang Seng IBEX 35 NASDAQ 100 Nikkei 225 Russell 2000 S&P 500 SPI 200

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Global Balanced Performance

Annual Performance

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006
-1.70%	22.79%	-3.65%	18.23%	16.36%	0.75%	0.87%	-0.31%	-10.12%	6.18%	-5.56%	4.24%	2.30%
(2 months)												(10 months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (10/31/94 = $10)

Correlation Analysis (11/94 - 10/06)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Global Balanced	CISDM	S&P	CITI	EAFE

Spectrum Global Balanced	1.00	0.58	0.48	0.43	0.39

CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.10	0.29	-0.05

S&P 500 Index ("S&P")			1.00	0.13	0.77

Citigroup Corporate Bond Index ("Citigroup")				1.00	0.00

MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index - Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2006, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

Morgan Stanley

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Currency L.P.
Morgan Stanley	All data is from July 3, 2003 through October 31, 2006

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Currency Statistics

Trading Advisors:	John W. Henry & Company, Inc. Sunrise Capital Partners, LLC

Began Trading:	July 3, 2000

Net Assets in Fund:	$158.4 Million

Minimum Investment:	$5,000 ($2,000/IRA)

Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets

Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets

Monthly Incentive Fee:	20.00% of Monthly Trading Profits

Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	0.83%

Standard Deviation of Monthly Returns:	4.88%

Annualized Standard Deviation:	16.91%

Sharpe Ratio:*	-0.19

Largest Decline Period (12/03 - 07/06):	-34.80%

Average Recovery (No. of Months):	2.27

Average Monthly Loss:	-3.21%

Standard Deviation of Monthly Loss:	2.27%

% of Losing Months:	54.55%

Average Monthly Gain:	4.26%

Standard Deviation of Monthly Gain:	3.88%

% of Winning Months:	45.45%

*    Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

Trading Strategy

Spectrum Currency, managed by John W. Henry & Company, Inc. ("JWH") and Sunrise Capital Partners, LLC ("Sunrise"), is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts and may also trade in spot (cash) currency markets.

JWH's International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are typically taken as outrights against the U.S. dollar or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar and South African rand. In order to achieve adequate diversification for this Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Foreign Exchange
Australian dollar
Brazilian real
British pound
Czech koruna
Euro
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Morgan Stanley Spectrum Currency L.P.

Spectrum Currency Performance

2000	2001	2002	2003	2004	2005	2006
11.70%	11.10%	12.25%	12.42%	-7.98%	-18.25%	-10.53%
(6 months)						(10 months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (06/30/00 = $10)

Correlation Analysis (07/00 - 10/06)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Spectrum Currency	CISDM	S&P	CITI	EAFE

Spectrum Currency	1.00	0.54	0.01	0.13	0.06

CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.23	0.25	-0.10

S&P 500 Index ("S&P")			1.00	-0.10	0.84

Citigroup Corporate Bond Index ("Citigroup")				1.00	-0.06

MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2006, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

Morgan Stanley

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through October 31, 2006, the "Fund Asset History" charts on pages 182-184.

Spectrum Select
Fund Asset History

    *  Spectrum Select had multiple closings during initial offering

  **  Re-opening of fund in September 1993 and November 1996

***  Effective May 1998, Spectrum Select became part of the Spectrum Series.

Spectrum Technical
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic
Fund Asset History

Spectrum Global Balanced
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through October 31, 2006, the "Historical Performance Comparison" charts on pages 185-187. As of October 31, 2006, there were 84 public managed futures funds included in the calculation of the CISDM Public CPO Asset Weighted Index, 16 of which are Morgan Stanley public managed futures funds.

Spectrum Select vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison

Spectrum Technical vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison

Spectrum Global Balanced vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through October 31, 2006, the "Historical Performance Comparison (Rate of Return)" charts on pages 188-190.

Spectrum Select vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison (Rate of Return)

Data: August 1991 through October 2006

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Technical vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through October 2006

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through October 2006

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Global Balanced vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison (Rate of Return)

Data: November 1994 through October 2006

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison (Rate of Return)

Data: July 2000 through October 2006

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The following charts update and replace through October 31, 2006, the "Historical Performance" charts on pages 191-204.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Aug-91	(6.20)	9.38
Sep-91	6.32	9.97	(0.27)
Oct-91	(2.28)	9.75
Nov-91	(2.93)	9.46
Dec-91	38.67	13.12	31.54	31.19
Jan-92	(13.72)	11.32
Feb-92	(6.09)	10.63
Mar-92	(3.91)	10.21	(22.14)
Apr-92	(1.86)	10.02
May-92	(1.42)	9.88
Jun-92	7.19	10.59	3.71
Jul-92	10.72	11.73			17.29
Aug-92	6.69	12.51			33.40
Sep-92	(5.24)	11.86	11.94		18.89
Oct-92	(3.17)	11.48			17.81
Nov-92	1.39	11.64			23.04
Dec-92	(3.58)	11.22	(5.34)	(14.45)	(14.45)
Jan-93	0.31	11.26			(0.54)
Feb-93	14.85	12.93			21.64
Mar-93	(0.60)	12.85	14.52		25.83
Apr-93	10.35	14.18			41.48
May-93	1.95	14.46			46.32
Jun-93	0.21	14.49	12.74		36.79
Jul-93	13.90	16.50			40.71	65.04
Aug-93	(0.95)	16.35			30.64	74.28
Sep-93	(4.13)	15.67	8.16		32.17	57.15
Oct-93	(4.97)	14.89			29.72	52.81
Nov-93	(1.30)	14.70			26.28	55.37
Dec-93	8.13	15.90	1.42	41.62	41.62	21.16
Jan-94	(11.67)	14.04			24.70	24.03
Feb-94	(6.79)	13.09			1.21	23.11
Mar-94	12.57	14.73	(7.33)		14.61	44.21
Apr-94	(0.95)	14.59			2.88	45.55
May-94	6.84	15.59			7.81	57.75
Jun-94	10.30	17.19	16.73		18.66	62.32
Jul-94	(4.91)	16.35			(0.93)	39.41
Aug-94	(6.95)	15.22			(6.93)	21.59
Sep-94	1.25	15.41	(10.41)		(1.70)	29.92
Oct-94	(4.78)	14.67			(1.50)	27.77
Nov-94	5.68	15.50			5.47	33.18
Dec-94	(2.72)	15.08	(2.11)	(5.12)	(5.12)	34.36
Jan-95	(8.13)	13.85			(1.32)	23.05
Feb-95	9.61	15.19			16.04	17.44
Mar-95	20.58	18.31	21.42		24.30	42.46
Apr-95	9.06	19.97			36.86	40.79
May-95	11.08	22.18			42.28	53.40
Jun-95	(1.70)	21.80	19.08		26.81	50.47
Jul-95	(10.61)	19.49			19.20	18.09
Aug-95	(4.81)	18.55			21.93	13.48
Sep-95	(7.76)	17.11	(21.52)		11.08	9.19
Oct-95	(3.35)	16.54			12.75	11.05
Nov-95	1.37	16.77			8.15	14.06
Dec-95	11.19	18.64	8.94	23.62	23.62	17.28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jan-96	(0.38)	18.57			34.05	32.28
Feb-96	(12.11)	16.32			7.49	24.73
Mar-96	(0.22)	16.29	(12.63)		(11.05)	10.57
Apr-96	4.07	16.95			(15.11)	16.17
May-96	(3.65)	16.33			(26.37)	4.76
Jun-96	1.37	16.56	1.65		(24.07)	(3.71)
Jul-96	(1.44)	16.32			(16.27)	(0.20)
Aug-96	(0.46)	16.24			(12.44)	6.76
Sep-96	3.34	16.79	1.39		(1.90)	8.97
Oct-96	13.30	19.02			15.00	29.65
Nov-96	6.76	20.31			21.11	30.98
Dec-96	(3.36)	19.62	16.90	5.27	5.27	30.13
Jan-97	3.93	20.40			9.82	47.21
Feb-97	4.75	21.36			30.88	40.68
Mar-97	0.31	21.43	9.21		31.58	17.04
Apr-97	(5.46)	20.26			19.53	1.46
May-97	(1.18)	20.02			22.60	(9.73)
Jun-97	0.16	20.05	(6.42)		21.13	(8.02)
Jul-97	9.74	22.01			34.86	12.92
Aug-97	(6.22)	20.64			27.06	11.25
Sep-97	0.93	20.83	3.87		24.09	21.73
Oct-97	(3.77)	20.05			5.40	21.20
Nov-97	0.62	20.17			(0.66)	20.31
Dec-97	3.35	20.85	0.07	6.22	6.22	11.82
Jan-98	0.87	21.03			3.10	13.22
Feb-98	2.16	21.48			0.55	31.60
Mar-98	0.23	21.53	3.28		0.46	32.19
Apr-98	(6.72)	20.08			(0.88)	18.47
May-98	1.78	20.44			2.08	25.15
Jun-98	0.93	20.63	(4.18)		2.87	24.60
Jul-98	(0.97)	20.43			(7.17)	25.19
Aug-98	19.19	24.35			17.98	49.90
Sep-98	6.24	25.87	25.40		24.19	54.11
Oct-98	(5.14)	24.54			22.42	29.03
Nov-98	(4.16)	23.52			16.61	15.83
Dec-98	1.19	23.80	(8.00)	14.17	14.17	21.28
Jan-99	(2.90)	23.11			9.91	13.31
Feb-99	5.45	24.37			13.45	14.07
Mar-99	(2.50)	23.76	(0.17)		10.36	10.87
Apr-99	3.70	24.64			22.70	21.61
May-99	(4.38)	23.56			15.26	17.67
Jun-99	0.34	23.64	(0.51)		14.59	17.88
Jul-99	(4.40)	22.60			10.62	2.69
Aug-99	(0.44)	22.50			(7.60)	9.02
Sep-99	1.69	22.88	(3.21)		(11.56)	9.83
Oct-99	(8.39)	20.96			(14.59)	4.56
Nov-99	3.29	21.65			(7.95)	7.34
Dec-99	1.62	22.00	(3.85)	(7.56)	(7.56)	5.54
Jan-00	2.86	22.63			(2.08)	7.62
Feb-00	(2.17)	22.14			(9.15)	3.07
Mar-00	(2.08)	21.68	(1.45)		(8.75)	0.70
Apr-00	(3.78)	20.86			(15.34)	3.87
May-00	1.58	21.19			(10.06)	3.67
Jun-00	(4.44)	20.25	(6.60)		(14.34)	(1.84)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-00	(2.42)	19.76			(12.57)	(3.28)
Aug-00	4.71	20.69			(8.04)	(15.03)
Sep-00	(1.84)	20.31	0.30		(11.23)	(21.49)
Oct-00	0.44	20.40			(2.67)	(16.87)
Nov-00	6.47	21.72			0.32	(7.65)
Dec-00	8.52	23.57	16.05	7.14	7.14	(0.97)
Jan-01	1.36	23.89			5.57	3.38
Feb-01	1.93	24.35			9.98	(0.08)
Mar-01	7.27	26.12	10.82		20.48	9.93
Apr-01	(6.93)	24.31			16.54	(1.34)
May-01	(0.53)	24.18			14.11	2.63
Jun-01	(1.78)	23.75	(9.07)		17.28	0.47
Jul-01	(0.13)	23.72			20.04	4.96
Aug-01	2.53	24.32			17.54	8.09
Sep-01	6.70	25.95	9.26		27.77	13.42
Oct-01	6.01	27.51			34.85	31.25
Nov-01	(13.12)	23.90			10.04	10.39
Dec-01	0.25	23.96	(7.67)	1.65	1.65	8.91
Jan-02	(1.25)	23.66			(0.96)	4.55
Feb-02	(6.89)	22.03			(9.53)	(0.50)
Mar-02	3.77	22.86	(4.59)		(12.48)	5.44
Apr-02	(3.11)	22.15			(8.89)	6.18
May-02	3.48	22.92			(5.21)	8.16
Jun-02	12.00	25.67	12.29		8.08	26.77
Jul-02	4.67	26.87			13.28	35.98
Aug-02	3.42	27.79			14.27	34.32
Sep-02	5.18	29.23	13.87		12.64	43.92
Oct-02	(6.12)	27.44			(0.25)	34.51
Nov-02	(4.56)	26.19			9.58	20.58
Dec-02	5.57	27.65	(5.41)	15.40	15.40	17.31
Jan-03	4.70	28.95			22.36	21.18
Feb-03	4.11	30.14			36.81	23.78
Mar-03	(8.99)	27.43	(0.80)		19.99	5.02
Apr-03	1.02	27.71			25.10	13.99
May-03	8.99	30.20			31.76	24.90
Jun-03	(2.91)	29.32	6.89		14.22	23.45
Jul-03	(1.98)	28.74			6.96	21.16
Aug-03	0.31	28.83			3.74	18.54
Sep-03	(2.77)	28.03	(4.40)		(4.11)	8.02
Oct-03	2.78	28.81			4.99	4.73
Nov-03	(3.02)	27.94			6.68	16.90
Dec-03	8.48	30.31	8.13	9.62	9.62	26.50
Jan-04	2.14	30.96			6.94	30.85
Feb-04	8.17	33.49			11.11	52.02
Mar-04	(0.90)	33.19	9.50		21.00	45.19
Apr-04	(10.67)	29.65			7.00	33.86
May-04	(3.95)	28.48			(5.70)	24.26
Jun-04	(4.71)	27.14	(18.23)		(7.44)	5.73
Jul-04	(3.24)	26.26			(8.63)	(2.27)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-04	(2.97)	25.48			(11.62)	(8.31)
Sep-04	0.12	25.51	(6.01)		(8.99)	(12.73)
Oct-04	3.72	26.46			(8.16)	(3.57)
Nov-04	8.39	28.68			2.65	9.51
Dec-04	0.70	28.88	13.21	(4.72)	(4.72)	4.45
Jan-05	(7.31)	26.77			(13.53)	(7.53)
Feb-05	1.27	27.11			(19.05)	(10.05)
Mar-05	(2.43)	26.45	(8.41)		(20.31)	(3.57)
Apr-05	(5.29)	25.05			(15.51)	(9.60)
May-05	2.95	25.79			(9.45)	(14.60)
Jun-05	2.83	26.52	0.26		(2.28)	(9.55)
Jul-05	(0.41)	26.41			0.57	(8.11)
Aug-05	0.27	26.48			3.92	(8.15)
Sep-05	1.55	26.89	1.40		5.41	(4.07)
Oct-05	(2.08)	26.33			(0.49)	(8.61)
Nov-05	5.01	27.65			(3.59)	(1.04)
Dec-05	(0.72)	27.45	2.08	(4.95)	(4.95)	(9.44)
Jan-06	2.59	28.16			5.19	(9.04)
Feb-06	(2.31)	27.51			1.48	(17.86)
Mar-06	3.53	28.48	3.75		7.67	(14.19)
Apr-06	8.36	30.86			23.19	4.08
May-06	(0.71)	30.64			18.81	7.58
Jun-06	(2.94)	29.74	4.42		12.14	9.58
Jul-06	(4.67)	28.35			7.35	7.96
Aug-06	(0.11)	28.32			6.95	11.15
Sep-06	(0.60)	28.15	(5.35)		4.69	10.35
Oct-06	0.36	28.25	0.36	2.91	7.29	6.76
Compounded annual ROR:				7.05
Standard deviation of monthly returns:				6.45

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.90)	9.91
Dec-94	(1.31)	9.78	(2.20)	(2.20)
Jan-95	(1.84)	9.60
Feb-95	5.10	10.09
Mar-95	10.21	11.12	13.70
Apr-95	3.60	11.52
May-95	0.69	11.60
Jun-95	(1.12)	11.47	3.15
Jul-95	(2.44)	11.19
Aug-95	(0.63)	11.12
Sep-95	(3.33)	10.75	(6.28)
Oct-95	(0.09)	10.74			7.40
Nov-95	0.93	10.84			9.38
Dec-95	6.09	11.50	6.98	17.59	17.59
Jan-96	4.78	12.05			25.52
Feb-96	(6.39)	11.28			11.79
Mar-96	1.24	11.42	(0.70)		2.70
Apr-96	4.82	11.97			3.91
May-96	(3.84)	11.51			(0.78)
Jun-96	3.21	11.88	4.03		3.57
Jul-96	(4.80)	11.31			1.07
Aug-96	(0.35)	11.27			1.35
Sep-96	5.50	11.89	0.08		10.60
Oct-96	9.92	13.07			21.69	30.70
Nov-96	8.34	14.16			30.63	42.89
Dec-96	(3.88)	13.61	14.47	18.35	18.35	39.16
Jan-97	3.67	14.11			17.10	46.98
Feb-97	1.13	14.27			26.51	41.43
Mar-97	(1.82)	14.01	2.94		22.68	25.99
Apr-97	(2.93)	13.60			13.62	18.06
May-97	(3.75)	13.09			13.73	12.84
Jun-97	0.69	13.18	(5.92)		10.94	14.91
Jul-97	9.33	14.41			27.41	28.78
Aug-97	(5.97)	13.55			20.23	21.85
Sep-97	1.85	13.80	4.70		16.06	28.37
Oct-97	0.36	13.85			5.97	28.96
Nov-97	1.01	13.99			(1.20)	29.06
Dec-97	4.57	14.63	6.01	7.49	7.49	27.22
Jan-98	(1.16)	14.46			2.48	20.00
Feb-98	0.41	14.52			1.75	28.72
Mar-98	1.31	14.71	0.55		5.00	28.81
Apr-98	(4.62)	14.03			3.16	17.21
May-98	3.28	14.49			10.70	25.89
Jun-98	(1.10)	14.33	(2.58)		8.73	20.62
Jul-98	(0.98)	14.19			(1.53)	25.46
Aug-98	10.29	15.65			15.50	38.86
Sep-98	4.35	16.33	13.96		18.33	37.34
Oct-98	(0.73)	16.21			17.04	24.02
Nov-98	(6.17)	15.21			8.72	7.42
Dec-98	5.98	16.12	(1.29)	10.18	10.18	18.44
Jan-99	(4.96)	15.32			5.95	8.58
Feb-99	2.48	15.70			8.13	10.02
Mar-99	(2.48)	15.31	(5.02)		4.08	9.28
Apr-99	7.18	16.41			16.96	20.66
May-99	(5.00)	15.59			7.59	19.10
Jun-99	5.13	16.39	7.05		14.38	24.36
Jul-99	(3.90)	15.75			10.99	9.30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	0.95	15.90			1.60	17.34
Sep-99	(1.51)	15.66	(4.45)		(4.10)	13.48
Oct-99	(9.96)	14.10			(13.02)	1.81
Nov-99	1.84	14.36			(5.59)	2.64
Dec-99	3.83	14.91	(4.79)	(7.51)	(7.51)	1.91
Jan-00	1.21	15.09			(1.50)	4.36
Feb-00	(1.19)	14.91			(5.03)	2.69
Mar-00	(1.54)	14.68	(1.54)		(4.11)	(0.20)
Apr-00	(4.02)	14.09			(14.14)	0.43
May-00	(0.43)	14.03			(10.01)	(3.17)
Jun-00	(2.78)	13.64	(7.08)		(16.78)	(4.82)
Jul-00	(3.96)	13.10			(16.83)	(7.68)
Aug-00	3.74	13.59			(14.53)	(13.16)
Sep-00	(8.61)	12.42	(8.94)		(20.69)	(23.94)
Oct-00	2.90	12.78			(9.36)	(21.16)
Nov-00	12.28	14.35			(0.07)	(5.65)
Dec-00	12.06	16.08	29.47	7.85	7.85	(0.25)
Jan-01	(0.81)	15.95			5.70	4.11
Feb-01	1.94	16.26			9.05	3.57
Mar-01	11.38	18.11	12.62		23.37	18.29
Apr-01	(11.10)	16.10			14.27	(1.89)
May-01	(0.37)	16.04			14.33	2.89
Jun-01	(3.62)	15.46	(14.63)		13.34	(5.67)
Jul-01	(3.36)	14.94			14.05	(5.14)
Aug-01	1.34	15.14			11.41	(4.78)
Sep-01	8.19	16.38	5.95		31.88	4.60
Oct-01	5.37	17.26			35.05	22.41
Nov-01	(15.59)	14.57			1.53	1.46
Dec-01	2.47	14.93	(8.85)	(7.15)	(7.15)	0.13
Jan-02	(1.88)	14.65			(8.15)	(2.92)
Feb-02	(3.41)	14.15			(12.98)	(5.10)
Mar-02	(2.90)	13.74	(7.97)		(24.13)	(6.40)
Apr-02	(3.20)	13.30			(17.39)	(5.61)
May-02	5.64	14.05			(12.41)	0.14
Jun-02	15.02	16.16	17.61		4.53	18.48
Jul-02	9.65	17.72			18.61	35.27
Aug-02	4.40	18.50			22.19	36.13
Sep-02	6.43	19.69	21.84		20.21	58.53
Oct-02	(6.75)	18.36			6.37	43.66
Nov-02	(4.68)	17.50			20.11	21.95
Dec-02	5.20	18.41	(6.50)	23.31	23.31	14.49
Jan-03	12.76	20.76			41.71	30.16
Feb-03	6.60	22.13			56.40	36.10
Mar-03	(9.17)	20.10	9.18		46.29	10.99
Apr-03	1.44	20.39			53.31	26.65
May-03	6.38	21.69			54.38	35.22
Jun-03	(7.42)	20.08	(0.10)		24.26	29.88
Jul-03	(3.04)	19.47			9.88	30.32
Aug-03	3.39	20.13			8.81	32.96
Sep-03	(5.41)	19.04	(5.18)		(3.30)	16.24
Oct-03	9.14	20.78			13.18	20.39
Nov-03	1.20	21.03			20.17	44.34
Dec-03	7.66	22.64	18.91	22.98	22.98	51.64
Jan-04	2.74	23.26			12.04	58.77
Feb-04	9.85	25.55			15.45	80.57
Mar-04	(3.91)	24.55	8.44		22.14	78.68
Apr-04	(9.90)	22.12			8.48	66.32
May-04	(2.76)	21.51			(0.83)	53.10

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jun-04	(5.21)	20.39	(16.95)		1.54	26.18
Jul-04	(4.76)	19.42			(0.26)	9.59
Aug-04	(1.96)	19.04			(5.41)	2.92
Sep-04	2.94	19.60	(3.87)		2.94	(0.46)
Oct-04	6.89	20.95			0.82	14.11
Nov-04	12.51	23.57			12.08	34.69
Dec-04	0.25	23.63	20.56	4.37	4.37	28.35
Jan-05	(7.49)	21.86			(6.02)	5.30
Feb-05	(0.55)	21.74			(14.91)	(1.76)
Mar-05	(1.10)	21.50	(9.01)		(12.42)	6.97
Apr-05	(5.35)	20.35			(8.00)	(0.20)
May-05	3.69	21.10			(1.91)	(2.72)
Jun-05	5.69	22.30	3.72		9.37	11.06
Jul-05	(0.40)	22.21			14.37	14.07
Aug-05	0.00	22.21			16.65	10.33
Sep-05	(1.13)	21.96	(1.52)		12.04	15.34
Oct-05	(2.41)	21.43			2.29	3.13
Nov-05	6.77	22.88			(2.93)	8.80
Dec-05	(2.27)	22.36	1.82	(5.37)	(5.37)	(1.24)
Jan-06	4.52	23.37			6.91	0.47
Feb-06	(3.94)	22.45			3.27	(12.13)
Mar-06	7.88	24.22	8.32		12.65	(1.34)
Apr-06	4.46	25.30			24.32	14.38
May-06	(2.81)	24.59			16.54	14.32
Jun-06	(3.86)	23.64	(2.39)		6.01	15.94
Jul-06	(2.66)	23.01			3.60	18.49
Aug-06	(0.74)	22.84			2.84	19.96
Sep-06	(3.28)	22.09	(6.56)		0.59	12.70
Oct-06	(0.54)	21.97	(0.54)	(1.74)	2.52	4.87
Compounded annual ROR:				6.78
Standard deviation of monthly returns:				5.43

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	0.10	10.01
Dec-94	0.00	10.01	0.10	0.10
Jan-95	(3.50)	9.66
Feb-95	1.45	9.80
Mar-95	7.86	10.57	5.59
Apr-95	0.00	10.57
May-95	(0.66)	10.50
Jun-95	(6.38)	9.83	(7.00)
Jul-95	(0.81)	9.75
Aug-95	4.00	10.14
Sep-95	(0.39)	10.10	2.75
Oct-95	0.30	10.13			1.30
Nov-95	2.76	10.41			4.00
Dec-95	6.24	11.06	9.50	10.49	10.49
Jan-96	3.71	11.47			18.74
Feb-96	(10.29)	10.29			5.00
Mar-96	(0.97)	10.19	(7.87)		(3.60)
Apr-96	6.08	10.81			2.27
May-96	(3.05)	10.48			(0.19)
Jun-96	(2.86)	10.18	(0.10)		3.56
Jul-96	(4.91)	9.68			(0.72)
Aug-96	1.14	9.79			(3.45)
Sep-96	5.11	10.29	1.08		1.88
Oct-96	2.92	10.59			4.54	5.90
Nov-96	3.49	10.96			5.28	9.49
Dec-96	(2.65)	10.67	3.69	(3.53)	(3.53)	6.59
Jan-97	(0.66)	10.60			(7.59)	9.73
Feb-97	10.09	11.67			13.41	19.08
Mar-97	6.77	12.46	16.78		22.28	17.88
Apr-97	(6.90)	11.60			7.31	9.74
May-97	0.78	11.69			11.55	11.33
Jun-97	(1.63)	11.50	(7.70)		12.97	16.99
Jul-97	7.65	12.38			27.89	26.97
Aug-97	(4.93)	11.77			20.22	16.07
Sep-97	(6.03)	11.06	(3.83)		7.48	9.50
Oct-97	(6.24)	10.37			(2.08)	2.37
Nov-97	(2.22)	10.14			(7.48)	(2.59)
Dec-97	5.62	10.71	(3.16)	0.37	0.37	(3.16)
Jan-98	5.32	11.28			6.42	(1.66)
Feb-98	(3.37)	10.90			(6.60)	5.93
Mar-98	0.37	10.94	2.15		(12.20)	7.36
Apr-98	(11.06)	9.73			(16.12)	(9.99)
May-98	(7.40)	9.01			(22.93)	(14.03)
Jun-98	(0.89)	8.93	(18.37)		(22.35)	(12.28)
Jul-98	(5.26)	8.46			(31.66)	(12.60)
Aug-98	11.82	9.46			(19.63)	(3.37)
Sep-98	19.03	11.26	26.09		1.81	9.43
Oct-98	8.44	12.21			17.74	15.30
Nov-98	(7.94)	11.24			10.85	2.55
Dec-98	2.76	11.55	2.58	7.84	7.84	8.25
Jan-99	(3.55)	11.14			(1.24)	5.09
Feb-99	11.76	12.45			14.22	6.68
Mar-99	(3.45)	12.02	4.07		9.87	(3.53)
Apr-99	2.00	12.26			26.00	5.69
May-99	(13.38)	10.62			17.87	(9.15)
Jun-99	21.85	12.94	7.65		44.90	12.52
Jul-99	(1.00)	12.81			51.42	3.47
Aug-99	5.31	13.49			42.60	14.61

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Sep-99	13.27	15.28	18.08		35.70	38.16
Oct-99	(9.55)	13.82			13.19	33.27
Nov-99	4.85	14.49			28.91	42.90
Dec-99	9.39	15.85	3.73	37.23	37.23	47.99
Jan-00	(1.96)	15.54			39.50	37.77
Feb-00	(18.47)	12.67			1.77	16.24
Mar-00	(2.05)	12.41	(21.70)		3.24	13.44
Apr-00	(10.15)	11.15			(9.05)	14.59
May-00	10.13	12.28			15.63	36.29
Jun-00	(7.82)	11.32	(8.78)		(12.52)	26.76
Jul-00	3.71	11.74			(8.35)	38.77
Aug-00	(8.26)	10.77			(20.16)	13.85
Sep-00	(10.40)	9.65	(14.75)		(36.85)	(14.30)
Oct-00	(6.84)	8.99			(34.95)	(26.37)
Nov-00	6.56	9.58			(33.89)	(14.77)
Dec-00	10.75	10.61	9.95	(33.06)	(33.06)	(8.14)
Jan-01	(0.94)	10.51			(32.37)	(5.66)
Feb-01	0.48	10.56			(16.65)	(15.18)
Mar-01	1.04	10.67	0.57		(14.02)	(11.23)
Apr-01	(1.69)	10.49			(5.92)	(14.44)
May-01	(0.10)	10.48			(14.66)	(1.32)
Jun-01	(3.34)	10.13	(5.06)		(10.51)	(21.72)
Jul-01	(1.38)	9.99			(14.91)	(22.01)
Aug-01	(0.60)	9.93			(7.80)	(26.39)
Sep-01	3.83	10.31	1.78		6.84	(32.53)
Oct-01	1.07	10.42			15.91	(24.60)
Nov-01	1.15	10.54			10.02	(27.26)
Dec-01	0.09	10.55	2.33	(0.57)	(0.57)	(33.44)
Jan-02	2.09	10.77			2.47	(30.69)
Feb-02	2.51	11.04			4.55	(12.87)
Mar-02	4.62	11.55	9.48		8.25	(6.93)
Apr-02	(4.94)	10.98			4.67	(1.52)
May-02	1.37	11.13			6.20	(9.36)
Jun-02	8.00	12.02	4.07		18.66	6.18
Jul-02	(0.42)	11.97			19.82	1.96
Aug-02	2.26	12.24			23.26	13.65
Sep-02	3.10	12.62	4.99		22.41	30.78
Oct-02	(7.13)	11.72			12.48	30.37
Nov-02	(5.97)	11.02			4.55	15.03
Dec-02	4.72	11.54	(8.56)	9.38	9.38	8.77
Jan-03	13.78	13.13			21.91	24.93
Feb-03	(2.21)	12.84			16.30	21.59
Mar-03	(4.28)	12.29	6.50		6.41	15.18
Apr-03	1.87	12.52			14.03	19.35
May-03	0.00	12.52			12.49	19.47
Jun-03	(1.28)	12.36	0.57		2.83	22.01
Jul-03	(1.86)	12.13			1.34	21.42
Aug-03	4.29	12.65			3.35	27.39
Sep-03	3.00	13.03	5.42		3.25	26.38
Oct-03	3.45	13.48			15.02	29.37
Nov-03	(2.23)	13.18			19.60	25.05
Dec-03	8.57	14.31	9.82	24.00	24.00	35.64
Jan-04	0.49	14.38			9.52	33.52
Feb-04	7.86	15.51			20.79	40.49
Mar-04	2.32	15.87	10.90		29.13	37.40
Apr-04	(6.49)	14.84			18.53	35.15
May-04	(1.01)	14.69			17.33	31.99
Jun-04	(0.54)	14.61	(7.94)		18.20	21.55

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(4.38)	13.97			15.17	16.71
Aug-04	(0.07)	13.96			10.36	14.05
Sep-04	3.01	14.38	(1.57)		10.36	13.95
Oct-04	(0.63)	14.29			6.01	21.93
Nov-04	1.33	14.48			9.86	31.40
Dec-04	0.55	14.56	1.25	1.75	1.75	26.17
Jan-05	(3.23)	14.09			(2.02)	7.31
Feb-05	(0.14)	14.07			(9.28)	9.58
Mar-05	(3.55)	13.57	(6.80)		(14.49)	10.41
Apr-05	(2.95)	13.17			(11.25)	5.19
May-05	(1.75)	12.94			(11.91)	3.35
Jun-05	0.70	13.03	(3.98)		(10.81)	5.42
Jul-05	0.46	13.09			(6.30)	7.91
Aug-05	(1.83)	12.85			(7.95)	1.58
Sep-05	1.87	13.09	0.46		(8.97)	0.46
Oct-05	(1.60)	12.88			(9.87)	(4.45)
Nov-05	6.68	13.74			(5.11)	4.25
Dec-05	3.20	14.18	8.33	(2.61)	(2.61)	(0.91)
Jan-06	6.56	15.11			7.24	5.08
Feb-06	(4.04)	14.50			3.06	(6.51)
Mar-06	8.00	15.66	10.44		15.40	(1.32)
Apr-06	7.73	16.87			28.09	13.68
May-06	(1.13)	16.68			28.90	13.55
Jun-06	(0.66)	16.57	5.81		27.17	13.42
Jul-06	(2.66)	16.13			23.22	15.46
Aug-06	(1.61)	15.87			23.50	13.68
Sep-06	(3.84)	15.26	(7.91)		16.58	6.12
Oct-06	4.26	15.91	4.26	12.20	23.52	11.34
Compounded annual ROR:				3.95
Standard deviation of monthly returns:				5.92

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Nov-94	(0.50)	9.95
Dec-94	(1.21)	9.83	(1.70)	(1.70)
Jan-95	1.32	9.96
Feb-95	4.62	10.42
Mar-95	2.88	10.72	9.05
Apr-95	2.15	10.95
May-95	4.38	11.43
Jun-95	0.79	11.52	7.46
Jul-95	(1.39)	11.36
Aug-95	(1.41)	11.20
Sep-95	1.61	11.38	(1.22)
Oct-95	0.26	11.41			14.10
Nov-95	2.72	11.72			17.79
Dec-95	2.99	12.07	6.06	22.79	22.79
Jan-96	0.41	12.12			21.69
Feb-96	(7.92)	11.16			7.10
Mar-96	(1.08)	11.04	(8.53)		2.99
Apr-96	1.27	11.18			2.10
May-96	(3.13)	10.83			(5.25)
Jun-96	0.46	10.88	(1.45)		(5.56)
Jul-96	0.83	10.97			(3.43)
Aug-96	(0.82)	10.88			(2.86)
Sep-96	2.30	11.13	2.30		(2.20)
Oct-96	3.77	11.55			1.23	15.50
Nov-96	4.76	12.10			3.24	21.61
Dec-96	(3.88)	11.63	4.49	(3.65)	(3.65)	18.31
Jan-97	3.35	12.02			(0.83)	20.68
Feb-97	3.16	12.40			11.11	19.00
Mar-97	(2.50)	12.09	3.96		9.51	12.78
Apr-97	(1.65)	11.89			6.35	8.58
May-97	1.68	12.09			11.63	5.77
Jun-97	3.64	12.53	3.64		15.17	8.77
Jul-97	11.89	14.02			27.80	23.42
Aug-97	(5.92)	13.19			21.23	17.77
Sep-97	3.26	13.62	8.70		22.37	19.68
Oct-97	(1.69)	13.39			15.93	17.35
Nov-97	(0.37)	13.34			10.25	13.82
Dec-97	3.07	13.75	0.95	18.23	18.23	13.92
Jan-98	2.25	14.06			16.97	16.01
Feb-98	1.49	14.27			15.08	27.87
Mar-98	2.24	14.59	6.11		20.68	32.16
Apr-98	(1.78)	14.33			20.52	28.18
May-98	(0.35)	14.28			18.11	31.86
Jun-98	0.00	14.28	(2.12)		13.97	31.25
Jul-98	(1.19)	14.11			0.64	28.62
Aug-98	2.55	14.47			9.70	33.00
Sep-98	5.11	15.21	6.51		11.67	36.66
Oct-98	1.18	15.39			14.94	33.25
Nov-98	2.66	15.80			18.44	30.58
Dec-98	1.27	16.00	5.19	16.36	16.36	37.58
Jan-99	(0.06)	15.99			13.73	33.03
Feb-99	(0.06)	15.98			11.98	28.87
Mar-99	0.00	15.98	(0.12)		9.53	32.18
Apr-99	4.13	16.64			16.12	39.95
May-99	(4.99)	15.81			10.71	30.77
Jun-99	2.28	16.17	1.19		13.24	29.05
Jul-99	(1.67)	15.90			12.69	13.41

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Aug-99	(0.19)	15.87			9.68	20.32
Sep-99	(0.50)	15.79	(2.35)		3.81	15.93
Oct-99	(1.77)	15.51			0.78	15.83
Nov-99	1.93	15.81			0.06	18.52
Dec-99	1.96	16.12	2.09	0.75	0.75	17.24
Jan-00	(0.93)	15.97			(0.13)	13.58
Feb-00	0.94	16.12			0.88	12.96
Mar-00	3.10	16.62	3.10		4.01	13.91
Apr-00	(4.57)	15.86			(4.69)	10.68
May-00	(1.32)	15.65			(1.01)	9.59
Jun-00	(0.26)	15.61	(6.08)		(3.46)	9.31
Jul-00	(2.18)	15.27			(3.96)	8.22
Aug-00	3.01	15.73			(0.88)	8.71
Sep-00	(3.94)	15.11	(3.20)		(4.31)	(0.66)
Oct-00	2.25	15.45			(0.39)	0.39
Nov-00	(0.52)	15.37			(2.78)	(2.72)
Dec-00	5.79	16.26	7.61	0.87	0.87	1.63
Jan-01	0.55	16.35			2.38	2.25
Feb-01	(3.36)	15.80			(1.99)	(1.13)
Mar-01	2.91	16.26	0.00		(2.17)	1.75
Apr-01	(0.31)	16.21			2.21	(2.58)
May-01	0.25	16.25			3.83	2.78
Jun-01	(3.08)	15.75	(3.14)		0.90	(2.60)
Jul-01	0.00	15.75			3.14	(0.94)
Aug-01	0.51	15.83			0.64	(0.25)
Sep-01	(1.20)	15.64	(0.70)		3.51	(0.95)
Oct-01	2.75	16.07			4.01	3.61
Nov-01	(0.06)	16.06			4.49	1.58
Dec-01	0.93	16.21	3.64	(0.31)	(0.31)	0.56
Jan-02	(1.23)	16.01			(2.08)	0.25
Feb-02	(1.69)	15.74			(0.38)	(2.36)
Mar-02	0.25	15.78	(2.65)		(2.95)	(5.05)
Apr-02	(2.09)	15.45			(4.69)	(2.59)
May-02	(0.19)	15.42			(5.11)	(1.47)
Jun-02	1.30	15.62	(1.01)		(0.83)	0.06
Jul-02	(0.83)	15.49			(1.65)	1.44
Aug-02	0.97	15.64			(1.20)	(0.57)
Sep-02	(4.16)	14.99	(4.03)		(4.16)	(0.79)
Oct-02	(0.80)	14.87			(7.47)	(3.75)
Nov-02	2.08	15.18			(5.48)	(1.24)
Dec-02	(4.02)	14.57	(2.80)	(10.12)	(10.12)	(10.39)
Jan-03	0.34	14.62			(8.68)	(10.58)
Feb-03	2.67	15.01			(4.64)	(5.00)
Mar-03	(2.60)	14.62	0.34		(7.35)	(10.09)
Apr-03	2.19	14.94			(3.30)	(7.83)
May-03	4.89	15.67			1.62	(3.57)
Jun-03	(0.19)	15.64	6.98		0.13	(0.70)
Jul-03	(1.09)	15.47			(0.13)	(1.78)
Aug-03	0.00	15.47			(1.09)	(2.27)
Sep-03	(1.16)	15.29	(2.24)		2.00	(2.24)
Oct-03	(0.92)	15.15			1.88	(5.72)
Nov-03	(1.32)	14.95			(1.52)	(6.91)
Dec-03	3.48	15.47	1.18	6.18	6.18	(4.57)
Jan-04	(0.90)	15.33			4.86	(4.25)
Feb-04	2.09	15.65			4.26	(0.57)
Mar-04	(1.85)	15.36	(0.71)		5.06	(2.66)
Apr-04	(3.58)	14.81			(0.87)	(4.14)
May-04	(1.08)	14.65			(6.51)	(4.99)
Jun-04	(0.07)	14.64	(4.69)		(6.39)	(6.27)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(2.53)	14.27			(7.76)	(7.88)
Aug-04	0.28	14.31			(7.50)	(8.50)
Sep-04	(0.21)	14.28	(2.46)		(6.61)	(4.74)
Oct-04	0.42	14.34			(5.35)	(3.56)
Nov-04	1.05	14.49			(3.08)	(4.55)
Dec-04	0.83	14.61	2.31	(5.56)	(5.56)	0.27
Jan-05	(2.33)	14.27			(6.91)	(2.39)
Feb-05	0.42	14.33			(8.43)	(4.53)
Mar-05	(1.54)	14.11	(3.42)		(8.14)	(3.49)
Apr-05	(2.62)	13.74			(7.22)	(8.03)
May-05	4.00	14.29			(2.46)	(8.81)
Jun-05	0.91	14.42	2.20		(1.50)	(7.80)
Jul-05	1.25	14.60			2.31	(5.62)
Aug-05	0.34	14.65			2.38	(5.30)
Sep-05	0.41	14.71	2.01		3.01	(3.79)
Oct-05	0.14	14.73			2.72	(2.77)
Nov-05	3.33	15.22			5.04	1.81
Dec-05	0.07	15.23	3.54	4.24	4.24	(1.55)
Jan-06	1.05	15.39			7.85	0.39
Feb-06	(0.39)	15.33			6.98	(2.04)
Mar-06	2.09	15.65	1.69		10.91	1.89
Apr-06	3.71	16.23			18.12	9.59
May-06	(2.46)	15.83			10.78	8.05
Jun-06	(2.21)	15.48	(4.62)		7.35	5.74
Jul-06	(2.78)	15.05			3.08	5.47
Aug-06	2.66	15.45			5.46	7.97
Sep-06	0.52	15.53	3.19		5.57	8.75
Oct-06	0.32	15.58	0.32	2.30	5.77	8.65
Compounded annual ROR:				3.77
Standard deviation of monthly returns:				2.56

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Beginning NAV Per Unit		10.00
Jul-00	0.60	10.06
Aug-00	0.40	10.10
Sep-00	1.39	10.24	2.40
Oct-00	7.32	10.99
Nov-00	(1.64)	10.81
Dec-00	3.33	11.17	9.08	11.70
Jan-01	(1.07)	11.05
Feb-01	(1.36)	10.90
Mar-01	8.44	11.82	5.82
Apr-01	(2.88)	11.48
May-01	1.92	11.70
Jun-01	(1.71)	11.50	(2.71)		15.00
Jul-01	(5.91)	10.82			7.55
Aug-01	2.40	11.08			9.70
Sep-01	0.90	11.18	(2.78)		9.18
Oct-01	(0.81)	11.09			0.91
Nov-01	(0.36)	11.05			2.22
Dec-01	12.31	12.41	11.00	11.10	11.10
Jan-02	(3.46)	11.98			8.42
Feb-02	(1.75)	11.77			7.98
Mar-02	(4.50)	11.24	(9.43)		(4.91)
Apr-02	2.40	11.51			0.26
May-02	10.34	12.70			8.55
Jun-02	8.98	13.84	23.13		20.35	38.40
Jul-02	(4.41)	13.23			22.27	31.51
Aug-02	(4.69)	12.61			13.81	24.85
Sep-02	(1.98)	12.36	(10.69)		10.55	20.70
Oct-02	0.57	12.43			12.08	13.10
Nov-02	(1.05)	12.30			11.31	13.78
Dec-02	13.25	13.93	12.70	12.25	12.25	24.71
Jan-03	5.03	14.63			22.12	32.40
Feb-03	0.96	14.77			25.49	35.50
Mar-03	(1.96)	14.48	3.95		28.83	22.50
Apr-03	4.07	15.07			30.93	31.27
May-03	3.19	15.55			22.44	32.91
Jun-03	(3.99)	14.93	3.11		7.88	29.83
Jul-03	(4.49)	14.26			7.79	31.79
Aug-03	(1.26)	14.08			11.66	27.08
Sep-03	0.43	14.14	(5.29)		14.40	26.48
Oct-03	0.64	14.23			14.48	28.31
Nov-03	4.08	14.81			20.41	34.03
Dec-03	5.74	15.66	10.75	12.42	12.42	26.19
Jan-04	(0.89)	15.52			6.08	29.55
Feb-04	0.39	15.58			5.48	32.37
Mar-04	(7.51)	14.41	(7.98)		(0.48)	28.20
Apr-04	(5.14)	13.67			(9.29)	18.77
May-04	(3.58)	13.18			(15.24)	3.78
Jun-04	(1.90)	12.93	(10.27)		(13.40)	(6.58)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jul-04	(3.87)	12.43			(12.83)	(6.05)
Aug-04	(5.79)	11.71			(16.83)	(7.14)
Sep-04	(1.11)	11.58	(10.44)		(18.10)	(6.31)
Oct-04	7.69	12.47			(12.37)	0.32
Nov-04	12.99	14.09			(4.86)	14.55
Dec-04	2.27	14.41	24.44	(7.98)	(7.98)	3.45
Jan-05	(11.24)	12.79			(17.59)	(12.58)
Feb-05	(3.60)	12.33			(20.86)	(16.52)
Mar-05	(5.43)	11.66	(19.08)		(19.08)	(19.48)
Apr-05	(2.06)	11.42			(16.46)	(24.22)
May-05	6.92	12.21			(7.36)	(21.48)
Jun-05	4.34	12.74	9.26		(1.47)	(14.67)
Jul-05	(0.31)	12.70			2.17	(10.94)
Aug-05	(6.69)	11.85			1.20	(15.84)
Sep-05	(0.59)	11.78	(7.54)		1.73	(16.69)
Oct-05	0.68	11.86			(4.89)	(16.65)
Nov-05	4.64	12.41			(11.92)	(16.21)
Dec-05	(5.08)	11.78	0.00	(18.25)	(18.25)	(24.78)
Jan-06	(1.61)	11.59			(9.38)	(25.32)
Feb-06	(3.54)	11.18			(9.33)	(28.24)
Mar-06	(5.01)	10.62	(9.85)		(8.92)	(26.30)
Apr-06	1.22	10.75			(5.87)	(21.36)
May-06	2.70	11.04			(9.58)	(16.24)
Jun-06	(3.26)	10.68	0.56		(16.17)	(17.40)
Jul-06	(4.40)	10.21			(19.61)	(17.86)
Aug-06	6.46	10.87			(8.27)	(7.17)
Sep-06	(2.12)	10.64	(0.37)		(9.68)	(8.12)
Oct-06	(0.94)	10.54	(0.94)	(10.53)	(11.13)	(15.48)
Compounded annual ROR:				0.83
Standard deviation of monthly returns:				4.88

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Spectrum Series
Report of Independent Registered Public Accounting Firm	S-83
Statements of Financial Condition as of September 30, 2006 (unaudited) and as of December 31, 2005 and 2004	S-84
Statements of Operations for the nine months ended September 30, 2006 (unaudited) and September 30, 2005 (unaudited), and for the years ended December 31, 2005, 2004, and 2003	S-89
Statements of Changes in Partners' Capital for the nine months ended September 30, 2006 (unaudited) and for the years ended December 31, 2005, 2004, and 2003	S-94
Statements of Cash Flows for the nine months ended September 30, 2006 (unaudited) and September 30, 2005 (unaudited), and for the years ended December 31, 2005, 2004, and 2003	S-97
Schedules of Investments as of December 31, 2005 and 2004	S-102
Notes to Financial Statements	S-107
Demeter Management Corporation
Independent Auditors' Report	S-117
Statements of Financial Condition as of August 31, 2006 (unaudited) and as of November 30, 2005 and 2004	S-118
Notes to Statements of Financial Condition	S-119

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
        Morgan Stanley Spectrum Currency L.P.
        Morgan Stanley Spectrum Global Balanced L.P.
        Morgan Stanley Spectrum Select L.P.
        Morgan Stanley Spectrum Strategic L.P.
        Morgan Stanley Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. (collectively, the "Partnerships"), including the schedules of investments, as of December 31, 2005 and 2004 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P., at December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 in 2005 the Partnerships modified their classification of cash within the statements of financial condition and the related statements of cash flows.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated March 21, 2006 expressed an unqualified opinion on management's assessment of the effectiveness of the Partnerships' internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships' internal control over financial reporting.

New York, New York
March 21, 2006

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2006
		2005	2004
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	475,121,629	475,166,952	488,346,785
Restricted cash	51,827,813	51,242,347	75,488,462

Total cash	526,949,442	526,409,299	563,835,247

Net unrealized gain on open contracts (Morgan Stanley & Co.)	12,553,756	9,019,008	12,072,891
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(127,317)	9,166,796	3,053,732

Total net unrealized gain on open contracts	12,426,439	18,185,804	15,126,623
Net option premiums	—	—	3,366,493

Total Trading Equity	539,375,881	544,595,103	582,328,363
Subscriptions receivable	5,534,540	4,455,213	12,736,861
Interest receivable (Morgan Stanley DW)	1,770,632	1,417,447	757,981

Total Assets	546,681,053	550,467,763	595,823,205

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	8,102,073	13,439,853	5,692,215
Accrued brokerage fees (Morgan Stanley DW)	2,701,978	2,730,072	3,468,754
Accrued management fees	1,287,466	1,295,496	1,356,111

Total Liabilities	12,091,517	17,465,421	10,517,080

PARTNERS' CAPITAL
Limited Partners (18,776,971.878, 19,209,338.858, and 20,050,871.818 Units, respectively)	528,636,162	527,198,790	579,155,164
General Partner (211,461.769, 211,461.769, and 212,951.775 Units, respectively)	5,953,374	5,803,552	6,150,961

Total Partners' Capital	534,589,536	533,002,342	585,306,125

Total Liabilities and Partners' Capital	546,681,053	550,467,763	595,823,205

NET ASSET VALUE PER UNIT	28.15	27.45	28.88

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2006
		2005	2004
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	613,537,955	591,492,563	584,988,965
Restricted cash	101,885,160	127,922,335	160,985,939

Total cash	715,423,115	719,414,898	745,974,904

Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	5,521,274	(2,653,896)	22,634,674
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(552,866)	24,718,032	4,707,076

Total net unrealized gain on open contracts	4,968,408	22,064,136	27,341,750
Net option premiums	(28,337)	—	—

Total Trading Equity	720,363,186	741,479,034	773,316,654

Subscriptions receivable	8,913,727	8,317,319	17,135,652
Interest receivable (Morgan Stanley DW)	2,387,971	1,887,334	1,000,293

Total Assets	731,664,884	751,683,687	791,452,599

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	9,477,087	22,863,255	6,466,684
Accrued brokerage fees (Morgan Stanley DW)	3,709,036	3,775,150	4,629,988
Accrued management fees	1,607,296	1,629,189	1,632,040

Total Liabilities	14,793,419	28,267,594	12,728,712

PARTNERS' CAPITAL
Limited Partners (32,112,506.729, 32,000,561.834, and 32,613,627.616 Units, respectively)	709,221,657	715,669,731	770,511,257
General Partner (346,372.001, 346,372.001, and 347,618.087 Units, respectively)	7,649,808	7,746,362	8,212,630

Total Partners' Capital	716,871,465	723,416,093	778,723,887

Total Liabilities and Partners' Capital	731,664,884	751,683,687	791,452,599

NET ASSET VALUE PER UNIT	22.09	22.36	23.63

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2006
		2005	2004
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	167,672,650	142,187,180	161,592,256
Restricted cash	18,270,396	19,593,820	16,808,205

Total cash	185,943,046	161,781,000	178,400,461

Net unrealized gain on open contracts (Morgan Stanley International)	5,626,513	5,662,270	2,886,349
Net unrealized gain (loss) on open contracts (Morgan Stanley & Co.)	(5,047,514)	7,823,513	(226,980)

Total net unrealized gain on open contracts	578,999	13,485,783	2,659,369
Net option premiums	921	(568)	263,288

Total Trading Equity	186,522,966	175,266,215	181,323,118
Subscriptions receivable	3,088,926	1,351,545	5,084,126
Interest receivable (Morgan Stanley DW)	590,204	445,924	238,656

Total Assets	190,202,096	177,063,684	186,645,900

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	2,541,858	4,515,005	1,725,329
Accrued brokerage fees (Morgan Stanley DW)	965,315	837,558	1,080,805
Accrued management fees	449,629	381,027	409,897
Accrued incentive fee	—	1,704,356	188,744

Total Liabilities	3,956,802	7,437,946	3,404,775

PARTNERS' CAPITAL
Limited Partners (12,072,957.020, 11,834,304.588, and 12,446,331.591 Units, respectively)	184,252,374	167,774,452	181,218,795
General Partner (130,584.135, 130,584.135, and 138,896.135 Units, respectively)	1,992,920	1,851,286	2,022,330

Total Partners' Capital	186,245,294	169,625,738	183,241,125

Total Liabilities and Partners' Capital	190,202,096	177,063,684	186,645,900

NET ASSET VALUE PER UNIT	15.26	14.18	14.56

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2006
		2005	2004
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	38,193,751	41,897,899	44,914,117
Restricted cash	3,371,449	2,476,604	3,978,399

Total cash	41,565,200	44,374,503	48,892,516

Net unrealized gain on open contracts (Morgan Stanley & Co.)	1,409,034	562,409	932,265
Net unrealized gain (loss) on open contracts (Morgan Stanley International)	(99,830)	40,229	(114,942)

Total net unrealized gain on open contracts	1,309,204	602,638	817,323

Total Trading Equity	42,874,404	44,977,141	49,709,839
Subscriptions receivable	257,546	295,999	640,161
Interest receivable (Morgan Stanley DW)	176,396	149,040	83,972

Total Assets	43,308,346	45,422,180	50,433,972

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	820,479	851,645	582,712
Accrued brokerage fees (Morgan Stanley DW)	163,329	171,976	188,436
Accrued management fees	44,383	46,733	51,206

Total Liabilities	1,028,191	1,070,354	822,354

PARTNERS' CAPITAL
Limited Partners (2,691,818.283, 2,879,808.149, and 3,359,662.807 Units, respectively)	41,816,164	43,870,162	49,068,822
General Partner (29,868.331, 31,618.331, and 37,164.331 Units, respectively)	463,991	481,664	542,796

Total Partners' Capital	42,280,155	44,351,826	49,611,618

Total Liabilities and Partners' Capital	43,308,346	45,422,180	50,433,972

NET ASSET VALUE PER UNIT	15.53	15.23	14.61

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

		December 31,
	September 30, 2006
		2005	2004
	$ (Unaudited)	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	166,747,983	207,952,625	253,222,567
Restricted cash	—	—	169,680

Total cash	166,747,983	207,952,625	253,392,247
Net unrealized gain on open contracts	417,894	6,202,194	16,647,953

(Morgan Stanley & Co.)
Total Trading Equity	167,165,877	214,154,819	270,040,200
Subscriptions receivable	1,064,888	1,355,204	6,690,404
Interest receivable (Morgan Stanley DW)	557,488	559,983	315,539

Total Assets	168,788,253	216,070,006	277,046,143

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable	4,101,389	6,346,278	2,499,153
Accrued brokerage fees (Morgan Stanley DW)	653,219	862,131	1,007,999
Accrued management fees	284,009	374,840	438,261

Total Liabilities	5,038,617	7,583,249	3,945,413

PARTNERS' CAPITAL
Limited Partners (15,210,869.829, 17,508,991.514, and 18,755,238.476 Units, respectively)	161,903,717	206,199,270	270,231,305
General Partner (173,424.343, 194,237.343, and 199,150.709 Units, respectively)	1,845,919	2,287,487	2,869,425

Total Partners' Capital	163,749,636	208,486,757	273,100,730

Total Liabilities and Partners' Capital	168,788,253	216,070,006	277,046,143

NET ASSET VALUE PER UNIT	10.64	11.78	14.41

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	15,228,561	8,901,753	12,876,956	4,952,656	2,843,612

EXPENSES
Brokerage fees (Morgan Stanley DW)	24,777,826	28,461,221	36,601,881	36,680,599	25,658,616
Management fees	11,796,806	11,797,378	15,652,447	14,450,217	10,617,352
Incentive fees	—	—	—	6,104,991	3,750,169

Total Expenses	36,574,632	40,258,599	52,254,328	57,235,807	40,026,137

NET INVESTMENT LOSS	(21,346,071)	(31,356,846)	(39,377,372)	(52,283,151)	(37,182,525)

TRADING RESULTS
Trading profits (loss):
Realized	41,067,247	(15,915,050)	7,018,678	50,580,928	52,485,483
Net change in unrealized	(5,759,365)	7,074,603	3,059,181	(21,655,342)	18,883,947

	35,307,882	(8,840,447)	10,077,859	28,925,586	71,369,430
Proceeds from Litigation Settlement	—	—	85,000	45,665	—

Total Trading Results	35,307,882	(8,840,447)	10,162,859	28,971,251	71,369,430

NET INCOME (LOSS)	13,961,811	(40,197,293)	(29,214,513)	(23,311,900)	34,186,905

Net Income (Loss) Allocation
Limited Partners	13,811,989	(39,774,875)	(28,920,794)	(23,067,010)	33,822,853
General Partner	149,822	(422,418)	(293,719)	(244,890)	364,052
Net Income (Loss) Per Unit
Limited Partners	0.70	(1.99)	(1.43)	(1.43)	2.66
General Partner	0.70	(1.99)	(1.43)	(1.43)	2.66

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	20,619,311	11,903,808	17,176,811	6,171,302	3,316,107

EXPENSES
Brokerage fees (Morgan Stanley DW)	34,008,074	38,338,677	49,430,024	45,508,966	30,273,037
Management fees	14,911,290	14,471,481	19,268,955	16,226,640	10,835,994
Incentive fees	6,762,802	2,668,447	2,668,447	12,132,833	13,042,559

Total Expenses	55,682,166	55,478,605	71,367,426	73,868,439	54,151,590

NET INVESTMENT LOSS	(35,062,855)	(43,574,797)	(54,190,615)	(67,697,137)	(50,835,483)

TRADING RESULTS
Trading profits (loss):
Realized	42,777,643	(21,600,409)	19,045,879	122,928,230	116,446,374
Net change in unrealized	(17,095,728)	11,203,644	(5,277,614)	(19,092,460)	22,330,997

	25,681,915	(10,396,765)	13,768,265	103,835,770	138,777,371
Proceeds from Litigation Settlement	—	—	4,209	3,018	—

Total Trading Results	25,681,915	(10,396,765)	13,772,474	103,838,788	138,777,371

NET INCOME (LOSS)	(9,380,940)	(53,971,562)	(40,418,141)	36,141,651	87,941,888

Net Income (Loss) Allocation
Limited Partners	(9,284,386)	(53,393,191)	(39,990,714)	35,747,190	86,960,795
General Partner	(96,554)	(578,371)	(427,427)	394,461	981,093
Net Income (Loss) Per Unit
Limited Partners	(0.27)	(1.67)	(1.27)	0.99	4.23
General Partner	(0.27)	(1.67)	(1.27)	0.99	4.23

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	5,015,512	2,785,833	4,008,536	1,602,712	741,890

EXPENSES
Brokerage fees (Morgan Stanley DW)	8,393,210	8,941,451	11,407,747	9,860,579	6,611,238
Management fees	3,901,129	3,564,915	4,685,477	4,006,640	2,735,685
Incentive fees	5,144,376	385,335	2,251,786	2,751,859	2,123,832

Total Expenses	17,438,715	12,891,701	18,345,010	16,619,078	11,470,755

NET INVESTMENT LOSS	(12,423,203)	(10,105,868)	(14,336,474)	(15,016,366)	(10,728,865)

TRADING RESULTS
Trading profits (loss):
Realized	37,976,143	(6,837,531)	(2,036,361)	21,527,423	30,251,636
Net change in unrealized	(12,906,784)	(2,031,274)	10,826,414	(5,262,416)	990,641

	25,069,359	(8,868,805)	8,790,053	16,265,007	31,242,277
Proceeds from Litigation Settlement	—	—	454	173	—

Total Trading Results	25,069,359	(8,868,805)	8,790,507	16,265,180	31,242,277

NET (LOSS) INCOME	12,646,156	(18,974,673)	(5,545,967)	1,248,814	20,513,412

Net Income (Loss) Allocation:
Limited Partners	12,504,522	(18,769,834)	(5,489,130)	1,239,931	20,281,103
General Partner	141,634	(204,839)	(56,837)	8,883	232,309
Net Income (Loss) Per Unit:
Limited Partners	1.08	(1.47)	(0.38)	0.25	2.77
General Partner	1.08	(1.47)	(0.38)	0.25	2.77

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$	$	$	$	$
	(Unaudited)	(Unaudited)
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	1,511,914	952,083	1,370,806	625,965	525,817

EXPENSES
Brokerage fees (Morgan Stanley DW)	1,507,276	1,611,826	2,126,114	2,332,241	2,328,615
Management fees	409,584	438,001	577,754	633,766	632,782

Total Expenses	1,916,860	2,049,827	2,703,868	2,966,007	2,961,397

NET INVESTMENT LOSS	(404,946)	(1,097,744)	(1,333,062)	(2,340,042)	(2,435,580)

TRADING RESULTS
Trading profits (loss):
Realized	602,107	1,069,229	3,338,207	1,049,835	3,711,981
Net change in unrealized	706,566	251,346	(214,685)	(1,729,717)	1,801,107

	1,308,673	1,320,575	3,123,522	(679,882)	5,513,088
Proceeds from Litigation Settlement	—	—	2,230	2,296	—

Total Trading Results	1,308,673	1,320,575	3,125,752	(677,586)	5,513,088

NET INCOME (LOSS)	903,727	222,831	1,792,690	(3,017,628)	3,077,508

Net Income (Loss) Allocation:
Limited Partners	892,997	218,938	1,769,412	(2,985,362)	3,043,649
General Partner	10,730	3,893	23,278	(32,266)	33,859
Net Income (Loss) Per Unit:
Limited Partners	0.30	0.10	0.62	(0.86)	0.90
General Partner	0.30	0.10	0.62	(0.86)	0.90

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	4,993,972	3,782,453	5,391,828	2,064,338	1,006,410

EXPENSES
Brokerage fees (Morgan Stanley DW)	6,290,559	8,355,285	10,921,579	10,011,029	6,109,327
Management fees	2,735,026	3,632,735	4,748,514	4,352,622	2,656,229
Incentive fees	—	—	—	177,763	2,623,290

Total Expenses	9,025,585	11,988,020	15,670,093	14,541,414	11,388,846

NET INVESTMENT LOSS	(4,031,613)	(8,205,567)	(10,278,265)	(12,477,076)	(10,382,436)

TRADING RESULTS
Trading profits (loss):
Realized	(9,699,810)	(26,815,297)	(28,979,835)	(11,200,944)	27,952,154
Net change in unrealized	(5,784,300)	(14,905,562)	(10,445,759)	11,769,313	(772,909)

Total Trading Results	(15,484,110)	(41,720,859)	(39,425,594)	568,369	27,179,245

NET INCOME (LOSS)	(19,515,723)	(49,926,426)	(49,703,859)	(11,908,707)	16,796,809

Net Income (Loss) Allocation:
Limited Partners	(19,305,522)	(49,390,318)	(49,177,845)	(11,774,885)	16,514,538
General Partner	(210,201)	(536,108)	(526,014)	(133,822)	282,271
Net Income (Loss) Per Unit:
Limited Partners	(1.14)	(2.63)	(2.63)	(1.25)	1.73
General Partner	(1.14)	(2.63)	(2.63)	(1.25)	1.73

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2006 (Unaudited)
and For the Years Ended December 31, 2005, 2004 and 2003

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Select L.P.
Partners' Capital, December 31, 2002	10,681,668.047	292,226,000	3,151,799	295,377,799
Offering of Units	4,942,610.490	141,160,704	1,340,000	142,500,704
Net income	—	33,822,853	364,052	34,186,905
Redemptions	(1,058,775.458)	(30,542,924)	—	(30,542,924)

Partners' Capital, December 31, 2003	14,565,503.079	436,666,633	4,855,851	441,522,484
Offering of Units	7,215,873.382	208,687,672	1,540,000	210,227,672
Net loss	—	(23,067,010)	(244,890)	(23,311,900)
Redemptions	(1,517,552.868)	(43,132,131)	—	(43,132,131)

Partners' Capital, December 31, 2004	20,263,823.593	579,155,164	6,150,961	585,306,125
Offering of Units	3,482,044.148	91,946,015	380,000	92,326,015
Net loss	—	(28,920,794)	(293,719)	(29,214,513)
Redemptions	(4,325,067.114)	(114,981,595)	(433,690)	(115,415,285)

Partners' Capital, December 31, 2005	19,420,800.627	527,198,790	5,803,552	533,002,342
Offering of Units	2,084,611.535	60,239,714	—	60,239,714
Net income	—	13,811,989	149,822	13,961,811
Redemptions	(2,516,978.515)	(72,614,331)	—	(72,614,331)

Partners' Capital, September 30, 2006	18,988,433.647	528,636,162	5,953,374	534,589,536

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Technical L.P.
Partners' Capital, December 31, 2002	18,239,525.857	332,124,550	3,697,076	335,821,626
Offering of Units	7,617,427.705	156,115,402	1,240,000	157,355,402
Net income	—	86,960,795	981,093	87,941,888
Redemptions	(2,082,749.238)	(42,934,638)	—	(42,934,638)

Partners' Capital, December 31, 2003	23,774,204.324	532,266,109	5,918,169	538,184,278
Offering of Units	11,745,240.279	259,052,698	1,900,000	260,952,698
Net income	—	35,747,190	394,461	36,141,651
Redemptions	(2,558,198.900)	(56,554,740)	—	(56,554,740)

Partners' Capital, December 31, 2004	32,961,245.703	770,511,257	8,212,630	778,723,887
Offering of Units	6,431,314.024	139,226,034	480,000	139,706,034
Net loss	—	(39,990,714)	(427,427)	(40,418,141)
Redemptions	(7,045,625.892)	(154,076,846)	(518,841)	(154,595,687)

Partners' Capital, December 31, 2005	32,346,933.835	715,669,731	7,746,362	723,416,093
Offering of Units	4,308,022.567	101,294,792	—	101,294,792
Net Loss	—	(9,284,386)	(96,554)	(9,380,940)
Redemptions	(4,196,077.672)	(98,458,480)	—	(98,458,480)

Partners' Capital, September 30, 2006	32,458,878.730	709,221,657	7,649,808	716,871,465

The accompanying notes are an integral part of these financial statements.

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Strategic L.P.
Partners' Capital, December 31, 2002	6,530,775.305	74,487,934	881,138	75,369,072
Offering of Units	2,823,095.529	36,375,972	180,000	36,555,972
Net income	—	20,281,103	232,309	20,513,412
Redemptions	(877,978.963)	(11,168,017)	—	(11,168,017)

Partners' Capital, December 31, 2003	8,475,891.871	119,976,992	1,293,447	121,270,439
Offering of Units	5,057,597.578	73,841,018	720,000	74,561,018
Net income	—	1,239,931	8,883	1,248,814
Redemptions	(948,261.723)	(13,839,146)	—	(13,839,146)

Partners' Capital, December 31, 2004	12,585,227.726	181,218,795	2,022,330	183,241,125
Offering of Units	2,346,340.284	31,611,503	—	31,611,503
Net loss	—	(5,489,130)	(56,837)	(5,545,967)
Redemptions	(2,966,679.287)	(39,566,716)	(114,207)	(39,680,923)

Partners' Capital, December 31, 2005	11,964,888.723	167,774,452	1,851,286	169,625,738
Offering of Units	1,952,401.595	31,056,348	—	31,056,348
Net income	—	12,504,522	141,634	12,646,156
Redemptions	(1,713,749.163)	(27,082,948)	—	(27,082,948)

Partners' Capital, September 30, 2006	12,203,541.155	184,252,374	1,992,920	186,245,294

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Global Balanced L.P.
Partners' Capital, December 31, 2002	3,460,180.682	49,814,229	591,203	50,405,432
Offering of Units	690,016.887	10,491,897	—	10,491,897
Net income	—	3,043,649	33,859	3,077,508
Redemptions	(748,285.123)	(11,285,344)	(50,000)	(11,335,344)

Partners' Capital, December 31, 2003	3,401,912.446	52,064,431	575,062	52,639,493
Offering of Units	778,018.263	11,587,284	—	11,587,284
Net loss	—	(2,985,362)	(32,266)	(3,017,628)
Redemptions	(783,103.571)	(11,597,531)	—	(11,597,531)

Partners' Capital, December 31, 2004	3,396,827.138	49,068,822	542,796	49,611,618
Offering of Units	345,735.053	4,999,666	—	4,999,666
Net income	—	1,769,412	23,278	1,792,690
Redemptions	(831,135.711)	(11,967,738)	(84,410)	(12,052,148)

Partners' Capital, December 31, 2005	2,911,426.480	43,870,162	481,664	44,351,826
Offering of Units	224,512.277	3,490,516	—	3,490,516
Net loss	—	892,997	10,730	903,727
Redemptions	(414,252.143)	(6,437,511)	(28,403)	(6,465,914)

Partners' Capital, September 30, 2006	2,721,686.614	41,816,164	463,991	42,280,155

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

For the Nine Months Ended September 30, 2006 (Unaudited)
and For the Years Ended December 31, 2005, 2004 and 2003

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$

Morgan Stanley Spectrum Currency L.P.
Partners' Capital, December 31, 2002	6,902,618.107	93,891,619	2,267,833	96,159,452
Offering of Units	6,157,215.998	89,883,376	790,000	90,673,376
Net income	—	16,514,538	282,271	16,796,809
Redemptions	(920,425.880)	(12,246,860)	(1,326,857)	(13,573,717)

Partners' Capital, December 31, 2003	12,139,408.225	188,042,673	2,013,247	190,055,920
Offering of Units	8,372,327.316	114,539,377	990,000	115,529,377
Net loss	—	(11,774,885)	(133,822)	(11,908,707)
Redemptions	(1,557,346.356)	(20,575,860)	—	(20,575,860)

Partners' Capital, December 31, 2004	18,954,389.185	270,231,305	2,869,425	273,100,730
Offering of Units	3,336,357.445	40,295,529	170,000	40,465,529
Net loss	—	(49,177,845)	(526,014)	(49,703,859)
Redemptions	(4,587,517.773)	(55,149,719)	(225,924)	(55,375,643)

Partners' Capital, December 31, 2005	17,703,228.857	206,199,270	2,287,487	208,486,757
Offering of Units	1,313,459.877	14,258,583	—	14,258,583
Net Loss	—	(19,305,522)	(210,201)	(19,515,723)
Redemptions	(3,632,394.562)	(39,248,614)	(231,367)	(39,479,981)

Partners' Capital, September 30, 2006	15,384,294.172	161,903,717	1,845,919	163,749,636

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	13,961,811	(40,197,293)	(29,214,513)	(23,311,900)	34,186,905
Noncash item included in net income (loss):
Net change in unrealized	5,759,365	(7,074,603)	(3,059,181)	21,655,342	(18,883,947)
(Increase) decrease in operating assets:
Restricted Cash	(585,466)	17,777,600	24,246,115	(15,987,079)	(25,458,104)
Net option premiums	—	3,366,493	3,366,493	(2,134,005)	(1,232,488)
Interest receivable (Morgan Stanley DW)	(353,185)	(464,994)	(659,466)	(507,361)	(15,337)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(28,094)	(718,840)	(738,682)	1,067,674	738,759
Accrued management fees	(8,030)	(55,368)	(60,615)	362,561	305,694
Accrued incentive fee	—	—	—	(2,227,005)	2,227,005

Net cash provided by (used for) operating activities	18,746,401	(27,367,005)	(6,119,849)	(21,081,773)	(8,131,513)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	59,160,387	86,119,032	100,607,663	210,179,028	136,503,231
Cash paid for redemptions of Units	(77,952,111)	(65,672,130)	(107,667,647)	(39,845,039)	(30,014,204)

Net cash provided by (used for) financing activities	(18,791,724)	20,446,902	(7,059,984)	170,333,989	106,489,027

Net increase (decrease) in unrestricted cash	(45,323)	(6,920,103)	(13,179,833)	149,252,216	98,357,514
Unrestricted cash at beginning of period	475,166,952	488,346,785	488,346,785	339,094,569	240,737,055

Unrestricted cash at end of period	475,121,629	481,426,682	475,166,952	488,346,785	339,094,569

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(9,380,940)	(53,971,562)	(40,418,141)	36,141,651	87,941,888
Noncash item included in net income (loss):
Net change in unrealized	17,095,728	(11,203,644)	5,277,614	19,092,460	(22,330,997)
(Increase) decrease in operating assets:
Restricted Cash	26,037,175	45,343,545	33,063,604	(71,797,043)	(50,136,502)
Interest receivable (Morgan Stanley DW)	(500,637)	(661,217)	(887,041)	(708,483)	(22,974)
Net option premiums	28,337	—	—	3,973,725	(3,973,725)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(66,114)	(812,453)	(854,838)	1,682,213	1,041,470
Accrued management fees	(21,893)	16,321	(2,851)	547,516	411,562
Accrued incentive fees	—	—	—	(4,924,640)	4,924,640

Net cash provided by (used for) operating activities	33,191,656	(21,289,010)	(3,821,653)	(15,992,601)	17,855,362

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	100,698,384	125,478,624	148,524,367	259,672,165	148,609,073
Cash paid for redemption of Units	(111,844,648)	(84,911,067)	(138,199,116)	(53,013,759)	(43,204,854)

Net cash provided by (used for) financing activities	(11,146,264)	40,567,557	10,325,251	206,658,406	105,404,219

Net increase (decrease) in unrestricted cash	22,045,392	19,278,547	6,503,598	190,665,805	123,259,581
Unrestricted cash at beginning of period	591,492,563	584,988,965	584,988,965	394,323,160	271,063,579

Unrestricted cash at end of period	613,537,955	604,267,512	591,492,563	584,988,965	394,323,160

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	12,646,156	(18,974,673)	(5,545,967)	1,248,814	20,513,412
Noncash item included in net income (loss):
Net change in unrealized	12,906,784	2,031,274	(10,826,414)	5,262,416	(990,641)
(Increase) decrease in operating assets:
Restricted cash	1,323,424	3,012,082	(2,785,615)	(3,161,765)	(1,920,957)
Net option premiums	(1,489)	390,225	263,856	414,992	(455,512)
Interest receivable (Morgan Stanley DW)	(144,280)	(130,622)	(207,268)	(172,065)	(4,813)
Increase (decrease) in operating liabilities:
Accrued incentive fees	(1,704,356)	(188,744)	1,515,612	(622,506)	811,250
Accrued brokerage fees (Morgan Stanley DW)	127,757	(257,947)	(243,247)	430,756	218,453
Accrued management fees	68,602	(35,707)	(28,870)	140,911	90,394

Net cash provided by (used for) operating activities	25,222,598	(14,154,112)	(17,857,913)	3,541,553	18,261,586

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	29,318,967	30,769,436	35,344,084	74,620,070	33,067,265
Cash paid for redemption of Units	(29,056,095)	(24,118,632)	(36,891,247)	(12,769,688)	(11,627,695)

Net cash provided by (used for) financing activities	262,872	6,650,804	(1,547,163)	61,850,382	21,439,570

Net increase (decrease) in unrestricted cash	25,485,470	(7,503,308)	(19,405,076)	65,391,935	39,701,156
Unrestricted cash at beginning of period	142,187,180	161,592,256	161,592,256	96,200,321	56,499,165

Unrestricted cash at end of period	167,672,650	154,088,948	142,187,180	161,592,256	96,200,321

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	903,727	222,831	1,792,690	(3,017,628)	3,077,508
Noncash item included in net income (loss):
Net change in unrealized	(706,566)	(251,346)	214,685	1,729,717	(1,801,107)
(Increase) decrease in operating assets:
Restricted cash	(894,845)	1,288,206	1,501,795	(116,681)	(685,089)
Interest receivable (Morgan Stanley DW)	(27,356)	(43,801)	(65,068)	(43,862)	13,348
Net option premiums	—	—	—	(39,600)	752,173
Decrease in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(8,647)	(13,930)	(16,460)	(6,455)	(7,218)
Accrued management fees	(2,350)	(3,786)	(4,473)	(1,754)	(1,962)

Net cash provided by (used for) operating activities	(736,037)	1,198,174	3,423,169	(1,496,263)	1,347,653

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	3,528,969	4,561,169	5,343,828	11,983,540	10,172,272
Cash paid for redemptions of Units	(6,497,080)	(8,633,943)	(11,783,215)	(12,047,859)	(11,199,079)

Net cash used for financing activities	(2,968,111)	(4,072,774)	(6,439,387)	(64,319)	(1,026,807)

Net increase (decrease) in unrestricted cash	(3,704,148)	(2,874,600)	(3,016,218)	(1,560,582)	320,846
Unrestricted cash at beginning of period	41,897,899	44,914,117	44,914,117	46,474,699	46,153,853

Unrestricted cash at end of period	38,193,751	42,039,517	41,897,899	44,914,117	46,474,699

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2006	2005	2005	2004	2003
	$ (Unaudited)	$ (Unaudited)	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(19,515,723)	(49,926,426)	(49,703,859)	(11,908,707)	16,796,809
Noncash item included in net income (loss):
Net change in unrealized	5,784,300	14,905,562	10,445,759	(11,769,313)	772,909
(Increase) decrease in operating assets:
Restricted cash	—	166,662	169,680	(169,680)	—
Interest receivable (Morgan Stanley DW)	2,495	(188,146)	(244,444)	(213,650)	(31,679)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(208,912)	(133,155)	(145,868)	346,433	345,106
Accrued management fees	(90,831)	(57,894)	(63,421)	150,624	150,046
Accrued incentive fees	—	—	—	(399,035)	159,553

Net cash provided by (used for) operating activities	(14,028,671)	(35,233,397)	(39,542,153)	(23,963,328)	18,192,744

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	14,548,899	41,165,829	45,800,729	117,548,841	86,142,266
Cash paid for redemptions of Units	(41,724,870)	(33,141,664)	(51,528,518)	(19,137,190)	(14,039,569)

Net cash provided by (used for) financing activities	(27,175,971)	8,024,165	(5,727,789)	98,411,651	72,102,697

Net increase (decrease) in unrestricted cash	(41,204,642)	(27,209,232)	(45,269,942)	74,448,323	90,295,441
Unrestricted cash at beginning of period	207,952,625	253,222,567	253,222,567	178,774,244	88,478,803

Unrestricted cash at end of period	166,747,983	226,013,335	207,952,625	253,222,567	178,774,244

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2005: $533,002,342

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	15,589,813	2.92	(730,681)	(0.14)	14,859,132
Equity	1,882,850	0.35	12,500	—	1,895,350
Foreign currency	(2,386,026)	(0.44)	4,136,927	0.78	1,750,901
Interest rate	684,290	0.13	1,798,925	0.34	2,483,215

Grand Total:	15,770,927	2.96	5,217,671	0.98	20,988,598

Unrealized Currency Loss					(2,802,794)

Total Net Unrealized Gain per Statement of Financial Condition					18,185,804

Partnership Net Assets at December 31, 2004: $585,306,125

Futures and Forward Contracts:	Long Unrealized Gain	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,488,782	0.94	642,817	0.11	6,131,599
Equity	7,810,435	1.33	—	—	7,810,435
Foreign currency	3,951,731	0.68	(2,735,991)	(0.47)	1,215,740
Interest rate	1,815,260	0.31	828,324	0.14	2,643,584

Grand Total:	19,066,208	3.26	(1,264,850)	(0.22)	17,801,358

Unrealized Currency Loss					(2,674,735)

Total Net Unrealized Gain per Statement of Financial Condition					15,126,623

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Technical L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2005: $723,416,093

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	33,767,846	4.66	(1,474,466)	(0.20)	32,293,380
Equity	(1,753,796)	(0.24)	—	—	(1,753,796)
Foreign currency	(4,881,736)	(0.67)	(2,151,613)	(0.30)	(7,033,349)
Interest rate	1,726,772	0.24	2,349,450	0.32	4,076,222

Grand Total:	28,859,086	3.99	(1,276,629)	(0.18)	27,582,457

Unrealized Currency Loss					(5,518,321)

Total Net Unrealized Gain per Statement of Financial Condition					22,064,136

Partnership Net Assets at December 31, 2004: $778,723,887

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	4,959,331	0.63	1,798,641	0.23	6,757,972
Equity	7,857,895	1.01	(817,447)	(0.10)	7,040,448
Foreign currency	13,746,446	1.77	(2,924,743)	(0.38)	10,821,703
Interest rate	3,829,920	0.49	(382,283)	(0.05)	3,447,637

Grand Total:	30,393,592	3.90	(2,325,832)	(0.30)	28,067,760

Unrealized Currency Loss					(726,010)

Total Net Unrealized Gain per Statement of Financial Condition					27,341,750

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Strategic L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2005: $169,625,738

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	16,718,531	9.86 *	(28,242)	(0.01)	16,690,289
Equity	(96,027)	(0.06)	—	—	(96,027)
Foreign currency	(1,327,499)	(0.78)	(2,048,373)	(1.21)	(3,375,872)
Interest rate	—	—	582,959	0.34	582,959

Grand Total:	15,295,005	9.02	(1,493,656)	(0.88)	13,801,349

Unrealized Currency Loss					(315,566)

Total Net Unrealized Gain per Statement of Financial Condition					13,485,783

*
No single contract's value exceeds 5% of Net Assets.

Partnership Net Assets at December 31, 2004: $183,241,125

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	2,260,763	1.23	811,061	0.44	3,071,824
Equity	746,712	0.41	—	—	746,712
Foreign currency	1,083,470	0.59	(1,174,936)	(0.64)	(91,466)
Interest rate	(999,978)	(0.54)	(59,493)	(0.03)	(1,059,471)

Grand Total:	3,090,967	1.69	(423,368)	(0.23)	2,667,599

Unrealized Currency Loss					(8,230)

Total Net Unrealized Gain per Statement of Financial Condition					2,659,369

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2005: $44,351,826

Futures and Forward Contracts:	Long Unrealized Gain	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	74,261	0.17	(9,113)	(0.02)	65,148
Equity	431,246	0.97	—	—	431,246
Foreign currency	25,515	0.06	(31,429)	(0.07)	(5,914)
Interest Rate	37,273	0.08	186,788	0.42	224,061

Grand Total:	568,295	1.28	146,246	0.33	714,541

Unrealized Currency Loss					(111,903)

Total Net Unrealized Gain per Statement of Financial Condition					602,638

Partnership Net Assets at December 31, 2004: $49,611,618

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(174,817)	(0.35)	88,890	0.18	(85,927)
Equity	416,781	0.84	—	—	416,781
Foreign currency	233,829	0.47	15,689	0.03	249,518
Interest rate	25,587	0.05	181,418	0.37	207,005

Grand Total:	501,380	1.01	285,997	0.58	787,377

Unrealized Currency Gain					29,946

Total Net Unrealized Gain per Statement of Financial Condition					817,323

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.
Schedules of Investments

Partnership Net Assets at December 31, 2005: $208,486,757

Futures and Forward Contracts:	Long Unrealized Loss	Percentage of Net Assets	Short Unrealized Gain	Percentage of Net Assets	Net Unrealized Gain
	$	%	$	%	$
Foreign currency	(1,081,795)	(0.52)	7,283,989	3.49	6,202,194

Grand Total:	(1,081,795)	(0.52)	7,283,989	3.49	6,202,194

Unrealized Currency Gain/(Loss)					—

Total Net Unrealized Gain per Statement of Financial Condition					6,202,194

Partnership Net Assets at December 31, 2004: $273,100,730

Futures and Forward Contracts:	Long Unrealized Gain	Percentage of Net Assets		Short Unrealized Gain	Percentage of Net Assets%	Net Unrealized Gain
	$	%		$	%	$
Foreign currency	16,600,066	6.08	*	47,887	0.02	16,647,953

Grand Total:	16,600,066	6.08		47,887	0.02	16,647,953

Unrealized Currency Gain/(Loss)						—

Total Net Unrealized Gain per Statement of Financial Condition						16,647,953

*
No single contract's value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2006 is Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Morgan Stanley Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Spectrum Technical L.P. ("Spectrum Technical"), Morgan Stanley Spectrum Strategic L.P. ("Spectrum Strategic"), Morgan Stanley Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), and Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures and forwards contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests").

The general partner for each partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Spectrum Currency's clearing commodity broker is MS&Co. For Spectrum Strategic, Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all of the options on foreign currency forward contracts. Effective January 2006, for Spectrum Technical, MSCG acts as the counterparty on all of the options on foreign currency forward contracts. Demeter, Morgan Stanley DW, MS&Co, MSIL, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

The unaudited financial statements contained herein include, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and financial condition of the Morgan Stanley Spectrum Series.

Use of Estimates—The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition—Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. Monthly, Morgan Stanley DW pays each Partnership interest income equal to 80% of the month's average daily "Net Assets" (as defined in the Limited Partnership Agreements) in the case of Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency, and on 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on Futures Interests.

The Partnerships' functional currency is the U.S. dollar; however, they transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currency.

Net Income (Loss) per Unit—Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

Condensed Schedules of Investments—In December 2003, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position 03-4 ("SOP 03-4") "Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits Of Investment Companies and AICPA Statement of Position 95-2, Financial Reporting By Nonpublic Investment Partnerships". SOP 03-4 requires commodity pools to disclose the number of contracts, the contracts' expiration dates, and the cumulative unrealized gains/(losses) on open futures contracts, when the cumulative unrealized gains/(losses) on an open futures contract exceeds 5% of Net Assets, taking long and short positions into account separately. SOP 03-4 also requires ratios for net investment income/(losses), expenses before and after incentive fees, and net income/(losses) based on average net assets, and ratios for total return before and after incentive fees based on average units outstanding to be disclosed in Financial Highlights. SOP 03-4 was effective for fiscal years ending after December 15, 2003.

Equity in Futures Interests Trading Accounts—The Partnerships' asset "Equity in futures interests trading accounts," reflected on the Statements of Financial Condition, consists of (A) cash on deposit with Morgan Stanley DW, MS&Co., MSIL, for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and Morgan Stanley DW and MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value; and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIL, acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIL, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward and options on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs—The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 6.00% (a 6.00% annual rate) of Net Assets as of the first day of each month.

Effective July 1, 2005, brokerage fees for Spectrum Select, Spectrum Technical and Spectrum Strategic were reduced from 1/12 of 7.25% (a 7.25% annual rate) to 1/12 of 6.00% (a 6.00% annual rate) of Net Assets as of the first day of each month.

Such brokerage fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Operating Expenses—The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Continuing Offering—Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units will be paid by the limited partners or the Partnerships. Morgan Stanley DW will pay all such costs.

Redemptions—Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, in a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-four month from the date of the purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges—On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Distributions—Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnership's profits.

Income Taxes—No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

Dissolution of the Partnerships—Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced and Spectrum Currency will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

Litigation Settlement—On February 27, 2002, Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator and the Partnerships received settlement award payments in the amounts of $4,636,156, $306,400, $17,556 and $233,074, respectively during August 2002, $45,665, $3,018, $173 and $0, respectively during July 2004 and $85,000, $4,209, $454, and $2,330, respectively during November 2005. Spectrum Global Balanced received a settlement award payment in the amount of $2,296 during October 2004. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Reclassifications—Certain prior year amounts relating to cash balances were reclassified on the statements of financial condition and the related statements of cash flows to conform to 2005 presentation. Such reclassifications have no impact to the Partnerships' reported net income (loss).

2.    RELATED PARTY TRANSACTIONS

The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL, and Spectrum Currency's cash is on deposit with Morgan Stanley DW and MS&Co., in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.    TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2005 were as follows:

Morgan Stanley Spectrum Select L.P.
    EMC Capital Management, Inc. ("EMC")
    Northfield Trading L.P. ("Northfield")
    Rabar Market Research, Inc. ("Rabar")
    Sunrise Capital Management, Inc. ("Sunrise")
    Graham Capital Management, L.P. ("Graham") effective January 1, 2004

Morgan Stanley Spectrum Technical L.P.
    Campbell & Company, Inc. ("Campbell")
    Chesapeake Capital Corporation ("Chesapeake")
    John W. Henry & Company, Inc. ("JWH")
    Winton Capital Management Limited ("Winton"), effective January 1, 2004

Morgan Stanley Spectrum Strategic L.P.
    Blenheim Capital Management, L.L.C. ("Blenheim")
    Eclipse Capital Management, Inc. ("Eclipse")
    FX Concepts (Trading Advisor), Inc. ("FX Concepts"), effective November 1, 2004

Effective April 30, 2004, Allied Irish Capital Management Ltd. was terminated as a trading advisor for Spectrum Strategic.

Morgan Stanley Spectrum Global Balanced L.P.
    SSARIS Advisors, LLC ("SSARIS")

Morgan Stanley Spectrum Currency L.P.
    John W. Henry & Company, Inc.
    Sunrise Capital Partners, LLC

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee—The management fee for Spectrum Select is accrued at the rate of 1/4 of 1% per month of Net Assets allocated to Northfield and Sunrise on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate).

Effective November 1, 2006, the monthly management fee payable to EMC and Rabar is accrued at a rate of 5/24 of 1% per month of Net Assets allocated to EMC and Rabar, respectively, on the first day of each month (a 2.5% annual rate). Prior to November 1, 2006, the management fee for EMC and Rabar was accrued at a rate of 1/4 of 1% per month (a 3% annual rate).

The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to JWH and Winton on the first day of each month (a 2% annual rate) and 1/12 of 3% per month of Net Assets allocated to Campbell and Chesapeake on the first day of each month (a 3% annual rate).

The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% per month of Net Assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate) and 1/12 of 2% per month of Net Assets allocated to FX Concepts on the first day of each month (a 2% annual rate).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets allocated to its sole trading advisor on the first day of each month (a 1.25% annual rate).

The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

Incentive Fee—Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Northfield and Sunrise as of the end of each calendar month and 20% of the trading profits experienced with respect to Net Assets allocated to Graham as of the end of each calendar month.

Effective November 1, 2006, the monthly incentive fee payable by Spectrum Select to EMC and Rabar was increased from 15% to 17.5% of the trading profits experienced with respect to the Net Assets allocated to EMC and Rabar.

Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to each of Campbell, JWH, and Winton as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month.

Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Bleinheim and Eclipse as of the end of each calendar month and 20% of the trading profits experienced with respect to the Net Assets allocated to FX Concepts at the end of each calendar month.

Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the sole trading advisor's allocated Net Assets as of the end of each calendar month.

Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all Partnerships with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships' contracts are accounted for on a trade-date basis and marked-to-market on a daily basis. The Partnerships account for their derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)
One or more underlying notional amounts or payment provisions;

(2)
Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)
Terms require or permit net settlement.

Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Equity in futures interests trading accounts" on the Statements of Financial Condition, and their longest contract maturities were as follows:

Spectrum Select

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2006	11,609,755	816,684	12,426,439	Mar. 2008	Dec. 2006
Dec. 31, 2005	16,351,481	1,834,323	18,185,804	Jun. 2007	Mar. 2006
Dec. 31, 2004	13,504,844	1,621,779	15,126,623	Jun. 2006	Mar. 2005

Spectrum Technical

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2006	6,060,388	(1,091,980)	4,968,408	Mar. 2008	Dec. 2006
Dec. 31, 2005	26,727,989	(4,663,853)	22,064,136	Jun. 2007	Mar. 2006
Dec. 31, 2004	15,108,739	12,233,011	27,341,750	Jun. 2006	Mar. 2005

Spectrum Strategic

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2006	303,010	275,989	578,999	Jun. 2010	May 2007
Dec. 31, 2005	16,488,302	(3,002,519)	13,485,783	Jun. 2010	Jul. 2006
Dec. 31, 2004	3,084,000	(424,631)	2,659,369	Mar. 2006	Mar. 2005

Spectrum Global Balanced

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2006	1,306,556	2,648	1,309,204	Mar. 2007	Dec. 2006
Dec. 31, 2005	581,983	20,655	602,638	Mar. 2006	Mar. 2006
Dec. 31, 2004	746,251	71,072	817,323	Mar. 2005	Mar. 2005

Spectrum Currency

	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2006	—	417,894	417,894	—	Dec. 2006
Dec. 31, 2005	—	6,202,194	6,202,194	—	Mar. 2006
Dec. 31, 2004	—	16,647,953	16,647,953	—	Mar. 2005

The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co., MSIL and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, forward, options on forwards, and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS&Co., and MSIL, each as a futures commission merchant for each Partnership's exchange-traded futures, forward, options on forwards, and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, forward, options on forward, and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures, forward, options on forwards, and futures-styled options contracts, which funds, in the aggregate, totaled at September 30, 2006, December 31, 2005 and 2004, respectively, $538,559,197, $542,760,780 and $577,340,091 for Spectrum Select, $721,483,503, $746,142,887 and $761,083,643 for Spectrum Technical, $186,246,056, $178,269,302 and $181,484,461 for Spectrum Strategic and $42,871,756, $44,956,486 and $49,638,767 for Spectrum Global Balanced. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily exchange-required settlements of variations in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2006 is Unaudited)

5.    FINANCIAL HIGHLIGHTS

Spectrum Select

PER UNIT OPERATING PERFORMANCE
NET ASSET VALUE, JANUARY 1, 2005:	$28.88

NET OPERATING RESULTS:
Interest Income	0.63
Expenses	(2.54)
Realized Profit	0.33
Unrealized Profit	0.15
Proceeds from Litigation Settlement	0.00

Net Loss	(1.43)

NET ASSET VALUE, DECEMBER 31, 2005:	$27.45

FOR THE 2005 CALENDAR YEAR
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(7.2)%
Expenses before Incentive Fees	9.5%
Expenses after Incentive Fees	9.5%
Net Loss	(5.3)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.0)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.0)%
INCEPTION-TO-DATE RETURN	174.5%
COMPOUND ANNUALIZED RETURN	7.3%

Spectrum Technical

PER UNIT OPERATING PERFORMANCE
NET ASSET VALUE, JANUARY 1, 2005:	$23.63

NET OPERATING RESULTS:
Interest Income	0.51
Expenses	(2.10)
Realized Profit	0.48
Unrealized Loss	(0.16)
Proceeds from Litigation Settlement	0.00

Net Loss	(1.27)

NET ASSET VALUE, DECEMBER 31, 2005:	$22.36

FOR THE 2005 CALENDAR YEAR
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(7.3)%
Expenses before Incentive Fees	9.3%
Expenses after Incentive Fees	9.6%
Net Loss	(5.4)%
TOTAL RETURN BEFORE INCENTIVE FEES	(5.0)%
TOTAL RETURN AFTER INCENTIVE FEES	(5.4)%
INCEPTION-TO-DATE RETURN	123.6%
COMPOUND ANNUALIZED RETURN	7.5%

Spectrum Strategic

PER UNIT OPERATING PERFORMANCE
NET ASSET VALUE, JANUARY 1, 2005:	$14.56

NET OPERATING RESULTS:
Interest Income	0.31
Expenses	(1.44)
Realized Loss	(0.10)
Unrealized Profit	0.85
Proceeds from Litigation Settlement	0.00

Net Loss	(0.38)

NET ASSET VALUE, DECEMBER 31, 2005:	$14.18

FOR THE 2005 CALENDAR YEAR
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(8.4)%
Expenses before Incentive Fees	9.4%
Expenses after Incentive Fees	10.8%
Net Loss	(3.3)%
TOTAL RETURN BEFORE INCENTIVE FEES	(1.4)%
TOTAL RETURN AFTER INCENTIVE FEES	(2.6)%
INCEPTION-TO-DATE RETURN	41.8%
COMPOUND ANNUALIZED RETURN	3.2%

Spectrum Global Balanced

PER UNIT OPERATING PERFORMANCE
NET ASSET VALUE, JANUARY 1, 2005:	$14.61

NET OPERATING RESULTS:
Interest Income	0.43
Expenses	(0.85)
Realized Profit	1.11
Unrealized Loss	(0.07)
Proceeds from Litigation Settlement	0.00

Net Income	0.62

NET ASSET VALUE, DECEMBER 31, 2005:	$15.23

FOR THE 2005 CALENDAR YEAR
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(2.9)%
Expenses before Incentive Fees	5.9%
Expenses after Incentive Fees	5.9%
Net Income	3.9%
TOTAL RETURN BEFORE INCENTIVE FEES	4.2%
TOTAL RETURN AFTER INCENTIVE FEES	4.2%
INCEPTION-TO-DATE RETURN	52.3%
COMPOUND ANNUALIZED RETURN	3.8%

Spectrum Currency

PER UNIT OPERATING PERFORMANCE
NET ASSET VALUE, JANUARY 1, 2005:	$14.41

NET OPERATING RESULTS:
Interest Income	0.28
Expenses	(0.82)
Realized Loss	(1.54)
Unrealized Loss	(0.55)

Net Loss	(2.63)

NET ASSET VALUE, DECEMBER 31, 2005:	$11.78

FOR THE 2005 CALENDR YEAR
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(4.4)%
Expenses before Incentive Fees	6.8%
Expenses after Incentive Fees	6.8%
Net Loss	(21.4)%
TOTAL RETURN BEFORE INCENTIVE FEES	(18.3)%
TOTAL RETURN AFTER INCENTIVE FEES	(18.3)%
INCEPTION-TO-DATE RETURN	17.8%
COMPOUND ANNUALIZED RETURN	3.0%

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of
    Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2005 and 2004. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of the Company at November 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 8, 2006

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

STATEMENTS OF FINANCIAL CONDITION
at August 31, 2006 (Unaudited) and
November 30, 2005 and 2004

	August 31,	November 30,
	2006	2005	2004
	$ (Unaudited)	$	$
ASSETS
Investments in affiliated partnerships	35,206,922	36,862,075	38,517,816
Deferred income taxes	2,604,711	2,604,711	1,412,706

Total Assets	37,811,633	39,466,786	39,930,522

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Parent	28,537,349	29,828,632	29,174,812
Accrued expenses	15,665	21,398	13,274

Total Liabilities	28,553,014	29,850,030	29,188,086

STOCKHOLDER'S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	330,100,000	330,100,000	300,100,000
Retained earnings	9,108,619	9,466,756	10,592,436

	339,258,619	339,616,756	310,742,436
Less: Notes receivable from Parent	(330,000,000)	(330,000,000)	(300,000,000)

Total Stockholder's Equity	9,258,619	9,616,756	10,742,436

Total Liabilities and Stockholder's Equity	37,811,633	39,466,786	39,930,522

The accompanying notes are an integral part of these statements of financial condition.

DEMETER MANAGEMENT CORPORATION
(Wholly-owned subsidiary of Morgan Stanley)

Purchasers of units in a Spectrum Series partnership
will not receive any interest in this company.

NOTES TO STATEMENTS OF FINANCIAL CONDITION
(Information with respect to 2006 is Unaudited)
At August 31, 2006 (unaudited) and For the Years Ended November 30, 2005 and 2004

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley (the "Parent").

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Strategic Alternatives Fund L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

Effective October 16, 2006, Morgan Stanley Charter MSFCM L.P. changed its name to Morgan Stanley Charter Aspect L.P.

Effective October 13, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter WCM L.P.

Effective October 5, 2006, Dean Witter Principal Plus Fund Management L.P. changed its name to Morgan Stanley Principal Plus Fund Management L.P.

At August 31, 2006, Dean Witter Multi-Market Portfolio L.P. and Dean Witter Diversified Futures Fund II L.P. terminated trading in accordance with each partnership's respective Limited Partnership Agreement. Final distributions for each partnership's assets was made on October 31, 2006. The final dissolution of the partnership is anticipated to be completed on or before December 31, 2006.

At July 31, 2006, Dean Witter World Currency Fund L.P. terminated trading in accordance with its Limited Partnership Agreement. The final distribution of its assets was made on August 14, 2006. The final dissolution of the partnership was completed on October 5, 2006.

Effective July 21, 2006, Dean Witter Cornerstone Fund II L.P., Dean Witter Cornerstone Fund III L.P., and Dean Witter Cornerstone Fund IV L.P., changed their name to Morgan Stanley Cornerstone Fund II L.P., Morgan Stanley Cornerstone Fund III L.P., and Morgan Stanley Cornerstone Fund IV L.P., respectively.

Effective July 20, 2006, Dean Witter Portfolio Strategy Fund L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Diversified Futures Fund Limited Partnership, and Dean Witter Diversified Futures Fund III L.P., changed their name to Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Principal Fund L.P., Morgan Stanley Diversified Futures Fund L.P., and Morgan Stanley Diversified Futures Fund III L.P., respectively.

At September 30, 2005, Dean Witter Global Perspective Portfolio L.P. terminated trading in accordance with its Limited Partnership Agreement. The final distribution of its assets was made prior to November 15, 2005. The final dissolution of the Partnership was completed on December 30, 2005.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes—Income taxes are provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 2006, November 30, 2005 and 2004 were as follows:

	August 31,	November 30,
	2006	2005	2004
	$ (unaudited)	$	$
Total assets	3,267,772,655	3,447,526,049	3,520,441,929
Total liabilities	63,795,606	104,082,713	57,896,935

Total partners' capital	3,203,977,049	3,343,443,336	3,462,544,994

Demeter's investments in such limited partnerships are valued using the Net Asset Value of the underlying partnerships, as defined in the limited partnership agreements of such limited partnerships, which approximates fair value.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments and income tax payments made by Morgan Stanley on behalf of Demeter.

5.    NET WORTH REQUIREMENT AND SUBSEQUENT EVENT

At August 31, 2006, November 30, 2005 and 2004, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000, $330,000,000 and $300,000,000 at August 31, 2006, November 30, 2005 and 2004, respectively.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

6.    INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to partnership investments.

EXHIBIT A—FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENTS

        The following updates and replaces in its entirety "Annex A—Specimen Form of Request For Redemption" beginning on page A-24.

Annex A to Limited Partnership Agreement

REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.

, 20	☐☐☐ - ☐☐☐☐☐☐- ☐☐☐
[date]	[print or type Morgan Stanley & Co. Incorporated account number]

        I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

COMPLETE ONLY ONE SECTION — A, B, C, OR D — PER FORM

Section A

Spectrum Series shall only redeem Units in a minimum amount of 50 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[DWSB] Spectrum Global Balanced	☐	Entire Interest	Units
[DWSF] Spectrum Select	☐	Entire Interest	Units
[DWSS] Spectrum Strategic	☐	Entire Interest	Units
[DWST] Spectrum Technical	☐	Entire Interest	Units
[DWSX] Spectrum Currency	☐	Entire Interest	Units

Section B

Cornerstone Funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[CFCFB] Cornerstone Fund II	☐	Entire Interest	Units	$	,000
[CFCFC] Cornerstone Fund III	☐	Entire Interest	Units	$	,000
[CFCFD] Cornerstone Fund IV	☐	Entire Interest	Units	$	,000

Section C

Charter Series shall only redeem Units in a minimum amount of 100 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[MSCC] Charter Campbell	☐	Entire Interest	Units
[MSCD] Charter Aspect	☐	Entire Interest	Units
[MSCG] Charter Graham	☐	Entire Interest	Units
[MSCM] Charter WCM	☐	Entire Interest	Units

Section D

Other managed futures funds shall only redeem $1,000 increments or WHOLE Units unless  a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

MARK ONE FUND ONLY (Use One Form Per Fund):

				☐		Entire Interest
☐	[DFF] Diversified Futures Fund	☐	[PPF] Principal Plus Fund
☐	[DFF3] Diversified Futures Fund III	☐	[PSF] Portfolio Strategy Fund	Units
				☐	$		,000

 ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

Signatures Must Be Identical to Name(s) in Which Units are Registered
Type or Print all Information Below

1. Account Information

_________________________________ (Name of Limited Partner)	_________________________________________________________________________________ (Morgan Stanley & Co. Incorporated Account Number)
Address	____________________________________________________________________________________ (Street)
______________________________________________________________________________________ (City) (State or Province) (Zip Code or Postal Code)
2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs
X _____________________________________________ (Signature)	___________________________________________ (Date)
X _____________________________________________ (Signature)	___________________________________________ (Date)
2.b. Signature of Entity Partner or Assignee
_____________________________________________ (Name of Entity)	By: X ___________________________________________ (Authorized officer, partner, trustee, or custodian. If a corporation, include certified copy of authorized resolution.)
3. Financial Advisor and Branch Manager Use Only
We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.
X ___________________________________________ (Financial Advisor MUST sign)	By: X ___________________________________________ (Branch Manager MUST sign)
___________________________________________ (Branch Telephone Number)	Please enter a SELL order upon receipt of a completed Request for Redemption

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38221-10

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Technical L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Currency L.P.

Supplement to Prospectus dated May 1, 2006

The prospectus dated May 1, 2006 is supplemented by a supplement dated January 18, 2007. You should read the supplement together with the prospectus.

January 18, 2007

38221-20

QuickLinks

TABLE OF CONTENTS
SUMMARY
Break Even Analysis
RISK FACTORS
FIDUCIARY RESPONSIBILITY AND LIABILITY
DESCRIPTION OF CHARGES
USE OF PROCEEDS
THE SPECTRUM SERIES
SELECTED FINANCIAL DATA AND SELECTED QUARTERLY FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Spectrum Select
Spectrum Technical
Spectrum Strategic
Spectrum Global Balanced
Spectrum Currency
THE GENERAL PARTNER
THE TRADING ADVISORS
LITIGATION
THE LIMITED PARTNERSHIP AGREEMENTS
CERTAIN ERISA CONSIDERATIONS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
EXPERTS
PART TWO STATEMENT OF ADDITIONAL INFORMATION
POTENTIAL ADVANTAGES
ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME
Improved Portfolio Efficiency January 1980 through October 2006 U.S. Stocks/Bonds/International Equities/Managed Futures
SUPPLEMENTAL PERFORMANCE INFORMATION
Spectrum Select Fund Asset History
Spectrum Technical Fund Asset History
Spectrum Strategic Fund Asset History
Spectrum Global Balanced Fund Asset History
Spectrum Currency Fund Asset History
Spectrum Select vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison
Spectrum Technical vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison
Spectrum Strategic vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison
Spectrum Global Balanced vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison
Spectrum Currency vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison
Spectrum Select vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison (Rate of Return)
Spectrum Technical vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison (Rate of Return)
Spectrum Strategic vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison (Rate of Return)
Spectrum Global Balanced vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison (Rate of Return)
Spectrum Currency vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison (Rate of Return)
FINANCIAL STATEMENTS INDEX
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF FINANCIAL CONDITION
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF OPERATIONS
MORGAN STANLEY SPECTRUM SERIES STATEMENTS OF CHANGES IN PARTNERS' CAPITAL For the Nine Months Ended September 30, 2006 (Unaudited) and For the Years Ended December 31, 2005, 2004 and 2003
MORGAN STANLEY SPECTRUM SELECT L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM TECHNICAL L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM STRATEGIC L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. STATEMENTS OF CASH FLOWS
MORGAN STANLEY SPECTRUM CURRENCY L.P. STATEMENTS OF CASH FLOWS
INDEPENDENT AUDITORS' REPORT
DEMETER MANAGEMENT CORPORATION (Wholly-owned subsidiary of Morgan Stanley) Purchasers of units in a Spectrum Series partnership will not receive any interest in this company. STATEMENTS OF FINANCIAL CONDITION at August 31, 2006 (Unaudited) and November 30, 2005 and 2004
EXHIBIT A—FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENTS
ACCOUNT INFORMATION AND SIGNATURES
Signatures Must Be Identical to Name(s) in Which Units are Registered Type or Print all Information Below